UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.)

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

EQUITABLE HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

EQUITABLE
HOLDINGS

2024

Proxy Statement and Notice of Annual Meeting of Stockholders

LETTER FROM OUR INDEPENDENT CHAIR

Dear Fellow Stockholder:

Looking Back. 2023 was an inflection point for Equitable Holdings, as it marked its fifth anniversary as a public company, generating Non-GAAP Operating Earnings1 of $1.7 billion and ending the year with $930 billion of assets under management and administration. My fellow Directors and I continue to be inspired by and aligned with the strategic vision of the management team. Collectively, the Board brings diverse perspectives and a deep understanding of the risks and opportunities facing the industry. We are honored to help shape the direction of this respected organization, as management charts the next five years.

Investor Day. At the Company’s May 2023 Investor Day, its first since the 2018 initial public offering, Equitable Holdings reported that it had met each of its IPO commitments and turned the lens forward, announcing its growth strategy and new commitments for cash generation, earnings per share growth and payout ratio.

Annual Meeting. The 2023 annual meeting of stockholders reflected the Company’s successful alignment with investor perspectives on corporate governance and executive compensation matters; all management proposals, including the advisory vote on Say-on-Pay and the Annual Re-election of Directors, garnered high levels of support. Throughout the year, the Board is kept apprised of investor engagement discussions and looks forward to the continuation of these important exchanges.

ESG Reporting. The Board and its Committees continued to stay apprised of certain environmental, social and governance or ESG matters relevant to the Company’s stakeholders. The Company again aligned the timing of the reporting of its ESG initiatives with this 2024 Annual Proxy Statement and the 2023 Annual Report to provide investors and stakeholders with a comprehensive view of important work being done to ensure Equitable is well-positioned to execute its mission over the long term.

We are pleased to invite your virtual participation in the sixth annual meeting of stockholders on May 22, 2024. The accompanying proxy statement includes pertinent information about the meeting agenda and voting and virtual attendance instructions.

On behalf of the Board of Directors, thank you for your ongoing support of Equitable Holdings.

Sincerely, Joan Lamm-Tennant Chair of the Board Equitable Holdings, Inc.

[1]	This is a Non-GAAP measure. More information on this measure and reconciliation to the most comparable U.S. GAAP measure can be found in Appendix A.

April 9, 2024

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

On behalf of the Board of Directors (the “Board”), I cordially invite you to attend the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) of Equitable Holdings, Inc. to be held via the internet through a virtual web conference at www.virtualshareholdermeeting.com/EQH2024, on May 22, 2024, at 8:00 a.m. Eastern Daylight Time.

DATE May 22, 2024 TIME 8:00 a.m., Eastern Daylight Time LOCATION www.virtualshareholdermeeting .com/EQH2024

AGENDA

At the meeting, stockholders will consider and vote on the following matters:

1.  Proposal 1: Election of nine directors for a one-year term ending at the 2025 Annual Meeting of Stockholders;

2.  Proposal 2: Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2024;

3.  Proposal 3: Advisory vote to approve the compensation paid to our named executive officers; and

4.  Any such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

You will be able to attend the Annual Meeting online, vote your shares electronically and submit questions online during the meeting by logging in to www.virtualshareholdermeeting.com/EQH2024 using the 16-digit control number included in your Notice of Internet Availability of the proxy materials, on your proxy card or on any additional voting instructions accompanying these proxy materials. The process for submitting questions during the Annual Meeting is more fully described in the accompanying Proxy Statement. We recommend that you log in a few minutes before the meeting to ensure you are logged in when the meeting starts. We have adopted this technology to expand access to the meeting, improve communications and lower the cost to our stockholders, the Company and the environment.

As always, we encourage you to vote your shares prior to the Annual Meeting.

Our Board recommends that you vote “FOR” the election of each of the nominees named in Proposal 1 of this Proxy Statement and “FOR” each of Proposals 2 and 3. Information about the matters to be acted upon at the Annual Meeting is contained in the accompanying Proxy Statement.

Voting Your Shares

Stockholders of record holding shares of common stock, par value $0.01 per share, of Equitable Holdings, Inc. (“Shares”) as of the close of business on March 28, 2024 (the “Record Date”) are entitled to vote at the Annual Meeting.

Beneficial owners whose Shares are held at a brokerage firm or by a bank or other nominee should follow the voting instructions that they received from the nominee.

This notice is being delivered to the holders of Shares as of the close of business on March 28, 2024, the record date fixed by the Board for the purposes of determining the stockholders entitled to receive notice of and to vote at the Annual Meeting and constitutes notice of the Annual Meeting under Delaware law. Proxy materials or a Notice of Internet Availability were first made available, sent or given to stockholders on or about April 9, 2024.

Internet

Prior to the Annual Meeting

Please log on to www.proxyvote.com and submit a proxy to vote your Shares by 11:59 p.m., Eastern Daylight Time, on May 21, 2024.

During the Annual Meeting

Please log on to /www.virtualshareholdermeeting.com/EQH2024 and submit a proxy to vote your Shares during the Annual Meeting beginning at 8:00 a.m., Eastern Daylight Time, on May 22, 2024.

Telephone Please call the number on your proxy card until 11:59 p.m., Eastern Daylight Time, on May 21, 2024.

Mail

If you received printed copies of the proxy materials, please complete, sign, date and return your proxy card by mail to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717 so that it is received prior to the Annual Meeting.

By Order of the Board of Directors,

José Ramón González

Chief Legal Officer and Secretary

Important Notice Regarding the Availability of Proxy Materials

for the Annual Meeting of Stockholders to be Held on May 22, 2024.

The accompanying Proxy Statement, our 2023 Annual Report to Stockholders, and instructions on how to attend our Annual Meeting are available at https://ir.equitableholdings.com. The Stockholder List will also be available for inspection by appointment during ordinary business hours at the Company’s principal executive offices located at 1345 Avenue of the Americas, New York, NY 10105, during the 10 days prior to the Annual Meeting. To make an appointment, please email corporatesecretary@equitable.com. Any updates or changes relating to the process for inspecting the Stockholder List will be posted on our Investor Relations site, https://ir.equitableholdings.com.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	1

CERTAIN IMPORTANT TERMS

Corporate Entities

As used in this Proxy Statement, “we,” “us,” “our” and the “Company” mean Equitable Holdings, Inc. and its consolidated subsidiaries, unless the context refers only to Equitable Holdings, Inc. (which we refer to as “Holdings,” “Equitable Holdings” or “EQH”) as a corporate entity. We also use the following capitalized terms:

• “AB” or “AllianceBernstein” means AB Holding and ABLP. As of December 31, 2023 Holdings and its subsidiaries maintained an approximate 61% economic interest in AB.

• “AB Corp” means AllianceBernstein Corporation, or the “General Partner” of AB Holding and ABLP. AB Corp is a wholly owned subsidiary of Holdings. AB Holding and ABLP are managed and controlled by the General Partner. The Board of the General Partner acts as the Board of each of AB Holding and ABLP.

• “AB Holding” means AllianceBernstein Holding L.P., a Delaware limited partnership.

• “AB Holding Units” means units representing assignments of beneficial ownership of limited partnership interests in AB Holding.

• “AB Units” means units of limited partnership interests in ABLP.

• “ABLP” means AllianceBernstein L.P., a Delaware limited partnership and the operating partnership for the AB business.

• “Equitable America” means Equitable Financial Life Insurance Company of America, an Arizona corporation and a wholly-owned indirect subsidiary of Holdings.

• “Equitable Financial” means Equitable Financial Life Insurance Company, a New York corporation and a wholly-owned indirect subsidiary of Holdings.

Other Items

• “Certificate of Incorporation” means the Second Amended and Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State on May 24, 2023.

• “Exchange Act” means the Securities Exchange Act of 1934, as amended.

• “FASB” means the Financial Accounting Standards Board.

• “GAAP” means accounting principles generally accepted in the United States of America.

• “General Account” means the assets held in the general accounts of our insurance companies as well as assets held in our separate accounts on which we bear the investment risk.

• “GMxB” is a general reference to all forms of variable annuity guaranteed benefits, including guaranteed minimum living benefits, or GMLBs (such as guaranteed minimum income benefits, guaranteed minimum withdrawal benefits, and guaranteed minimum accumulation benefits), and guaranteed minimum death benefits, or GMDBs (inclusive of return of premium death benefit guarantees).

• “Independent” means, with respect to a director, that the director is “independent” as determined by the Board in accordance with applicable NYSE and SEC listing standards, rules and regulations unless otherwise indicated.

• “Internal Revenue Code” means the Internal Revenue Code of 1986, as amended.

• “IPO” means the initial public offering of shares of common stock of Holdings that took place in 2018.

• “NYSE” means the New York Stock Exchange.

• “OCI” means Other Comprehensive Income.

• “PCAOB” means the Public Company Accounting Oversight Board.

• “Risk-Based Capital (RBC) Ratio” means the ratio of an insurance company’s capital to the minimum amount of capital required for the insurance company to support its operations taking into account its size and risk profile, determined in accordance with rules published by the National Association of Insurance Commissioners.

• “SEC” means the United States Securities and Exchange Commission.

• “Securities Act” means the Securities Act of 1933, as amended.

• “VNB” means Value of New Business.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	1

Proxy Summary

PROXY SUMMARY

This section summarizes important information contained in this Proxy Statement and in our 2023 Annual Report to Stockholders (the “Annual Report”) but does not contain all the information that you should consider when casting your vote. Please review the entire Proxy Statement and Annual Report carefully before voting.

Proposals for Your Vote

Proposal	Board Recommendation	Page(s)

1. Election of nine directors for a one-year term ending at the 2025 Annual Meeting of Stockholders	FOR each of the Board’s nominees	10

2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2024	FOR	15
3. Advisory vote to approve the compensation paid to our named executive officers (the “Say-on-Pay vote”)	FOR	18

Mission and Strategy

Our mission is to help our clients secure their financial well-being so they can pursue long and fulfilling lives. We have been steadfast in this purpose since our journey began as The Equitable Life Assurance Society over 160 years ago.

We aim to be a trusted partner to our clients by providing advice, products and services that help them navigate complex financial decisions. Our financial strength and the quality of our people, their ingenuity and the service they provide help us build relationships of trust with our clients.

We are one of America’s leading financial services companies, preparing clients for their financial futures since 1859 through two complementary and well-established principal franchises – Equitable and AllianceBernstein. Our competitive products, premier distribution platform and investment expertise position us as a leading provider of financial advice, protection, retirement strategies and investment management solutions to Americans.

2	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

Proxy Summary

2023 Business and Financial Performance Highlights

In 2023, we generated solid Non-GAAP Operating Earnings and cash flows. In addition, growth momentum accelerated, and Equitable produced strong net inflows in our Retirement and Wealth Management businesses while delivering a record level of VNB. Our balance sheet remains resilient to market movements, and we ended the year with strong capital ratios and robust holding company liquidity. This is a testament to our disciplined risk management, diversified business model and dedicated employees and advisors, and it enables us to consistently return capital to shareholders.

In 2023, we reported financial results across our six business segments: Individual Retirement, Group Retirement, Investment Management & Research, Protection Solutions, Wealth Management and Legacy. We delivered solid operating performance across the business segments and continued to consistently return capital to stockholders through a period of economic uncertainty and volatile markets. 2023 financial highlights include:

•	Full year cash flow[2] of $1.3 billion, in line with guidance.

•	Full year net income of $1.3 billion and Non-GAAP Operating Earnings[3] of $1.7 billion.

•	Returned $1.2 billion to shareholders during the year, delivering on our 60-70% payout ratio target.

•	Strong organic growth momentum with $5.3 billion of Individual Retirement and Group Retirement net inflows, and $3.0 billion of Wealth Management advisory net inflows.

•

Asset Management’s Retail and Private Wealth channels delivered full year net inflows, which were offset by Institutional net outflows; Institutional pipeline remains strong and ended 2023 at $12 billion.

$1.2 Billion Returned to Stockholders

in 2023

[2]	Cash flow is net dividends and distributions to Equitable Holdings from its subsidiaries.
[3]	This is a Non-GAAP measure. More information on this measure and reconciliation to the most comparable U.S. GAAP measure can be found in Appendix A.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	3

Proxy Summary

Board of Directors Composition

The fundamental duty of our Board is to oversee the strategy and management of our Company for the benefit of our stockholders. It is essential that the Board be composed of directors who are qualified to conduct this oversight. Accordingly, the Board seeks directors who possess a broad range of skills, expertise and perspectives. The composition of our current Board, as reflected in the tables and charts below, demonstrates our commitment to these principles.

Our nominees are listed below. The Board is nominating nine directors for re-election at the 2024 Annual Meeting for a term ending at the 2025 Annual Meeting.

Board Composition Summary

Name	Age	Principal Professional Experience	Independent
Director Nominees*

Joan Lamm-Tennant (Chair)	71	Founder and former Chief Executive Officer of Blue Marble Microinsurance	Yes

Francis Hondal	59	Executive Advisor and President, Loyalty and Engagement, Mastercard Inc, (retired)	Yes

Arlene Isaacs-Lowe	64	Special Advisor and Global Head of Social Responsibility at Moody’s Corporation and President of the Moody’s Foundation (retired)	Yes

Daniel G. Kaye	69	Partner at Ernst & Young (retired)	Yes

Craig MacKay	61	Senior Advisor at England & Company, LLC and Interim President & CEO of Carver Bancorp, Inc.[4]	Yes

Mark Pearson	65	President and Chief Executive Officer of Holdings	No

Bertram L. Scott	73	Senior Vice President of population health of Novant Health, Inc. (retired)	Yes

George Stansfield	64	Deputy Chief Executive Officer and Group General Secretary of AXA S.A.	Yes[5]

Charles G.T. Stonehill	66	Founding Partner of Green & Blue Advisors, LLC	Yes

The average age of our current directors is 65.8 years, with four of nine directors having been appointed in 2020-2023.

[4]

Mr. MacKay was appointed Interim President & CEO of Carver Bankcorp, Inc. (“Carver”), effective October 1, 2023. A national search is being conducted by a major search firm to find a permanent President & CEO to lead Carver.

[5]	The Board determined that Mr. Stansfield was Independent in accordance with applicable NYSE and SEC listing standards, rules and regulations effective April 1, 2024.

4	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

Proxy Summary

Board Skills and Experience

The Board seeks directors who possess a broad range of skills, experience, expertise and perspectives that position the Board to effectively oversee the Company’s strategies and risks. Our directors were carefully selected for their mix of skills and expertise, which align with and facilitate effective oversight of, the Company’s strategy and significant risks. Our directors possess substantive skills and experience in key areas which are relevant to the Board’s oversight of the Company, including the financial services and insurance industries; senior management; audit and accounting; public company board service; risk management; investments; capital markets; compensation and human resources. The tables below showcase the percentage of our current directors possessing each listed skill and provide an individualized breakdown of director qualifications and skills:

Financial Services Senior managers and board members at major financial services companies, including consumer financial services companies and investment banks	Senior Executive Experiences as CEOs, CFOs, COOs, founders, and major business segment leaders

Public Company/Corporate Governance

Experiences as public company board members both at U.S. and international companies, chairing governance committees, and as senior executives with responsibility for governance functions

Audit/Financial Expertise Expertise in understanding and overseeing financial reporting and controls

Risk Management Experiences as senior managers and board members overseeing risk management functions	Insurance Professional backgrounds in the insurance industry and knowledge of insurance products

Finance and Investment Backgrounds in M&A and investment banking, including experience as a senior manager or board member of an investment bank	Legal/Regulatory/Compliance Professional experiences overseeing legal and compliance functions

HR/Talent Experiences directly overseeing HR for major public companies and oversight of talent development and retention as a public company board member	FinTech/Consumer Experiences Backgrounds in emerging financial technologies, expanding access to financial and insurance products and enhancing the customer experience

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	5

Proxy Summary

Summary of Director Qualifications, Skills and Self-Identified Gender, Racial and Ethnicity Information

6	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

Proxy Summary

Director Diversity

The Board believes that a diverse board is better able to effectively oversee our management and strategy and to position the Company to deliver long-term value for our stockholders. Our Board considers diversity, including gender, racial and ethnic diversity, as adding to the overall mix of perspectives of our Board as a whole. In 2022, with its most recent additions of directors Isaacs-Lowe and MacKay, the Board further enhanced its diversity. The following charts and table present the diversity profile of our currently serving board members based on self-reported demographics.

Gender Diversity	Racial or Ethnic Diversity	Overall Diversity: 55% of our current directors are diverse.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	7

Proxy Summary

Corporate Governance Highlights

We regularly review our governance strategy and profile to ensure that it reflects the evolving governance landscape and appropriately serves the best interests of the Company and our stockholders. In 2023, the Board amended the Corporate Governance Guidelines to reduce the number of permitted total public company board appointments for non-executive Directors from five to four (for the avoidance of doubt, a public company for purposes of the Guidelines is a company with publicly traded equity and any controlled subsidiaries are not counted separately).

In April 2024, the Company published its annual ESG Report. The report, which includes Scope 1, 2, and now also Scope 3 (category 6) greenhouse gas emissions data, was published and made available via the ESG Data Center website.

Our corporate governance profile includes:

Shareholder Rights

✓ Single class of voting shares

✓ Annual election of all directors by majority vote with director resignation requirement

✓ No supermajority voting thresholds

✓ No “poison pill”

Board and Committee Practices

✓ Majority independent Board of Directors

✓ Independent Chair

✓ Independent Audit, Compensation and Talent, Nominating and Corporate Governance, and Finance and Risk committees

✓ Annual Board and committee performance evaluations

✓ Regular engagement with holders representing a significant number of shares outstanding

✓ Director mandatory retirement policy (age 75)

✓ Director over-boarding policy (no more than four public company boards for non-executive Directors)

ESG

✓ Our ESG Data Center includes ESG information aligned with the Sustainability Accounting Standards Board (“SASB”) standards and Taskforce on Climate-related Financial Disclosures (“TCFD”) recommendations

8	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

Proxy Summary

2023 Executive Compensation Highlights

The overriding goal of the EQH Compensation Program continued to be to attract, retain and motivate top performing executives dedicated to our long-term financial and operational success. 2023 highlights include:

No material changes to overall program design. Given the 96.5% level of support received from stockholders in 2023 for our existing program, as well as to ensure consistency in our practices, we did not make any material changes to the EQH Compensation Program design for 2023; however, we did make certain modifications to our STIC Program, described directly below. Our compensation program consists of a carefully chosen mix of fixed and at-risk components intended to reward long-term value creation, ensure alignment with our long-term financial success and facilitate the attraction, motivation and retention of top talent, as shown under “Program Components.”

Added Free Cash Flow as a metric to our Short-Term Incentive Compensation Program (“STIC Program”) and Widened the Minimum and Maximum Payout Ranges for Non-GAAP Operating Earnings and Value of New Business (“VNB”). Our STIC Program drives short-term (one-year) performance for participants in the EQH Compensation Program. The current program was established in 2018 and is reviewed on an annual basis to ensure the program design is effective and in line with current public company market standards. Free Cash Flow was added to the 2023 STIC Program so that the 2023 STIC Program would include a link to longer-term sustainable earnings growth, intended to hold management accountable for the metrics we communicate to both investors and the market as the most important to the Company. The Free Cash Flow performance metric was added with a metric weighting of 25%; the metric weighting for Non-GAAP Operating Earnings was reduced to 25% (previously 50%), and the metric weightings for both VNB (25%) and Strategic Initiatives (25%) remained unchanged, such that each of the four 2023 STIC Program metrics are weighted at 25% each. We also widened the minimum and maximum thresholds for payout to be +/- 25% from target for both Non-GAAP Operating Earnings (previously +/- 20%) and VNB (previously +/- 15%) to reflect sensitivities to markets which are outside of management control and to better align with peer practices. For more information on the new Free Cash Flow metric, see page 32 under “Performance Objectives.”

Continued focus on pay for performance. The total direct compensation for participants in the EQH Compensation Program continued to align with our pay-for-performance culture in 2023. A substantial majority of a participant’s compensation is contingent on Company performance as well as an assessment of the participant’s overall contribution to that success. Total direct compensation consisted of a mix of fixed (base salary) and variable (annual cash incentive and equity-based awards) components as shown in “2023 Total Direct Compensation.”

Continued balance of equity vehicles with expansion of the Total Shareholder Return (“TSR”) peer group for 2023. As in prior years, 2023 annual equity grants consisted of Performance Shares based on TSR (60%) and time-based Restricted Stock Units (“RSUs”) (40%). The TSR peer group was updated for the 2023 grants to reflect the addition of one new peer company, Jackson Financial, Inc.

Important Information Regarding the Meeting Location

The Annual Meeting scheduled for May 22, 2024, at 8:00 am EDT will be held by means of remote communication. To attend and participate in the Virtual Annual Meeting, stockholders will need to access the live audio webcast of the meeting. To do so, stockholders of record will need to visit www.virtualshareholdermeeting.com/EQH2024 and use their 16-digit control number provided in the Notice to log in to this website, and beneficial owners of shares held in street name will need to follow the instructions provided by the broker, bank or other nominee that holds their shares. We encourage stockholders to log in to this website and access the webcast before the Virtual Annual Meeting’s start time. This website will also have further instructions on how to attend, participate in and vote at the Virtual Annual Meeting.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	9

PROPOSAL 1: Election of Directors

PROPOSAL 1: ELECTION OF DIRECTORS

The Board proposes that the following nine nominees be elected at the Annual Meeting, each of whom will hold office until the 2025 Annual Meeting or until their successors are elected or have been qualified: Joan Lamm-Tennant (Chair), Francis A. Hondal, Arlene Isaacs-Lowe, Daniel G. Kaye, Craig MacKay, Mark Pearson, Bertram L. Scott, George Stansfield and Charles G.T. Stonehill. Each of the nominees is currently a director of the Company, and each has consented to being named in this Proxy Statement and agreed to service if elected. The Board believes that each of these nominees continues to have the necessary skills and experience to effectively oversee our business.

A biography of each director nominee and a description of each director’s skills and qualifications follow this proposal.

The Board recommends that you vote FOR the election of each of Joan Lamm-Tennant, Francis A. Hondal, Arlene Isaacs-Lowe, Daniel G. Kaye, Craig MacKay, Mark Pearson, Bertram L. Scott, George Stansfield and Charles G.T. Stonehill.

Unless otherwise instructed, the proxyholders will vote proxies FOR the nominees of the Board. The Board has no reason to believe that any of its nominees will be unable or unwilling to serve if elected. However, if any of the Board’s nominees should become unable for any reason or unwilling for good cause to serve as a director at any point before the Annual Meeting or any adjournment or postponement of the meeting, the Board may reduce the size of the Board or nominate another candidate for election as a director. If the Board nominates a new candidate, the proxyholders will use their discretion to vote for that candidate.

Nominees for Election as Directors for a Term Expiring in 2025

Joan Lamm-Tennant, Independent Chair of the Board of Directors

Director since: 2020 Age: 71 Committees Executive (Chair)

Professional Experience: Ms. Lamm-Tennant has been a director since January 2020 and Independent Chair of the Board since October 2021. Ms. Lamm-Tennant founded Blue Marble Microinsurance and served as its CEO from 2015 to 2020. She was also previously Adjunct Professor, International Business at The Wharton School of the University of Pennsylvania from 2006 to 2015, and a Professor of Finance at Villanova University from 1989 to 2000. Ms. Lamm-Tennant has served in a series of senior leadership positions in the insurance industry during her career, including as Head of Enterprise Risk Management and Advisor to the Chief Risk Officer at Marsh & McLennan Companies, Inc., Global Chief Economist and Risk Strategist at Guy Carpenter, and President of a Risk and Capital Advisory unit advising global clients of General Reinsurance. Ms. Lamm-Tennant also serves on the Boards of Directors of Ambac Financial Group, Inc. (NYSE: AMBC) and Element Fleet Management Corp (TSX: EFN).

Skills and Qualifications: Significant insurance industry, fintech, finance and management expertise, as well as academic experience, having held global business leadership roles and having had a distinguished career as a professor of finance and economics; expertise as an audit committee financial expert; experience as a director of other public companies.

Other Equitable Holdings

Franchise Directorships: Equitable Financial (2020-), Equitable America (2020-), AllianceBernstein Corporation (2021-)

10	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

PROPOSAL 1: Election of Directors

Francis A. Hondal, Independent Director

Director since: 2020 Age: 59 Committees Compensation and Talent Finance and Risk

Professional Experience: Ms. Hondal joined the Board in September 2020. Until December 31, 2022 she held the position of Executive Advisor and member of the management committee of Mastercard Inc., and previously served in a variety of senior leadership positions having first joined Mastercard in 2011, including as President, Loyalty and Engagement (2018 to 2022); Executive Vice President of Loyalty, Marketing and Digital Services (2017); Executive Vice President, Global Credit and Global Loyalty Solutions (2015 to 2017); and Group Executive, Global Products and Solutions, Latin America and Caribbean (2011 to 2015). Previously, she was the Founder of Increventi Corp., an international business development and marketing consultancy, and enjoyed a 17-year career at American Express where she held various senior level regional and global general management roles within Consumer Products, Insurance and Finance. She began her professional career at Barnett Bank of Florida, as a Corporate Banking Officer, specializing in business development across various industries. Ms. Hondal joined the Board of Directors of Bath & Body Works, Inc. (NYSE: BBWI) (f/k/a L Brands, Inc.) in March 2021.

Skills and Qualifications: Expertise in consumer financial products, customer experiences; finance, marketing, and international and general management; extensive senior leadership experience in the financial services industry.

Other Equitable Holdings

Franchise Directorships: Equitable Financial (2020-), Equitable America (2020-)

Arlene Isaacs-Lowe, Independent Director

Director since: 2022 Age: 64 Committees Audit Compensation and Talent Nominating and Corporate Governance

Professional Experience: Ms. Isaacs-Lowe has been a director since July 2022. She joined the Board after having spent almost four decades as a respected global leader in driving growth and profitability for major firms throughout the financial services sector. During her nearly 25-year career at Moody’s, Ms. Isaacs-Lowe most recently served as Special Advisor to the Executive Leadership Team (2021-2022), having previously served as Global Head of Corporate and Social Responsibility and as President of The Moody’s Foundation (2017-2021). She also led business development and client relationship management efforts for Moody’s Investors Service Commercial operations teams across Europe, the Middle East and Africa and for Moody’s Financial Institutions, Real Estate, Public, and Project and Infrastructure Finance franchises in the U.S. Prior to joining Moody’s, Ms. Isaacs-Lowe served as CFO of Equinox Realty Advisors, a boutique real estate investment advisory firm and was a portfolio manager for MetLife Realty Group.

Ms. Isaacs-Lowe brings to the Board her knowledge of investment management, capital markets and expertise in enterprise risk management, building multi-disciplinary teams and integrating environmental, social and governance strategies that drive long-term value. She currently serves as a director of Xenia Hotels & Resorts, Inc. (NYSE: XHR) and Compass Group PLC (LSE: CPG).

Skills and Qualifications: Expertise as an audit committee financial expert. Extensive senior leadership experience in the financial services industry honed over a nearly 40-year career.

Other Equitable Holdings

Franchise Directorships: Equitable Financial (2022-), Equitable America (2022-)

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	11

PROPOSAL 1: Election of Directors

Daniel G. Kaye, Independent Director

Director since: 2018 Age: 69 Committees Audit (Chair) Nominating and Corporate Governance (Chair) Finance and Risk

Professional Experience: Mr. Kaye has been a director since 2018. From 2013 to 2014, Mr. Kaye served as Interim Chief Financial Officer and Treasurer of HealthEast Care System (“HealthEast”). Prior to joining HealthEast, Mr. Kaye spent 35 years with Ernst & Young LLP (“Ernst & Young”) from which he retired in 2012. Throughout his time at Ernst & Young, where he was an audit partner for 25 years primarily serving the financial services industry, Mr. Kaye enjoyed a track record of increasing leadership and responsibilities, including serving as the New England Managing Partner and the Midwest Managing Partner of Assurance. Since 2019, Mr. Kaye has been a director of CME Group, Inc. (NASDAQ: CME).

Skills and Qualifications: Certified Public Accountant and National Association of Corporate Directors (NACD) Board Leadership Fellow; expertise as an audit committee financial expert; extensive financial services and insurance industry experience; extensive knowledge and experience in accounting, auditing and financial matters developed through leadership roles at Ernst & Young and HealthEast and as a director of Holdings, and CME.

Other Equitable Holdings

Franchise Directorships: Equitable Financial (2015-), Equitable America (2015-), AllianceBernstein Corporation (2017-)

Craig MacKay, Independent Director

Director since: 2022 Age: 61 Committees Audit Finance and Risk

Professional Experience: Mr. MacKay has been a director since June 2022. His extensive experience in private finance and governance spans over three decades, including dozens of acquisition financings, leveraged recapitalizations and refinancings across a broad spectrum of industries including financial services, business services, retail and technology. Mr. MacKay is currently a Senior Advisor at England & Company LLC, an independent investment bank where he previously served as a Partner from 2012 until his retirement in 2022. Mr. MacKay also serves as Interim President & CEO of Carver Bancorp, Inc. (“Carver”) (NASDAQ: CARV) one of the largest African American-operated banks in the United States.[6] Mr. MacKay previously headed the Private Finance and High Yield Capital Markets Origination Groups at SunTrust Robinson Humphrey. He was also the founder and managing member of HNY Associates, LLC, an investment banking boutique. Mr. MacKay began his professional experience at Bankers Trust Company and holds degrees from The Wharton School at The University of Pennsylvania (BS, MBA).

Mr. MacKay brings to the Board a passion for the industry and a proven track record of delivering sustained value within financial services. He has key leadership and governance experience, including as a Board Director for Carver. Mr. MacKay also serves as an independent Trustee of the Pioneer Funds, the U.S. funds managed by Amundi Asset Management US, Inc.

Skills and Qualifications: Expertise as an audit committee financial expert; extensive finance, investment, and management expertise; fintech/consumer, risk management, senior executive, corporate governance and talent development experience as well as experience as a director of other public reporting companies.

Other Equitable Holdings

Franchise Directorships: Equitable Financial (2022-), Equitable America (2022-)

[6]

Mr. MacKay was appointed Interim President & CEO of Carver, effective October 1, 2023. In connection with Mr. MacKay’s appointment, Carver entered into an employment agreement (the “Agreement”) with Mr. MacKay. Pursuant to the terms of the Agreement, effective April 1, 2024, Mr. MacKay’s employment is month-to-month. Mr. MacKay’s employment will terminate on the earlier of the appointment of a permanent President & CEO of Carver or the provision of a written notice by either party to the Agreement establishing an expiration date. A national search is being conducted by a major search firm to find a permanent President & CEO to lead Carver.

12	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

PROPOSAL 1: Election of Directors

Mark Pearson

Director since: 2011 Age: 65 Committees: Executive

Professional Experience: Mr. Pearson has been a director and served as our President and Chief Executive Officer since 2011. From 2008 to 2011, he was the President and CEO of AXA Japan Holding Co. Ltd. (“AXA Japan”). Mr. Pearson joined AXA in 1995 with the acquisition of National Mutual Holdings and was appointed Regional Chief Executive of AXA Asia Life in 2001. Before joining AXA, Mr. Pearson spent approximately 20 years in the insurance sector, assuming several senior manager positions at Hill Samuel, Schroders, National Mutual Holdings and Friends Provident. Mr. Pearson is a Fellow of the Chartered Association of Certified Accountants. Mr. Pearson also serves as CEO and a director of Equitable Financial and Equitable America and has been a director of AllianceBernstein Corporation since 2011.

Skills and Qualifications: Diverse financial services experience developed through service as an executive, including as President and CEO of Holdings and CEO of AXA Japan and other AXA affiliates; extensive global insurance industry experience.

Other Equitable Holdings

Franchise Directorships: Equitable Financial (2011-), Equitable America (2011-), AllianceBernstein Corporation (2011-)

Bertram L. Scott, Independent Director
Director since: 2019 Age: 73 Committees: Compensation and Talent (Chair) Nominating and Corporate Governance

Professional Experience: Mr. Scott has been a director since 2019. Mr. Scott previously served as Senior Vice President of population health of Novant Health, Inc. from 2015 to 2019, and prior to that as President and Chief Executive Officer of Affinity Health Plan; as President, U.S. Commercial of CIGNA Corporation; as Executive Vice President, Chief Institutional Development and Sales Officer of TIAA-CREF; and as President and Chief Executive Officer of TIAA-CREF Life Insurance Company. Mr. Scott is currently Lead Director of the Board of Directors of Becton, Dickinson and Company (NYSE: BDX), and a member of the Boards of Lowe’s Companies, Inc. (NYSE: LOW) and Dollar Tree, Inc. (Nasdaq: DLTR).

Skills and Qualifications: Expertise as an audit committee financial expert and strong strategic and operational expertise acquired through the variety of executive roles, including insurance industry and financial services experience; experience as a director of public companies.

Other Equitable Holdings

Franchise Directorships: Equitable Financial (2012-18, 2019-), Equitable America (2019-)

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	13

PROPOSAL 1: Election of Directors

George Stansfield, Independent Director
Director since: 2017 Age: 64 Committees: None

Professional Experience: Mr. Stansfield has been a director since 2017. Mr. Stansfield has been Deputy Chief Executive Officer (Directeur Général Adjoint) of AXA since 2017, and since 2016, he has been Group General Secretary and a member of AXA’s Management Committee. Previously, he served as AXA’s Head of Group Human Resources and Group General Counsel. Mr. Stansfield holds various directorships within AXA, including as Chairman of AXA France, Chair of the Supervisory Board of AXA Liabilities Managers (France) and GIE AXA (France), member of the Advisory Council of AXA Venture Partners (France) and director or Management Committee member of AXA ASIA (France) and AXA Life Insurance Co Ltd. (Japan).

Skills and Qualifications: Extensive experience and knowledge and key leadership skills developed through service as an executive, including experience as AXA’s Group General Secretary and Head of Group Human Resources and perspective as a member of AXA’s Management Committee.

Other Equitable Holdings

Franchise Directorships: Equitable Financial (2017-), Equitable America (2017-)

Charles G.T. Stonehill, Independent Director
Director since: 2018 Age: 66 Committees: Finance and Risk (Chair)

Professional Experience: Mr. Stonehill has been a director since 2018. Mr. Stonehill is currently Founding Partner of Green & Blue Advisors LLC, a position he has held since 2011. During his extensive financial services career, Mr. Stonehill has held senior leadership positions with Lazard Frères & Co., LLC, Credit Suisse First Boston, Morgan Stanley & Co. and JPMorgan. Mr. Stonehill previously served as a director of Julius Baer Group Ltd. and Bank Julius Baer & Co. Ltd. Mr. Stonehill currently serves as a member of the Supervisory Board of Deutsche Börse AG (OTCMKTS: DBOEY) and as a member of the Board of Strangeworks Inc., a private technology company.

Skills and Qualifications: Expertise and distinguished track record of success in the financial services industry and over 40 years’ experience in energy markets, investment banking and capital markets; experience as a director of other public companies.

Other Equitable Holdings

Franchise Directorships: Equitable Financial (2017-), Equitable America (2017-18, 2019-), AllianceBernstein Corporation (2019-)

14	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm

PROPOSAL 2: RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm (“independent auditor”) and annually evaluates the independent auditor’s qualifications, performance and independence.

The Audit Committee has appointed PricewaterhouseCoopers LLP (“PwC”) as our independent auditor for the fiscal year ending December 31, 2024. PwC has served as the independent auditor for the Company since 1993. PwC’s background knowledge of the Company, combined with its industry expertise, has enabled it to carry out its audits of our financial statements and the effectiveness of our internal controls over financial reporting with effectiveness and efficiency. The members of the Audit Committee believe that the continued retention of PwC as our independent auditor is in the best interest of Holdings and its stockholders. In determining whether to reappoint PwC, the Audit Committee considered factors such as:

•	PwC’s independence and objectivity;

•	PwC’s and the lead engagement partner’s capability and expertise in handling the breadth and complexity of our operations;

•	PwC’s tenure as independent auditor for the Company and institutional knowledge of our business and operations, accounting policies and financial systems, and internal control framework;

•	historical and recent performance of PwC, including the extent and quality of communications with members of the Audit Committee; and

•	the impact of a change in the independent auditor.

The Audit Committee is involved in the selection of PwC’s lead engagement partner and ensures that the lead partner’s engagement is limited to no more than five consecutive years of service (in accordance with SEC rules). The current lead engagement partner commencing with the start of the audit of the 2023 financial statements was selected in 2021 following a process which allowed for the consideration of multiple candidates. The lead engagement partner is eligible to serve in this capacity through the completion of the audit of the 2027 financial statements.

We request that our stockholders ratify the appointment of PwC as our independent auditor for fiscal year 2024. If the stockholders do not ratify such appointment, the Audit Committee will take note and may reconsider its retention of PwC. If such appointment is ratified, the Audit Committee will still have the discretion to replace PwC at any time during the year. Representatives of PwC are expected to be present at the Annual Meeting and will have the opportunity to make a statement. They will also be available to respond to questions from stockholders regarding their audit of our consolidated financial statements for fiscal year 2023.

The Board recommends that stockholders vote FOR the ratification of the appointment of PwC as our independent registered public accounting firm for fiscal year 2024.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	15

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm

Fees Paid to PricewaterhouseCoopers LLP

The following table sets forth the fees paid by the Company to PwC for professional services rendered for the fiscal year ended December 31, 2023. Audit amounts are presented on an accrual basis and cover services performed for the year under audit, regardless of the calendar year in which they were performed. All other fees are presented on an as incurred basis.

Fees (in Millions)	2023	2022
Audit Fees(1)	$25.0	$25.3
Audit-Related Fees(2)	$7.7	$8.0
Tax Fees(3)	$3.8	$2.0
All Other Fees(4)	$0.1	$2.8
Total	$36.6	$38.1

(1)

Audit Fees. Fees and related expenses billed for annual financial statement audits, and quarterly review services that are customary for the independent auditor to render an opinion. The amounts also include audit fees of $7.9 million and $7.4 million for 2023 and 2022, respectively, that were paid directly by AB to PwC.

(2)

Audit-Related Fees. Fees and related expenses billed for assurance and related services that are reasonably related to the audit or review of the Company’s financial statements and for other services that are traditionally performed by the independent auditor. These services include employee benefit plan audits, due diligence procedures, comfort letters and accounting advisory services. The amounts also include audit- related fees and related expenses of $3.7 million and $3.4 million for 2023 and 2022, respectively, that were paid directly by AB to PwC.

(3)

Tax Fees. Fees and related expenses billed for permitted tax services, including tax compliance, tax advice, and tax planning and preparation. The amounts also include tax fees of $2.9 million and $1.6 million for 2023 and 2022, respectively, which were paid directly by AB to PwC.

(4)	All Other Fees. Fees and related expenses billed for other permitted non-audit services.

Audit Committee Pre-Approval Policy

The charter of the Audit Committee requires its pre-approval of all audit and permitted non-audit services provided to the Company by the independent auditor to ensure that the provision of such services does not impair the auditor’s independence. Accordingly, the Audit Committee has adopted the Equitable Holdings, Inc. Audit Committee Pre-Approval of Independent Auditors Services Policy (the “Pre-Approval Policy”) which sets forth pre-approval procedures. Pursuant to the Pre-Approval Policy, the committee will pre-approve the annual audit services and may also pre-approve audit-related, tax and permissible non-audit services that it believes would not impair the independence of the auditor.

The Pre-Approval Policy delegates authority to the Audit Committee of the Board of Directors of AllianceBernstein, which consists entirely of independent directors and for which Director Stonehill serves as Chair, to pre-approve audit and non-audit services provided to AB. In addition, the Pre-Approval Policy delegates authority to the Audit Committee Chair to pre-approve audit and non-audit services provided to the Company where the amounts involved do not exceed $200,000. Each quarter, the specific details and related fees for the audit and non-audit service projects completed in the prior quarter and any pre-approval decisions made pursuant to delegated authority under the Pre-Approval Policy are reported to the Audit Committee.

Audit Committee Report

The Audit Committee operates under a written charter adopted by the Board. The Audit Committee currently consists of three directors, each of whom are independent directors (Daniel G. Kaye, Arlene Isaacs-Lowe, and Craig MacKay).

The Board has determined that all three members of the Audit Committee have the requisite experience to be designated an audit committee financial expert as such term is defined under Item 407(d)(5) of Regulation S-K under the Securities Act and the applicable standards of the NYSE.

Management is responsible for the preparation and presentation of the Company’s financial statements and the reporting process, for its accounting policies and procedures, and for the establishment of effective internal controls and procedures.

16	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

PROPOSAL 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The primary duties of the Audit Committee are to (i) assist the Board in overseeing (a) the quality and integrity of our financial statements, (b) our systems of internal control over financial reporting, (c) the qualifications, independence and performance of our independent auditor, (d) our accounting, financial and external reporting policies and practices, (e) the performance of our internal audit function and (f) our compliance with legal and regulatory requirements, including without limitation any requirements promulgated by PCAOB and FASB; (ii) prepare the report of the Audit Committee required to be included in our annual proxy statement; and (iii) exercise an oversight function, as contemplated by the Implementation Guide of the National Association of Insurance Commissioners for the Annual Financial Reporting Model Regulation, over the statutory financial reporting (or other accepted financial reporting practice permitted by the applicable regulator) of certain insurance and captive reinsurance company subsidiaries.

The independent auditor is responsible for performing an independent audit of our financial statements and, as required, our internal control over financial reporting, in each case, in accordance with standards established by the PCAOB, and the independent auditor issues a report with respect to the audit. This report includes critical audit matters, which are audit matters that were communicated or required to be communicated to the Audit Committee that (i) relate to accounts or disclosures that are material to our financial statements and that (ii) involve especially challenging, subjective, or complex auditor judgment. The independent auditor must also express an opinion as to the conformity of our financial statements with generally accepted accounting principles and the effectiveness of our internal control over financial reporting. The independent auditor regularly affirms to the Audit Committee that it remains independent from the Company. The Audit Committee regularly meets with the independent auditor, both in general session and in executive session, to discuss our financial reporting processes, internal control over financial reporting, disclosure controls and procedures, required communications to the Audit Committee, the critical audit matters arising from the current period audit of the financial statements, fraud risks and any other matters that the Committee or the independent auditor deem appropriate.

More information on the Audit Committee and its responsibilities is included in the Audit Committee Charter available on our website at https://ir.equitableholdings.com.

In the performance of its oversight function, the Audit Committee has reviewed and discussed our audited consolidated financial statements for fiscal year 2023 with each of management and the independent auditor. The Audit Committee and the independent auditor have also discussed the matters required to be discussed by them under the applicable rules of the PCAOB. Each year management and the Audit Committee undertake a formal evaluation of the independent auditor and meet with auditor to share ideas on improving the effectiveness and efficiency of the audit process. The Audit Committee also received from our independent auditor those written disclosures and letters required by the applicable rules of the PCAOB, as currently in effect, regarding the firm’s communications with the Audit Committee relating to independence, and it has discussed the independent auditor’s independence and qualifications with the independent auditor.

Based on the review and discussions described in this Audit Committee Report, the Audit Committee recommended to the Board that the audited financial statements for fiscal year 2023 be included in our Annual Report on Form 10-K for the year ended December 31, 2023 for filing with the SEC.

Audit Committee

Daniel G. Kaye (Chair)

Arlene Isaacs-Lowe (since April 10, 2023)

Craig MacKay

Kristi A. Matus7 (until April 10, 2023)

[7]	Ms. Matus’s service on the Board concluded at the 2023 Annual Meeting

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	17

PROPOSAL 3: Advisory Vote on Executive Compensation

PROPOSAL 3: ADVISORY VOTE ON EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act, we are providing our stockholders with a non-binding advisory vote on the compensation paid to our named executive officers. This advisory vote is also referred to as the “say-on-pay” advisory vote. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Details on our compensation approach are described in the Compensation Discussion and Analysis and the accompanying compensation tables and narrative discussion.

The Compensation and Talent Committee has implemented an executive compensation program that is intended to align the interests of our executive officers with those of our stockholders. A substantial majority of our named executive officers’ compensation is in the form of variable, at-risk compensation that requires us to achieve performance objectives that are intended to create long-term stockholder value. Furthermore, we align our executives’ interests with those of our stockholders by utilizing metrics in our short- and long-term incentive programs that are tied to performance outcomes that will enhance stockholder value.

We are asking stockholders to approve the following resolution:

RESOLVED, that the compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative disclosure, is hereby APPROVED.

We believe it is important to understand the views of our stockholders with respect to how we compensate our named executive officers. Although this vote is advisory, the Compensation and Talent Committee intends to consider the results of the vote, as well as other relevant factors, as part of its ongoing oversight of our executive compensation program.

The Board recommends that stockholders vote FOR the approval of the compensation of our named executive officers, as disclosed in this Proxy Statement.

18	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

Executive Compensation

EXECUTIVE COMPENSATION

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	19

Executive Compensation

2023 Performance Highlights

OUR BUSINESS

We are one of America’s leading financial services companies and our mission is to help our clients secure their financial well-being so they can pursue long and fulfilling lives. We have been steadfast in this purpose since our journey began as The Equitable Life Assurance Society over 160 years ago. In 2023, we reported financial results across six business segments: Individual Retirement, Group Retirement, Investment Management & Research, Protection Solutions, Wealth Management and Legacy.

2023 PERFORMANCE

In 2023, we delivered solid operating performance across our business segments and continued to consistently return capital to stockholders through a period of economic uncertainty and volatile markets. 2023 financial highlights include:

•	Full year cash flow[8] of $1.3 billion, in line with guidance.

•	Full year net income of $1.3 billion and Non-GAAP Operating Earnings[9] of $1.7 billion.

•	Returned $1.2 billion to shareholders during the year, delivering on our 60-70% payout ratio target.

•	Strong organic growth momentum with $5.3 billion of Individual Retirement and Group Retirement net inflows, and $3.0 billion of Wealth Management advisory net inflows.

•

Asset Management’s Retail and Private Wealth channels delivered full year net inflows, which were offset by Institutional net outflows; Institutional pipeline remains strong and ended 2023 at $12 billion.

[8]	Cash flow is net dividends and distributions to Equitable Holdings from its subsidiaries.
[9]	This is a Non-GAAP measure. More information on this measure and reconciliation to the most comparable U.S. GAAP measures can be found in Appendix A.

20	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

Executive Compensation

 Net Income of $1.3 billion and Non-GAAP Operating Earnings of $1.7 billion.10

 Assets under management and administration (“AUM/A”) of $930 billion, up 13% year-over-year.

 Returned $1.2 billion to stockholders in the form of dividends and share repurchases for 2023

[10]

Net Income and Non-GAAP Operating Earnings have been restated for 2022 in accordance with the implementation of the Long Duration Targeted Improvements (“LDTI”) accounting standard, which was effective January 2023.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	21

Executive Compensation

 Delivered positive net flows in our core businesses

•

Individual Retirement reported record full year net inflows of $5.6 billion, and first year premiums were up 24% over the prior year, attributable to growth in our industry leading spread-based Annuity product. Registered Index Linked.

•	Group Retirement reported full year net outflows of $256 million. The tax-exempt channel, which includes Equitable’s industry leading K-12 educators offering, reported net inflows of $365 million.

•

Investment Management and Research (AllianceBernstein) reported full year net outflows of $7.0 billion, with Institutional channel outflows partially offset by organic growth in Retail and Private Wealth.

•

Wealth Management reported full year advisory net inflows of $3.0 billion as the business continues to shift toward fee-based advice; ended 2023 with approximately 750 dedicated wealth planners, up 7% over the prior year.

Important Note: This Proxy Statement includes certain non-GAAP financial measures which are used as performance measures in our incentive compensation programs, including Non-GAAP Operating Earnings. More information on these measures and a reconciliation of Non-GAAP Operating Earnings to the most comparable U.S. GAAP measure can be found in Appendix A.

22	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

Executive Compensation

2023 Executive Compensation Highlights

The overriding goal of the EQH Compensation Program continues to be to attract, retain and motivate top-performing executives dedicated to our long-term financial and operational success.

Executive Summary

No material changes to overall program design. Our compensation program consists of a carefully chosen mix of fixed and at-risk components intended to reward long-term value creation, ensure alignment with our long-term financial success and facilitate the attraction, motivation and retention of top talent, as shown under “Program Components.” The existing program ties the financial interests of our executive management with that of our shareholders and received a high level of support from shareholders (96.5%) in 2023. As such, we did not make any material changes to the EQH Compensation Program design for the 2023 performance year.

Added Free Cash Flow as a metric to our Short-Term Incentive Compensation Program (“STIC Program”) and Widened the Minimum and Maximum Payout Ranges for Non-GAAP Operating Earnings and Value of New Business (“VNB”). Our STIC Program drives short-term (one-year) performance for participants in the EQH Compensation Program. The current program was established in 2018 and is reviewed on an annual basis to ensure the program design is effective and in line with current public company market standards. Free Cash Flow was added to the 2023 STIC Program so that the 2023 STIC Program would include a link to longer-term sustainable earnings growth, intended to hold management accountable for the metrics we communicate to both investors and the market as the most important to the Company. The Free Cash Flow performance metric was added with a metric weighting of 25%; the metric weighting for Non-GAAP Operating Earnings was reduced to 25% (previously 50%), and the metric weightings for both VNB (25%) and Strategic Initiatives (25%) remained unchanged, such that each of the four 2023 STIC Program metrics are weighted at 25% each. We also widened the minimum and maximum thresholds for payout to be +/- 25% from target for both Non-GAAP Operating Earnings (previously +/- 20%) and VNB (previously +/- 15%) to reflect sensitivities to markets which are outside of management control and to better align with peer practices. For more information on the new Free Cash Flow metric, see page 32 under “Performance Objectives.”

Continued focus on pay for performance. The total direct compensation for participants in the EQH Compensation Program continued to align with our pay-for-performance culture in 2023. A substantial majority of a participant’s compensation is contingent on Company performance as well as an assessment of the participant’s overall contribution to that success. Total direct compensation consisted of a mix of fixed (base salary) and variable (annual cash incentive and equity-based awards) components as shown in “2023 Total Direct Compensation.”

Continued balance of equity vehicles with expansion of the Total Shareholder Return (“TSR”) peer group for 2023. As in prior years, 2023 annual equity grants consisted of Performance Shares based on TSR (60%) and time-based Restricted Stock Units (“RSUs”) (40%). The TSR peer group was updated for the 2023 grants to reflect the addition of one new peer company, Jackson Financial, Inc.

Continued focus on corporate governance. In 2023, we continued to follow good corporate governance practices for executive compensation matters, as shown in “Corporate Governance Practices.”

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	23

Executive Compensation

2023 Total Direct Compensation

The following charts reflect the pay mix for our CEO and the average pay mix for the other participants in the 2023 EQH Compensation Program.

CEO Compensation

Other MC Compensation

24	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

Executive Compensation

Program Components

Component	Description	Purpose

Total Direct Compensation

Base Salary	Fixed compensation based on a variety of factors reflecting career experience, scope of responsibilities and individual performance	Fairly and competitively compensate executives for their positions and the scope of their responsibilities

Short-Term Incentive Compensation	Variable annual cash incentive award determined based on performance relative to corporate and individual goals	Focus executives on annual corporate and business unit goals that, when attained, drive our success

Equity-Based Awards	Variable awards consisting of equity grants subject to performance and time-based vesting requirements determined based on the importance of retention, market data and other factors	Reward shareholder value creation and ensure alignment with our long-term financial success

Other Compensation and Benefits

Retirement, Health and Welfare and other Plans and Programs	Retirement savings, financial protection and other compensation and benefits providing long-term financial support and security for employees	Attract and retain high caliber executives by offering programs to all employees that assist with long-term financial support and security

Termination Benefits

Severance Benefits	Temporary income payments and other benefits for certain terminations of employment	Provide competitive total compensation packages

Change-in-Control Benefits	Benefits in the event of a termination related to a change in control	Retain executives and incent efforts to maximize stockholder value during a change in control

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	25

Executive Compensation

Corporate Governance Practices

We are committed to reviewing our program each year to ensure that it reflects stockholder feedback and continues to comport with strong governance principles, incentivizes excellent performance and aligns executives’ financial interests with those of our stockholders.

What We Do	What We Don’t Do

✓ Link a substantial majority of executive pay to performance criteria

✓ Require executives and directors to meet stock ownership guidelines

✓ Require clawbacks for incentive awards, including for conduct that causes reputational harm

✓ Provide equity-based awards that are balanced between full value awards and performance-based awards

✓ Provide the majority of long-term incentive awards in Performance Shares

✓ Provide that all long-term incentive awards are granted and settled in equity

✓ Receive advice from an independent consultant

✓ Require a minimum vesting period of at least one year for annual equity-based awards to executives

✓ Use a balanced mix of performance metrics to mitigate risk

&#x02717 Reprice underwater stock options without stockholder approval

&#x02717 Allow executives and directors to hedge or pledge Company securities

&#x02717 Provide dividends or dividend equivalents with respect to stock options

&#x02717 Provide executives with excessive perquisites

&#x02717 Provide multi-year guaranteed incentive awards

&#x02717 Provide excise tax gross-ups upon change in control

&#x02717 Provide “single trigger” vesting of change in control benefits

&#x02717 Allow liberal share recycling under our active equity plan

26	Notice of Annual Meeting of Stockholders and 2024 Proxy Statement

Executive Compensation

Compensation Discussion and Analysis

Our 2023 Named Executive Officers are:

Mark Pearson President and Chief Executive Officer	Robin M. Raju Chief Financial Officer	Jeffrey J. Hurd Chief Operating Officer	Nick Lane Head of Retirement, Wealth Management and Protection Solutions	Seth Bernstein Head of Investment Management and Research

As President and Chief Executive Officer of Equitable Holdings (“Holdings”), Mr. Pearson is responsible for the business strategy and operations of the Company. The other 2023 Named Executive Officers assist him in his oversight of the Company as members of the Holdings Management Committee (the “Management Committee”). In addition to their responsibilities as members of the Management Committee, Messrs. Raju, Hurd and Lane are responsible for day-to-day management of various functions for our retirement and protection businesses as executives of Equitable Financial and Equitable America while Mr. Bernstein is responsible for day-to-day management of our publicly traded Investment Management and Research business as the Chief Executive Officer of AB.

Messrs. Pearson, Raju, Hurd and Lane participate in the EQH Compensation Program (collectively, the “EQH Program Participants”). Since AB has historically maintained its own plans and programs as a publicly-traded company, Mr. Bernstein participates in AB’s executive compensation program rather than the EQH Compensation Program. Mr. Bernstein also received an equity grant under the EQH 2023 Equity Program in connection with his membership on the EQH Management Committee. Executive compensation is overseen by the AB Board and AB Compensation and Workplace Practices Committee as further described below.

EQH COMPENSATION PROGRAM

Compensation Philosophy

The overriding goal of the EQH Compensation Program is to attract, retain and motivate top-performing executives dedicated to our long-term financial and operational success. To achieve this goal, the program incorporates metrics to measure our success and fosters a pay-for-performance culture by:

•	providing total compensation opportunities competitive with the levels of total compensation available at the companies with which we most directly compete for talent;

•	making performance-based variable compensation the principal component of executive pay to ensure that the financial success of executives is based on corporate financial and operational success;

•

setting performance objectives and targets for variable compensation arrangements that provide individual executives with the opportunity to earn above-target compensation by achieving above-target results;

•

establishing equity-based arrangements that align executives’ financial interests with those of our stockholders by ensuring the executives have a material financial stake in Holdings’ common stock; and

•	structuring compensation packages and outcomes to foster internal equity.

Compensation Decision-Making Process

Roles and Responsibilities

The Compensation and Talent Committee11 is responsible for general oversight of our compensation programs and is further responsible for discharging the Board’s responsibilities relating to compensation of our executives including:

•	reviewing and approving corporate goals and objectives relevant to the compensation of the executives;

•	evaluating the executives’ performance in light of those goals and objectives and determining their compensation level based on this evaluation; and

•	reviewing and approving all compensation arrangements with executives.

[11]

In May of 2023, the Board amended the Compensation Committee’s Charter to, among other things, formally change the Committee’s name from “Compensation Committee” to “Compensation and Talent Committee” to better align the Committee’s name with its existing duties, including the Committee’s role in reviewing reports regarding enterprise talent and development programs, diversity and inclusion, and attrition and hiring.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	27

Executive Compensation

The Compensation and Talent Committee is supported in its work by the Chief Executive Officer, our Human Resources Department and Pay Governance LLC (“Pay Governance”), the Compensation and Talent Committee’s independent compensation consultant for 2023. Other than the Chief Executive Officer, no Named Executive Officer plays a decision-making role in determining the compensation of any other Named Executive Officer. Mr. Hurd plays an administrative role as described in the table below.

Roles and Responsibilities
Chief Executive Officer

As Chief Executive Officer of Holdings, Mr. Pearson assists the Compensation and Talent Committee in its review of executive compensation other than his own. Mr. Pearson provides the Compensation and Talent Committee with his assessment of executive performance relative to the corporate and individual goals and other expectations set for the executives. Based on these assessments, he then provides his recommendations for the executives’ total compensation and the appropriate goals for each in the upcoming year. However, the Compensation and Talent Committee is not bound by his recommendations.

Human Resources

Human Resources performs many of the organizational and administrative tasks that underlie the Compensation and Talent Committee’s review and determination process and makes presentations on various topics. As Chief Operating Officer, Mr. Hurd oversees this work.

Pay Governance

Pay Governance attended Compensation and Talent Committee meetings and assisted and advised the Compensation and Talent Committee in connection with its review of executive compensation policies and practices. The Compensation and Talent Committee considered and confirmed Pay Governance’s independence pursuant to the NYSE listing standards in November 2023. Pay Governance does not perform any work for management.

Compensation Peer Group

We view a well-constructed peer group as a key part of a sound benchmarking process, but only a starting point since judgment is critical during both the benchmarking and compensation decision-making processes. Accordingly, the Compensation and Talent Committee used compensation data from the Compensation Peer Group listed below to help inform – but not determine – decisions related to the 2023 base salaries and targets of the EQH Program Participants.

Compensation Peer Group
The Allstate Corporation Ameriprise Financial, Inc. Brighthouse Financial, Inc. Lincoln National Corporation Manulife Financial Corporation	Principal Financial Group, Inc. Prudential Financial, Inc. Sun Life Financial, Inc. Unum Group Voya Financial, Inc.

The Compensation Peer Group was originally established based on objective factors such as industry, geography and assets, management’s view of our competitors for talent and business and a review of the peer groups used by others in our sector. The Compensation and Talent Committee reviews the Compensation Peer Group in September of each year. During its September 2022 review, the Compensation and Talent Committee made no changes to the Compensation Peer Group.

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Executive Compensation

Competitive Compensation Analysis

In November 2022, Pay Governance presented the Compensation and Talent Committee with a competitive compensation analysis for each of the EQH Program Participants (the “Pay Governance Compensation Analysis”). The Pay Governance Compensation Analysis was undertaken in accordance with our target pay philosophy:

Target Pay Philosophy

To provide competitive compensation opportunities by setting total target direct compensation for executive positions at the median for total compensation with respect to the pay for comparable positions at our peer companies, taking into account certain individual factors such as the specific characteristics and responsibilities of a particular executive’s position as compared to similarly situated executives at our peer companies.

Consistent with our target pay philosophy, the base salaries, annual cash incentive awards and equity-based awards of our executives are generally targeted at the median with respect to those of comparable positions at our peers, unless individual factors require otherwise. For example, an executive’s experience and tenure may warrant a lower initial amount with an adjustment to the median over time, while another executive’s targets may be higher than median in recognition of more extensive experience in role. Base salaries and cash incentive and equity-based award targets are reviewed each year.

The Pay Governance Compensation Analysis focused on the components of direct compensation.

•

For the President and Chief Executive Officer position, Pay Governance used competitive reference point data for assessing Chief Executive Officer compensation, analyzing data from the EQH compensation peer group that was approved by the Compensation and Talent Committee and comprises life and financial services companies with median assets similar to that of EQH.

•

For the Chief Financial Officer position, the analysis included a review of a market reference point in addition to the review of the Compensation Peer Group to provide a broad perspective of the market and ensure a more comprehensive view of practices both within and outside our more direct comparators. The market reference point included a broader group of diverse financial services companies with assets of $50 billion or more and was used when reviewing compensation for his position since the likely talent market is broader than the life insurance sector.

•

The Chief Operating Officer position was not benchmarked due to the unique nature of Mr. Hurd’s job responsibilities, combined with the fact that his responsibilities did not align with standard benchmarks available. Rather, Mr. Hurd’s compensation was reviewed from an internal equity standpoint.

•

For the Head of Retirement, Wealth Management and Protection Solutions, Pay Governance used competitive compensation information from an expanded peer set comprised of a broader group of publicly traded life companies.

Pay Governance measured and compared actual pay levels not only on a total direct compensation basis but also by component to review and compare specific compensation elements as well as the particular mix of fixed versus variable, short-term versus long-term and cash versus equity-based compensation at the peer companies.

Notice of Annual Meeting of Stockholders and 2024 Proxy Statement	29

Executive Compensation

Compensation Components

The EQH Compensation Program includes the following key components:

Total Direct Compensation
Base Salary

What is it?

Fixed compensation for services.

What is the purpose of it?

For executives, base salary is intended to provide a fair level of fixed compensation based on the position held, competitive market data, the executive’s career experience, the scope of the position’s responsibilities and the executive’s own performance.

Short-Term Incentive Compensation

What is it?

Variable annual cash incentive awards determined based on performance relative to corporate and individual goals.

What is the purpose of it?

Short-term incentive compensation is intended to:

• align cash incentive awards with corporate financial results and strategic objectives and reward executives based on corporate and individual performance;

• enhance the performance assessment process with a focus on accountability;

• differentiate compensation based on individual performance; and

• provide competitive total annual compensation opportunities.

Equity-Based Awards

What is it?

Incentive awards consisting of equity vehicles subject to multi-year vesting requirements based on performance requirements and continued service.

What is the purpose of it?

Equity-based awards are intended to:

• align long-term interests of award recipients with those of stockholders;

• provide competitive total compensation opportunities; and

• ensure focus on achievement of long-term strategic business objectives.

Other Compensation and Benefits
Retirement, Health and other Plans and Programs

What is it?

A comprehensive program offering retirement savings, financial protection and other compensation and benefits.

What is the purpose of it?

Our compensation and benefits program is intended to attract and retain high caliber executives and other employees by offering programs that assist with their long-term financial support and security.

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Executive Compensation

Termination Benefits
Severance Benefits

What is it?

Temporary income payments and other benefits provided for involuntary terminations of employment.

What is the purpose of it?

Severance benefits are intended to treat employees fairly at termination and provide competitive total compensation packages.

Change-in-Control Benefits

What is it?

Benefits in the event of a termination related to a change-in-control.

What is the purpose of it?

Change-in-control benefits are intended to retain executives and incent efforts to maximize stockholder value during a change in control.

Compensation Arrangements

Mr. Pearson is the only EQH Program Participant with an employment agreement. Mr. Pearson’s employment agreement was amended in February 2023 to remove provisions that provided for the (i) automatic expiration of the employment agreement at age 65, as well as (ii) mandatory retirement of Mr. Pearson at age 65. As amended, the employment agreement will continue until terminated by Mr. Pearson or the Company on 30 days’ prior written notice.

Base Salary

None of the EQH Program Participants other than Mr. Pearson is entitled to a minimum rate of base salary. Under Mr. Pearson’s employment agreement, he is entitled to a minimum rate of base salary of $1,225,000 per year, except that his rate of base salary may be decreased in the case of across-the-board salary reductions similarly affecting all Equitable Financial officers who are members of the Management Committee.

The Compensation and Talent Committee reviewed the base salaries of the EQH Program Participants in February 2023, taking into consideration the Pay Governance Compensation Analysis and input from management. Based on the foregoing, no adjustments were made to the base salaries of EQH Program Participants for 2023. The following table shows the annual rate of base salary of the EQH Program Participants:

EQH Program Participant	2023 Annual Rate of Base Salary
Mr. Pearson	$1,252,000
Mr. Raju	$850,000
Mr. Hurd	$900,000
Mr. Lane	$900,000

The base salaries earned by the EQH Program Participants in 2023, 2022 and 2021 are reported in the “Summary Compensation Table” included below.

Short-Term Incentive Compensation

Variable cash incentive awards are generally available for the EQH Program Participants under the Equitable Holdings, Inc. Short-Term Incentive Compensation Plan (the “STIC Plan”). The STIC Plan is an ongoing “umbrella” plan that allows the Compensation and Talent Committee or Board to establish annual programs setting forth performance goals and other terms and conditions applicable to cash incentive awards for employees (each, a “STIC Program”).

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Executive Compensation

All EQH Program Participants were eligible for awards under the 2023 STIC Program. The amount of an EQH Program Participant’s individual award under the 2023 STIC Program was determined by multiplying their 2023 STIC Program award target (the “STIC Target”) by a funding percentage (the “Final Funding Percentage”) and by their “Individual Assessment Percentage” as further described below. The calculation is as follows, subject to a maximum award of 200% of an executive’s STIC Target:

2023 STIC Target	X	Final Funding Percentage	X	Individual Assessment Percentage	=	2023 STIC Program Award

This section describes each element of the award calculation.

STIC Targets

The Compensation and Talent Committee reviewed the STIC Targets of the EQH Program Participants in February 2023, taking into consideration the Pay Governance Compensation Analysis and input from management, and made an adjustment to the target for Mr. Raju to ensure it remained competitive with median market rates. The following table shows the 2023 STIC Targets of the EQH Program Participants:

EQH Program Participant	STIC Target
Mr. Pearson	$3,148,000
Mr. Raju	$1,200,000
Mr. Hurd	$1,500,000
Mr. Lane	$1,250,000

We generally do not provide guaranteed annual incentive awards for any executives, except for certain limited guarantees for new hires. No EQH Program Participants were guaranteed a cash incentive award under the 2023 STIC Program.

Final Funding Percentage

Performance Objectives

A preliminary funding percentage (the “Initial Funding Percentage”) for each STIC Program is determined by measuring corporate performance with respect to certain financial and other performance objectives reflecting our key performance indicators. Several key performance objectives are chosen to incent performance across a range of activities and balance different types of metrics.

Based on its review of the 2022 STIC Program, the Compensation and Talent Committee elected to (i) add Free Cash Flow as a performance metric to our 2023 STIC Program, and (ii) retain the other performance objectives (i.e., non-GAAP Operating Earnings, VNB and Strategic Initiatives). Free Cash Flow is linked to longer-term sustainable earnings growth. With the addition of Free Cash Flow to the 2023 STIC Program, the metric weighting for Non-GAAP Operating Earnings was reduced from 50% to 25%. The metric weightings for both VNB and Strategic Initiatives remained the same (at 25% each). As such, each of the four 2023 STIC Program metrics were weighted at 25%.

We also widened the minimum and maximum thresholds for payout to be +/- 25% from target for both Non-GAAP Operating Earnings (previously +/- 20%) and VNB (previously +/- 15%) to reflect sensitivities to markets which are outside of management control and to better align with peer practices.

Recognizing that the performance objectives and their weightings for each STIC Program are determined based on our strategy and focus at the time of the program’s design, performance objectives and their weightings may vary in future years as different metrics become more relevant.

The 2023 STIC Program performance objectives and their relative weightings were as follows:

•	Non-GAAP Operating Earnings – 25%

•	VNB – 25%

•	Free Cash Flow – 25%

•	Strategic Initiatives – 25%

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Executive Compensation

Non-GAAP Operating Earnings
What is it?

Non-GAAP Operating Earnings is an after-tax financial measure used to evaluate our financial performance that is determined by making certain adjustments to our after-tax net income (loss) attributable to Holdings. Specifically, it excludes items that can be distortive or unpredictable from the results of operations and focuses on corporate performance with respect to ongoing operations. Accordingly, it is used as the basis for management’s decision-making.

Non-GAAP Operating Earnings is a financial measure that is not computed in accordance with U.S. GAAP. Please see Appendix A for a more complete description of the calculation of Non-GAAP Operating Earnings.

Why do we use it?	Non-GAAP Operating Earnings was chosen as a performance objective for the 2023 STIC Program due to our belief that it is the strongest indicator of corporate performance for a year.
Value of New Business

What is it?

The VNB performance objective:

• represents the present value of economic profits from new business under the Company’s economic model;

• is a key pricing metric established during the product approval process and monitors actual versus expected economic returns;

• is a key component of franchise value (i.e., the value of future potential new business) and is part of the Company’s economic value and economic coverage ratio; and

• is measured in terms of absolute value (i.e., dollars or present value economic profit) and relative value by measuring VNB margin (i.e., absolute value as a percentage of certain new business annual premium equivalent).

Management has the ability to manage VNB through active management of certain new business sales and pricing.

Why do we use it?	VNB was chosen as a performance objective for the 2023 STIC Program due to our belief that it is a strong indicator of economic value creation of certain new business sold over the course of a year.
Free Cash Flow
What is it?	Free Cash Flow is net annual dividends and distributions to Equitable Holdings from its subsidiaries less annual Holding Company expenses.
Why do we use it?

Free Cash Flow was chosen as a performance objective for the 2023 STIC Program to ensure management is held accountable for the metrics communicated to investors and the market as most important to the Company. It is linked to longer-term sustainable earnings growth.

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Executive Compensation

Strategic Initiatives
What is it?

The Strategic Initiatives performance objective measured corporate performance with respect to specific 2023 goals set for certain initiatives required to ensure Holdings’ continued success, including:

• Meaningfully improve diverse leadership representation and ensure an inclusive environment;

• Deliver meaningful improvements in each of our four ESG pillars and make meaningful progress in being recognized as an emerging leader in ESG;

• Demonstrate meaningful progress on building new commercial growth engines to grow franchise value; and

• Complete implementation of Long Duration Targeted Improvements (“LDTI”) accounting standard and new segmentation while enhancing investor perception of EQH through investor engagement.

Why do we use it?	The Strategic Initiatives were chosen as a performance objective for the 2023 STIC Program to ensure employees’ focus on the critical activities required to ensure our future success.

Calculation of Initial Funding Percentage

The Initial Funding Percentage was determined based on corporate performance with respect to targets approved by the Compensation and Talent Committee for each performance objective. For Non-GAAP Operating Earnings, VNB, and Free Cash Flow, the targets were numerical. For each Strategic Initiative, the target was set as the accomplishment of the 2023 goal for that initiative. Once set, the targets for each performance objective are not permitted to change during the course of the year except for exceptional circumstances as determined by the Compensation and Talent Committee. Numerical targets reflect impacts associated with the equity market decline in 2022, including lower assets under management and lower expected returns from our alternative investments portfolio. In addition, the 2023 Non-GAAP Operating Earnings target was set taking into consideration the impact of implementing the LDTI accounting standard, which was effective January 2023 and reduced the expected level of prospective Non-GAAP Operating Earnings. During 2023, the target for Non-GAAP Operating Earnings was also adjusted down (from $1,840 million to $1,794 million) due to a change in tax rate following the re-segmentation and setup of our newly reported Wealth Management segment ($-30 million), as well as the impact of a decrease in earnings expectations under our Protection Solutions business from continued heightened mortality ($-16 million).

Performance at target for a performance objective results in a contribution to the Initial Funding Percentage equal to that performance objective’s weighting. Accordingly, performance at target for all of the performance objectives would result in an Initial Funding Percentage of 100%. Performance below target for a performance objective results in a decreased contribution to the Initial Funding Percentage down to a minimum of 0%. Performance above target for a performance objective results in an increased contribution to the Initial Funding Percentage up to a maximum of twice the performance objective’s weighting. Accordingly, the Initial Funding Percentage could range from 0% to 200%.

The Non-GAAP Operating Earnings, VNB and Free Cash Flow performance objectives were also assigned threshold and maximum achievement levels that were approved by the Compensation and Talent Committee. The threshold and maximum goals for the Non-GAAP Operating Earnings, VNB and Free Cash Flow performance objectives were set at +/- 25% of target. Performance at the maximum or higher for a performance objective results in that performance objective’s maximum contribution to the Initial Funding Percentage. Performance below threshold results in no contribution to the Initial Funding Percentage by the performance objective.

The Strategic Initiatives’ performance objective was not assigned specific thresholds or maximums. Rather, its contribution to the Initial Funding Percentage (which could range from 0% to 50% as described above) was determined by Mr. Pearson’s qualitative assessment of performance with respect to each goal, subject to amendment or approval by the Compensation and Talent Committee.

The Initial Funding Percentage of the annual incentive was 111% of target (i.e., Non-GAAP Operating Earnings (16%) + VNB (40%) + Free Cash Flow (25%) + Strategic Initiatives (30%)). The following table presents the target and actual results for each of the performance objectives, along with their thresholds, maximums, relative weightings and ultimate contribution to the Initial Funding Percentage. All amounts listed for thresholds, maximums, target and actual results are in millions of U.S. dollars.

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Executive Compensation

Non-GAAP Operating Earnings for 2023 STIC Program purposes was $1,631m, $63m less than the 2023 reported Non-GAAP Operating Earnings of $1,694m. The STIC Program framework provides for the ability to make adjustments, including to (i) eliminate the impact to Non-GAAP Operating Earnings for actuarial assumption updates related to the Legacy businesses; and (ii) include the impact of non-market related assumption updates for our Core businesses in Non-GAAP Operating Earnings. The downward adjustment of $63m reflects $13m related to mortality assumption updates for Legacy business, as well as $50m related to income on derivatives used to hedge Treasury Inflation Protected Securities (“TIPS”) between 2020 – 2022. The latter adjustment was made given it was not a reflection of 2023 company performance.

Performance Objective	Threshold	Target	Maximum	Weight	Actual Results	Contribution to Initial Funding Percentage
Non-GAAP Operating Earnings	1,345	1,794	2,242	25%	1,631	16%
VNB[12]	398	530	663	25%	608	40%
Free Cash Flow	975	1,300	1,625	25%	1,300	25%
Strategic Initiatives	N/A	Goals exceeded	N/A	25%	120%	30%

Total						111%

Note:	For results in between the threshold and target and target and maximum, the contribution to the Initial Funding Percentage is determined by linear interpolation.

Mr. Pearson determined that the Strategic Initiatives performance objective’s contribution to the Initial Funding Percentage would be 30%, with some goals being evaluated as above target. Key performance objective results included:

•	Continued improvements in representation, engagement, and inclusion of our diverse populations, measured by increased retention and eNPS scores among Asians, Blacks, Hispanic/Latinos and Women.

•

ESG ratings improvements in 2023 with S&P and Sustainalytics score upgrades, adding to earlier improvements by ISS and MSCI. Our efforts have resulted in the achievement of our impact investment goal by committing c.$1.6bn of our $99bn General Account to impact investments and set a new impact investment target of up to $1bn for 2025.

•

Newly reported Wealth Management segment returned 7% organic growth and a 22% increase in net flows under its differentiated advice model, while the Employee Benefits segment leveraged an enhanced digital platform to grow premiums by 26% and covered lives by 20% in 2023.

•

Successful implementation of GAAP LDTI accounting standards and new segmentation, highlighting the strength of our unique, integrated business model. New financial targets announced during our Investor Day were well received and resulted in share price outperformance, along with MidCap 400® Index. the inclusion of Equitable Holdings in the S&P.

Determination of Final Funding Percentage

Once the Initial Funding Percentage was calculated as described above, it was reviewed by the Compensation and Talent Committee which had responsibility for determining the Final Funding Percentage. In making its determination, the Compensation and Talent Committee had discretion to increase the Initial Funding Percentage by up to twenty percentage points and unlimited discretion to decrease the percentage based on any relevant circumstances determined by the Committee, provided that it could not increase the Initial Funding Percentage above the maximum of 200%.

Upon the recommendation of management, the Compensation and Talent Committee did not adjust the Initial Funding Percentage for the 2023 STIC Program, so the Final Funding Percentage remained at 111%.

[12]	Actual VNB results used for 2023 STIC Program purposes excludes VNB from certain newer businesses.

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Executive Compensation

Individual Assessment Percentage and Approval of Awards

An EQH Program Participant’s Individual Assessment Percentage is based on his individual performance and demonstrated leadership behaviors and can range from 0% to 130%. The Compensation and Talent Committee reviewed the 2023 performance of each EQH Program Participant as well as Mr. Pearson’s recommendations for each EQH Program Participant’s Individual Assessment Percentage (other than for himself) and 2023 STIC Program award. Based on its assessment of each EQH Program Participant’s performance, the Compensation and Talent Committee approved the amount of the 2023 STIC Program awards for each EQH Program Participant.

In making its recommendations, the Compensation and Talent Committee took into account the factors that it deemed relevant, including the following accomplishments achieved in 2023 by the EQH Program Participants.

Mr. Pearson

Accomplishments

Strong performance across the business including:

• Delivered $1.7bn of Non-GAAP Operating Earnings.

• Strong organic growth momentum with $5.3bn of Retirement net inflows and $3.0bn in Wealth Management advisory net flows.

• $38m productivity savings following relocation of Equitable headquarters and achieved $52m of General Account net investment income.

• Unveiled growth strategy and financial goals to 2027 at Investor Day.

Maintained balance sheet strength including:

• Returned $1.2bn to shareholders, above the 60-70% payout ratio target.

• Combined NAIC RBC ratio of c. 425%, above 375-400% target.

• $1.3bn of cash generation, in-line with guidance.

• S&P Global changed Equitable Holdings’ rating outlook to Positive in 2023; the company subsequently received an upgrade to ‘A-’ from ‘BBB+’, reflecting the quality and stability of cash flows.

Enhanced governance profile and company culture including:

• Received ESG rating upgrade from Sustainalytics and S&P.

• Enhanced collaboration and connectivity of our workforce through renovations at our Syracuse office and opening of new Manhattan headquarters.

Awarded a Great Place to Work designation for the 8th consecutive year and employee net promoter score above industry average

2023 STIC Program Award	$3,494,280 (111% of target)

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Executive Compensation

Mr. Raju

Accomplishments

Provided leadership and direction for Finance-related activities including:

• Achieved $1.7bn Non-GAAP Operating Earnings or $4.59 per share, $930bn AUM/A, $500m of capital invested in new business delivering 15% IRRs, and $600m value of new business with $8.3bn of Retirement and Wealth Management net inflows.

• Delivered free cash flow to the Holding Company of $1.3bn, in line with 2023 guidance, and over 55% of cash generation came from non-insurance subsidiaries. Equitable Holdings returned $1.2bn of capital to shareholders, above the 70% payout ratio target.

• Maintained a strong NAIC basis RBC ratio of c. 425%, above the 375-400% target range, and ended 2023 with $2.0bn of cash and liquid assets at the holding company. Hedging effectiveness ratio remained above 95%.

• S&P Global changed Equitable Holdings’ rating outlook to Positive in 2023; the company subsequently received an upgrade to ‘A-’ from ‘BBB+’, reflecting the quality and stability of cash flows. In addition, Equitable Holdings was added to the S&P MidCap 400® Index.

Executed strategies to enhance financial reporting framework, de-risk the balance sheet, unlock economic value, seed future growth, and generate additional income including:

• Developed credible financial plan for Investor Day to grow EPS 12-15% by 2027 and increase cash generation to $2bn at a faster rate than peers.

• Adopted LDTI reporting and completed re-segmentation adding Legacy and Wealth Management segments, increasing transparency of financial reporting.

• Completed internal reinsurance transaction to enhance transparency of cash flows and maintain economic management of the insurance business.

• Achieved $52m of incremental General Account net investment income, on track to reach $110m target by 2027.

• Delivered $38m run-rate expense savings as of year-end following Equitable headquarters relocation, on track to complete $150m target by 2027.

• Advanced enterprise growth initiatives, deploying $9bn of capital to support AB’s higher multiple private markets platform, which grew to $61bn of AUM.

Co-sponsored initiatives to enhance ESG and wellness at the enterprise including:

• Achieved Impact Investment goal by committing c. $1.6bn towards impact investments.

• Served as an executive sponsor to CORE (Career, Outlook, Resources, Engage), a DE&I talent development program.

Promoted employee well-being through design of new real estate headquarters, which enhanced employee experience and delivered a lower run-rate cost.

2023 STIC Program Award	$1,465,200 (122% of target)

Mr. Raju’s 2023 STIC Program Award was 122% of target, representing a Final Funding Percentage of 111% and an Individual Assessment Percentage of 110%, based on his effective implementation of LDTI reporting and business re-segmentation, as well as a successful Investor Day resulting in 10% outperformance of company stock.

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Executive Compensation

Mr. Hurd

Accomplishments

Made significant progress across the four pillars of our ESG strategy including:

• Improved Sustainalytics and S&P ESG rating scores. For the first time, rated in low-risk category for Sustainalytics, and received best S&P score to date with a score of 37 (up six points year over year).

• Hosted nearly 200 volunteer events resulting in more than 6,500 hours of service, a 31% increase over prior year. Established social impact programs in Syracuse, based on local needs, and facilitated more than 50 volunteer events, earning the 2023 Impact Award from United Way of Central New York.

• Ensured scholarships reached students in need through our Equitable Excellence scholarship program. Our college access/equity programs also provided one-on-one support to more than 5,000 students and families, up two-fold over the prior year.

• Expanded our greenhouse gas emissions inventory to include Scope 3, Category 6 (business travel) emissions with limited assurance.

Continued to cultivate an environment that attracts and retains top talent, fosters productivity and allows our people to develop personally and professionally including:

• Near completion of Equitable’s New Ways of Working (NWOW), with 58,000 hours of training invested in agile methodologies, resulting in improved psychological safety and employee engagement scores.

• Introduced Athena Accelerator and Equitable’s People Inspiring Change (EPIC) designed to identify and nourish new ideas, leverage data to drive insights and cultivate an environment where our people can thrive.

• Delivered targeted wellness programming across four dimensions (physical, financial, emotional and social) to enhance employee well-being and organizational performance. Provided enterprise-wide training for over 1,500 employees that achieved a 100% eNPS score.

• Enhanced benefit offerings to be more inclusive, including amendments to our existing adoption policy to now include reimbursement for surrogacy expenses and eliminate the working spouse surcharge on Equitable’s medical benefits.

• Executed on our DE&I strategy, creating trust and belonging throughout the organization, with more than 125 diverse employees participating in a talent program that provided skill building and mentorship in 2023. Increased corporate female leadership representation to 49%, up from 46% in prior year.

• Drove facilities strategy to deliver an outstanding hybrid work experience and ensure our physical workspaces support collaboration, connectivity and well-being, while lowering our real estate expenses by half.

Continued to build upon a robust technology foundation and drive innovation, automation and digitization, including setting the framework for the use of Generative AI, while delivering on efficiency targets.

Delivered $38m run-rate expense savings as of year-end following Equitable headquarters relocation, on track to complete $150m target by 2027.

2023 STIC Program Award	$1,831,500 (122% of target)

Mr. Hurd’s 2023 STIC Program Award was 122% of target, representing a Final Funding Percentage of 111% and an Individual Assessment Percentage of 110%, based on his leadership on several enterprise-wide initiatives, including NWOW, ESG and re-imagination of our physical works spaces and work model.

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Executive Compensation

Mr. Lane
Accomplishments

Delivered record commercial results in Retirement (Individual Retirement, Group Retirement and Protection Solutions) in terms of volume and value including:

• Retirement premiums up c.12% vs. 2023, led by Individual Retirement sales up c. 24% vs. 2023.

• Generated VNB of c. $460m.

• $5.3bn in Retirement net flows, up 16% year-over-year

Launched Wealth Management as a Segment and delivered strong results including:

• $3bn of net advisory inflows, with 7% annualized organic growth.

• $87bn total AUA, up 20% year-over-year; $55bn advisory AUA.

• Grew Wealth Planners by 7% year-over-year to 750.

• Increased total Equitable Advisor headcount by 3% year-over-year.

• Increased Advisor productivity by 8% year-over-year.

Accelerated momentum in emerging Employee Benefits and Institutional businesses including:

• Employee Benefits: Gross Written Premium increased 27% year-over-year; 800k lives covered, up c.20% year-over-year; continued improvement in pricing strategy.

• Institutional: Continued to build out in-plan annuity platform and expect initial inflows from BlackRock’s 11 committed clients in 2024.

Drove commercial innovation to create scalable systems to extend competitive differentiation and expand margins including:

• Scaling Advice model: Partnered with Columbia University to certify 160 Advisors (this is a coaching certification to advise clients based on their specific needs); facilitated 1,000 Advisors using Client Activation Resources; extended Holistic Life Planning resilience training to more than 1,500 internal employees.

• Building AB/ EQH commercial synergies: Led activity across joint Equitable and AB workstreams to further deepen Equitable and AB commercial synergies to deliver incremental revenues.

Strengthened talent and organization, improving the teams’ leadership skills and cross-functional connectivity, with eNPS scores consistently above total company and industry averages.

2023 STIC Program Award	$1,595,625 (128% of target)

Mr. Lane’s 2023 STIC Program Award was 128% of target, representing a Final Funding Percentage of 111% and an Individual Assessment Percentage of 115%, based on his role in driving sales and new business in 2023, as well as his stewardship in advancing our differentiated advice model.

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Executive Compensation

The annual cash incentive awards and bonuses earned by the EQH Program Participants in 2023, 2022 and 2021 are reported in the “Summary Compensation Table” included below.

Equity-Based Awards

In 2023, the Compensation and Talent Committee granted equity-based awards to the EQH Program Participants under the Equitable Holdings, Inc. 2019 Omnibus Incentive Plan (the “2019 Equity Plan”). The 2019 Equity Plan is an umbrella plan that allows the Compensation and Talent Committee to approve the grant of equity-based awards under annual programs with varying terms and conditions.

The Compensation and Talent Committee approves annual grants of equity-based awards at its regularly scheduled February meeting. Equity-based awards may also be granted from time to time as part of a sign-on package or retention vehicle. The Compensation and Talent Committee has not delegated any authority to management to grant equity-based awards.

This section describes:

•	annual equity-based awards that were granted to the EQH Program Participants in 2023 by the Compensation and Talent Committee; and

•	2021 equity-based award results.

2023 Annual Equity-Based Awards

Each year, the Compensation and Talent Committee approves an equity-based award program for the EQH Program Participants (an “Equity Program”). In February 2023, the Compensation and Talent Committee reviewed the equity vehicles granted under the 2019 Equity Program and their related terms and conditions and elected to keep them the same for the 2023 Equity Program.

Equity Vehicles

The equity-based awards granted under the 2023 Equity Program consisted of a mix of “full value” restricted stock units and Performance Shares. All vehicles contain vesting requirements related to service and the Performance Shares also require the satisfaction of certain performance criteria related to corporate performance to obtain a payout. This mix of equity vehicles was chosen to ensure alignment with corporate performance while facilitating the ability to retain, motivate and reward the executives in the event of changes in the business environment or cycle.

The dollar value of the awards to each EQH Program Participant was approved by the Compensation and Talent Committee. This dollar value was then allocated between the different equity vehicles. Performance Shares received the highest allocation in accordance with our pay-for-performance culture. All individual equity grants were approved by the Compensation and Talent Committee at its regularly scheduled meeting on February 14, 2023, with a grant date of February 15, 2023. The following table provides an overview of the different equity vehicles.

Vehicle	Description	Type	Payout Requirements	Allocation Percentage

EQH RSUs	Restricted stock units that will be settled in shares of Holdings’ common stock.	Full Value	Service	40%

EQH Performance Shares	Performance Shares that will be settled in shares of Holdings’ common stock.	Full Value	Service and Satisfaction of Relative TSR Performance Criteria	60%

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EQH RSUs. EQH RSUs have a vesting schedule of three years, with one-third of the grant vesting on each of February 28, 2024, February 28, 2025, and February 28, 2026. EQH RSUs receive dividend equivalents with the same vesting schedule as their related units. The value of EQH RSUs will increase or decrease depending on the price of Holdings’ common stock.

EQH Performance Shares. EQH Performance Shares cliff vest after three years on February 28, 2026. EQH Performance Shares receive dividend equivalents subject to the same vesting schedule and performance conditions as their related shares and were granted unearned. Only TSR Performance Shares were granted in 2023. These are EQH Performance Shares that may be earned based on Holdings’ total stockholder return relative to its performance peer group (“Relative TSR”).

Relative TSR was chosen as the performance metric for the EQH Performance Shares because it is important to our stockholders and represents the degree to which we create value for investors relative to peers. When approving this performance metric, the Compensation and Talent Committee considered that, as a best practice, the Performance Shares should contain metrics that differ from the performance objectives contained in the STIC Program and that reflects relative results that support our pay for performance culture. The use of relative TSR as our performance metric ensures that TSR outperformance versus peers is rewarded with above-target payouts, while TSR underperformance versus peers is reflected with potential below-target (or no) payouts.

Relative TSR

What is it?	Relative TSR compares the total amount a company returns to investors during a designated period, including both share price appreciation and dividends, to such amounts returned by the company’s peers.

Why do we use it?	Relative TSR was selected as the performance metric to ensure that payouts are aligned with the experience of Holdings’ stockholders and to create incentives to outperform peers.

TSR Performance Shares. The number of TSR Performance Shares that are earned will be determined at the end of a performance period (January 1, 2023 – December 31, 2025) by multiplying the number of unearned TSR Performance Shares by the “TSR Performance Factor.” The TSR Performance Factor will be determined as follows:

If Relative TSR for the TSR Performance Period is	The TSR Performance Factor will equal
87.5th percentile or greater (maximum)	200%
50th percentile (target)	100%
30th percentile (threshold)	25%
Below 30th percentile	0%

Note:	For results in between the threshold and target and target and maximum amounts, the TSR Performance Factor will be determined by linear interpolation.

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Executive Compensation

The Compensation and Talent Committee reviewed the peer group used for determining Relative TSR (the “TSR Peer Group”) under the 2023 TSR Performance Share grants with Pay Governance and determined to add one new company, Jackson Financial, Inc., to the TSR Peer Group based on its close correlation to EQH in terms of stock price fluctuation and in order to ensure that the TSR Peer Group size remains sufficiently robust. The 2023 TSR Peer Group includes:

2023 TSR Peer Group

Ameriprise Financial, Inc. Brighthouse Financial, Inc. CNO Financial Group, Inc. Globe Life Inc. Jackson Financial, Inc. Lincoln National Corporation Manulife Financial Corporation	MetLife, Inc. Principal Financial Group, Inc. Prudential Financial, Inc. Sun Life Financial, Inc. Unum Group Voya Financial, Inc.

Equity Targets

The Compensation and Talent Committee reviewed the Equity Targets of the EQH Program Participants in February 2023, taking into consideration the Pay Governance Compensation Analysis and input from management. Based on the Pay Governance Compensation Analysis and/or recommendations by the Compensation and Talent Committee, an adjustment was made to the Equity Target for Mr. Raju to better align with equity compensation levels of CFOs at our peer companies and in an effort to recognize his performance in his role over time. The following table shows the Equity Targets of the EQH Program Participants for 2023:

EQH Program Participant	2023 Equity Target
Mr. Pearson	$10,600,000
Mr. Raju	$2,550,000
Mr. Hurd	$2,350,000
Mr. Lane	$2,600,000

We do not provide guaranteed equity-based awards for any employees, except for certain limited guarantees for new hires. No EQH Program Participant was guaranteed an award under the 2023 Equity Program.

Award Amounts

Each EQH Program Participant received an award under the 2023 Equity Program. The Compensation and Talent Committee determined the U.S. dollar value of each award based on the EQH Program Participants’ Equity Targets, its review of each executive’s potential future contributions, its consideration of the importance of retaining the executive in their current position and its review of the Pay Governance Compensation Analysis.

The amounts granted to the EQH Program Participants were as follows:

EQH Program Participant	Total U.S. Dollar Value of Award
Mr. Pearson	$10,600,000
Mr. Raju	$2,550,000
Mr. Hurd	$2,350,000
Mr. Lane	$2,600,000

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Executive Compensation

The amounts granted were determined as follows:

To determine the amount of:	Percentage of the total award value was divided by:

EQH RSUs	40% of the total award value was divided by the fair market value of Holdings’ common stock on grant date

TSR Performance Shares	60% of the total award value was divided by a fair value determined using a Monte Carlo valuation

Termination of Employment and Restrictive Covenants

Generally, if an EQH Program Participant terminates employment, his 2023 equity-based award will be forfeited with certain exceptions in the case of involuntary termination without cause on or after the first anniversary of the grant date and termination due to death or disability. Also, in the event that an EQH Program Participant who satisfies the Rule of 65 (i.e., (i) age plus years of service equals at least 65; (ii) is at least 55 years old; and (iii) has at least five years of service) terminates employment on or after the first anniversary of the grant date, his equity-based award will continue to vest, subject to any applicable performance criteria.

In the event that an EQH Program Participant who retains all or a portion of his equity-based award following termination of employment violates certain non-competition and non-solicitation covenants contained in his award agreement, any remaining portion of his award at the time of violation will be immediately forfeited. Also, any portion of his award that vested after termination, and any shares or cash issued upon exercise or settlement of that vested portion, will be immediately forfeited or paid to the Company together with all gains earned or accrued. Lastly, a clawback provision in the 2023 equity-based awards provides for the clawback of any shares or cash issued upon exercise or settlement of an award that vested within a 12-month period prior to his termination date, if he was found to be in violation of the non-solicitation (i.e., of employees and customers) provision in his award agreement.

Detailed information on the 2023 Equity Program awards for each of the EQH Program Participants is reported in the “2023 Grants of Plan-Based Awards Table” included below.

2021 EQH Equity-Based Award Results

In February 2024, participants in the EQH Compensation Program received payouts with respect to TSR Performance Shares granted in February 2021 for the three-year performance period ended December 31, 2023.

The performance factor for the TSR Performance Shares was 47.9%, calculated as follows:

Relative TSR	TSR Performance Factor	Actual Results for Peer Group
87.5th percentile or greater (maximum)	200%	+84.6%
50th percentile (target)	100%	+51.7%
30th percentile (threshold)	25%	+33.4%

The Company’s TSR for the performance period of 38.4% fell between the 30th and 50th percentile for the peer group and the corresponding performance factor was 47.9%.

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Executive Compensation

Other Compensation and Benefit Programs

Benefit Plans

All Equitable Financial employees, including the EQH Program Participants, are offered a benefits program that includes health and disability coverage, life insurance and various deferred compensation and retirement benefits. In addition, certain benefit programs are offered for executives that are not available to non-executive employees. The overall program is periodically reviewed to ensure that the benefits it provides continue to serve business objectives and remain cost-effective and competitive with the programs offered by large diversified financial services companies.

Qualified Retirement Plans

Why do we offer them?	We believe that qualified retirement plans encourage long-term service and provide a meaningful vehicle to save for retirement.

What plans are offered?

The Equitable 401(k) Plan (the “401(k) Plan”)

The 401(k) Plan is a tax-qualified defined contribution plan offered for eligible employees who may contribute to the 401(k) Plan on a before-tax, after-tax or Roth 401(k) basis (or any combination of the foregoing) up to tax law and plan limits. The 401(k) Plan also provides for matching contributions and employer contributions as follows:

• the matching contribution for a calendar year is 5% so that participants’ voluntary deferrals under the plan of up to 5% of their annual eligible compensation will be matched dollar-for-dollar by the company; and

• the employer contribution for a calendar year is 4% of eligible compensation up to the qualified plan compensation limit ($330,000 in 2023).

All of the EQH Program Participants were eligible to participate in the 401(k) Plan in 2023.

The Equitable Retirement Plan (the “Retirement Plan”)

The Retirement Plan is a tax-qualified defined benefit plan that was previously offered to eligible employees. Prior to its freeze in December 2013, the Retirement Plan provided a cash balance benefit. Mr. Pearson, Mr. Raju and Mr. Lane participate in the Retirement Plan.

Financial Protection Plans

Why do we offer them?	We believe that health, life insurance, disability and other financial protection plans are basic benefits that should be provided to all employees.

What plans are offered?

The Equitable Executive Survivor Benefits Plan (the “ESB Plan”)

In addition to our generally available financial protection plans, certain grandfathered employees (including Messrs. Pearson, Hurd and Lane), participate in the ESB Plan which offers benefits to a participant’s family in the case of their death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one times the participant’s eligible compensation and offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level. The ESB Plan was closed to new participants on January 1, 2019.

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For additional information on 401(k) Plan benefits for the Named Executive Officers see the “Summary Compensation Table” and “Non-Qualified Deferred Compensation Table” included below. For additional information on Retirement Plan, Excess Plan and ESB Plan benefits for the EQH Program Participants, see the “Pension Benefits Table” included below.

Perquisites

EQH Program Participants receive only de minimis perquisites.

Pursuant to his employment agreement, Mr. Pearson is entitled to unlimited personal use of a car and driver, financial planning, expatriate tax services and excess liability insurance coverage.

The incremental costs of perquisites for the EQH Program Participants during 2023 are included in the column entitled “All Other Compensation” in the “Summary Compensation Table” included below.

Termination Benefits

Severance Benefits

We provide severance benefits to treat employees fairly at termination and provide competitive total compensation packages. Our severance benefits are summarized below.

Plan	Benefits

The Equitable Severance Benefit Plan (the “Severance Plan”)

The Severance Plan provides temporary income and other severance benefits to all eligible employees following certain involuntary terminations of employment. Temporary income payments are generally based on length of service or base salary. Payments are capped at the lesser of 52 weeks of base salary and $300,000. To obtain benefits under the Severance Plan, participants must execute a general release and waiver of claims against the Company.

The Equitable Supplemental Severance Plan for Executives (the “Supplemental Severance Plan”)

The Supplemental Severance Plan provides additional severance benefits for the EQH Program Participants other than Mr. Pearson. The Supplemental Severance Plan requires a participant’s general release and waiver of claims to include provisions regarding non-competition and non-solicitation of employees and customers for twelve months following termination of employment.

Mr. Pearson’s Employment Agreement

Mr. Pearson waived the right to receive any benefits under the Severance Plan or the Supplemental Severance Plan. Rather, his employment agreement provides that, if his employment is involuntarily terminated other than for cause or death, or Mr. Pearson resigns for “good reason,” Mr. Pearson will be entitled to certain severance benefits, including cash severance pay equal to two times the sum of his salary and short-term incentive compensation (based on the greatest of: (i) his most recent STIC Program award, (ii) his STIC Target and (iii) the average of his three most recent STIC Program awards) and a pro-rated target STIC Program award for the year of termination. The severance benefits are contingent upon Mr. Pearson releasing all claims against the Company and his entitlement to severance pay will be discontinued if he provides services for a competitor.

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Executive Compensation

Change in Control Benefits

Change-in-control benefits are intended to retain executives and incent efforts to maximize stockholder value during a change in control. Our change-in-control benefits are summarized below.

Plan	Benefits

The Supplemental Severance Plan

In the event of a job elimination or voluntary termination for good reason within twelve months after a change in control of Holdings, the EQH Program Participants, other than Mr. Pearson, are eligible to receive two times the sum of their base salary and short-term incentive compensation.

2019 Equity Plan

Generally, in the event of a change of control of Holdings, equity awards granted under the 2019 Equity Plan that are not assumed or replaced with substitute awards having the same or better terms or conditions would fully vest and be cancelled for the same per share payment made to the stockholders in the change in control (less, in the case of options, the applicable exercise price).

For additional information on severance and change in control benefits for the EQH Program Participants as of December 31, 2023, see “Potential Payments Upon Termination or Change in Control” below.

MR. BERNSTEIN’S COMPENSATION

Compensation Philosophy

AB structures its executive compensation practices to help the firm realize its long-term growth strategy (the “Growth Strategy”), which includes firm-wide initiatives to:

•	deliver superior investment solutions to AB’s clients;

•	develop high-quality differentiated services; and

•	maintain strong incremental margins.

AB is also focused on ensuring that its compensation practices are competitive with those of industry peers and provide sufficient potential for wealth creation for its executives and employees generally, which it believes will enable it to meet the following key compensation goals:

•	attract, motivate and retain highly-qualified executive talent;

•	reward prior year performance;

•	incentivize future performance;

•	recognize and support outstanding individual performance and behaviors that demonstrate and foster AB’s primary objective of helping its clients reach their financial goals; and

•	align its executives’ long-term interests with those of its Unitholders and clients.

AB continued to use performance scorecards for senior leaders and executives in 2023, including Mr. Bernstein, which fosters the development and maintenance of a broad leadership mindset with priorities that are aligned with AB’s firm-wide goal of long-term value creation for all stakeholders. The scorecard for each executive reflects the Growth Strategy and includes actual results relative to target metrics across the following measures:

•	financial performance, including peer results, adjusted operating margin, adjusted net revenue growth and operating efficiency targets;

•	investment performance, by delivering competitive returns across services and time periods;

•

strategic, aligned with AB’s strategy of delivering core investment solutions, while developing high-quality differentiated services, in faster-growing geographies, responsibly, in partnership with the Company;

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•	organizational, including organizational effectiveness and efficiency, leadership impact, succession planning, developing talent, innovating and automating, and real estate utilization; and

•	cultural, including purpose, employee engagement, diversity, retention and safety.

The performance scorecards support management and the AB Compensation and Workplace Practices Committee in assessing Mr. Bernstein’s performance relative to business, operational and cultural goals established at the beginning of the year and reviewed in the context of AB’s current year financial performance.

Compensation Decision-Making Process

In 2023, AB management engaged McLagan Partners (“McLagan”) to provide competitive compensation benchmarking data for Mr. Bernstein (“2023 Benchmarking Data”). The 2023 Benchmarking Data summarized 2022 compensation levels and 2023 salaries at selected asset management companies comparable to AB in terms of size and business mix (“Comparable Companies”) that were chosen by AB management with input from McLagan. The 2023 Benchmarking Data provided ranges of compensation levels at the Comparable Companies for positions similar to Mr. Bernstein’s, including base salary and total compensation.

Comparable Companies

Barings Columbia Threadneedle Franklin Templeton Investments Goldman Sachs Asset Management Invesco Janus Henderson Investors Loomis, Sayles & Company MFS Investment Management	Morgan Stanley Investment Management Neuberger Berman Group Nuveen Investments Pacific Investment Management Prudential Global Investment Management Schroder Investment Management T. Rowe Price

The 2023 Benchmarking Data indicated that the total compensation paid to Mr. Bernstein in 2023 fell within the ranges of total compensation paid to those in similar positions at the Comparable Companies.

The AB Compensation and Workplace Practices Committee considered the 2023 Benchmarking Data in concluding that Mr. Bernstein’s 2023 compensation was appropriate and reasonable.

Compensation Components

Under his employment agreement with AB (the “Bernstein Employment Agreement”), Mr. Bernstein serves as the President and Chief Executive Officer of AB for an initial term that commenced on May 1, 2017 and ended on May 1, 2020, provided that the term automatically extended for one additional year on May 1, 2020 and will continue to automatically extend on each anniversary thereafter (beginning May 1, 2021), unless the Bernstein Employment Agreement is terminated in accordance with its terms.

Base Salary

Under the Bernstein Employment Agreement, Mr. Bernstein is entitled to a minimum base salary of $500,000 that is reviewed each year by the AB Compensation and Workplace Practices Committee. The AB Compensation and Workplace Practices Committee has not made any adjustments to Mr. Bernstein’s base salary, consistent with AB’s policy to keep executive base salaries low in relation to their total compensation.

Annual Short-Term Incentive Compensation Award (Cash Bonus)

A 2023 variable cash incentive award was available for Mr. Bernstein under AB’s 2023 Incentive Compensation Program (the “2023 AB STIC Program”). Mr. Bernstein’s annual award is not correlated with any specific targets for AB performance but primarily is a function of AB’s financial performance and progress in advancing its Growth Strategy during the year, as well as the AB Compensation and Workplace Practices Committee’s assessment of Mr. Bernstein’s individual performance.

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Executive Compensation

Adjusted Compensation Ratio

For the 2023 AB STIC Program, the AB Compensation and Workplace Practices Committee approved the use of the “Adjusted Compensation Ratio” as the metric to consider in determining the total amount of incentive compensation paid to all of AB’s employees, including Mr. Bernstein.13 The Adjusted Compensation Ratio is the ratio of “adjusted employee compensation and benefits expense” to “adjusted net revenues.”

•

Adjusted employee compensation and benefits expense is AB’s total employee compensation and benefits expense minus other employment costs such as recruitment, training, temporary help and meals, and excludes the impact of mark-to-market vesting expense, as well as dividends and interest expense, associated with employee long-term incentive compensation-related investments. AB also adjusts for certain performance-based fees passed through to their investment professionals.

•	Adjusted net revenues is a financial measure that is not computed in accordance with U.S. GAAP and makes certain adjustments to net revenues.[14] Specifically, adjusted net revenues:

•	excludes investment gains and losses and dividends and interest on employee long-term incentive compensation-related investments;

•	offsets distribution-related payments to third parties as well as amortization of deferred sales commissions against distribution revenues;

•	excludes additional pass-through expenses incurred (primarily through AB’s transfer agent) that are reimbursed and recorded as fees in revenues;

•

eliminates the revenues of consolidated AB-sponsored investment funds but includes AB’s fees from such funds and AB’s investment gains and losses on its investments in such funds that were eliminated in consolidation; and

•	adjusts for certain acquisition-related pass-through performance-based fees and certain other performance-based fees passed through to AB’s investment professionals.

The AB Compensation and Workplace Practices Committee has approved a 50% limit for the Adjusted Compensation Ratio, except in unexpected or unusual circumstances. For 2023, the Adjusted Compensation Ratio was 49%.

Mr. Bernstein’s Award

In accordance with the terms of the Bernstein Employment Agreement, Mr. Bernstein’s short-term incentive compensation target for 2023 was $3,000,000, subject to review and increase from time to time by the AB Compensation and Workplace Practices Committee in its sole discretion. Based on its subjective determination of Mr. Bernstein’s performance, the AB Compensation and Workplace Practices Committee approved an award of $4,515,000 for Mr. Bernstein under the 2023 AB STIC Program.

In making its determination, the AB Compensation and Workplace Practices Committee considered the progress AB made in advancing its Growth Strategy, Mr. Bernstein’s performance in light of the target metrics included in his performance scorecard and Mr. Bernstein’s individual achievements during 2023.

[13]

AB’s Adjusted Compensation Ratio is also used when determining the total amount of long-term incentive compensation under AB’s Incentive Compensation Award Program (or ICAP) paid to all AB employees, including Mr. Bernstein.

[14]

Adjusted net revenues is a non-GAAP financial measure used by AB’s management in evaluating AB’s financial performance on a standalone basis and to compare its performance, as reported by AB in its public filings. It is not comparable to any other non-GAAP financial measure used by the Company.

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Mr. Bernstein’s specific accomplishments during 2023 are summarized in the table below.

Mr. Bernstein
Accomplishments

Financial and investment performance achievements include:

• Led AB’s efforts in delivering in growth areas, resulting in lower attrition rates relative to public peers, despite difficult institutional fundraising environment.

• Led AB to achieve organic growth in two of three distribution channels, with 5% organic growth in AB’s fixed income business, which outperformed peers and reflected successful scaling from investments in technology and distribution.

• Full year earnings per unit (EPU) of $2.69 declined by 9% vs. 2022, reflecting lower average AUM and base fees, combined with higher interest expense reflecting higher interest rates.

• Meaningfully improved performance in fixed income, outperforming applicable peers/benchmarks, while AB’s equities franchise underperformed due to both stock selection and strong benchmark returns led by a small number of mega-cap technology stocks (both measured by % of assets outperforming).

Strategic achievements include:

• Grew AB’s active ETF platform to $1.4bn in assets, marking its 1-yr anniversary, and grew AB’s municipal separately managed account platform to $23bn, a +36% year over year, gaining market share.

• Received regulatory license to operate onshore China fund management company.

• Progressed efforts to grow AB CarVal franchise, closing on AB’s clean energy fund, 3x larger than the first vintage and designing a new $750m residential mortgage mandate in partnership with Equitable. Also made progress on new product development for the retail channel and created and began execution on integration plans across corporate functions.

Organizational and culture achievements include:

• Managed through executive leadership transition, appointing a new Chief Operating Officer and identifying a new Chief Financial Officer effective Q1 2024. Created inaugural Head of Investments role to enhance and optimize the investment business units and reduce span of control.

• Established new entity in India with ~390 staff. Opened state-of-the-art new office, identified local leadership, expanded functions across business units and improved attrition.

• Advanced firmwide sustainability goals, strengthened controls and oversight to minimize risk and made advancements within AB’s corporate sustainability.

• Continued focus on DE&I, improved firmwide voluntary attrition and attrition among diverse populations; maintained strong engagement metrics in AB’s employee survey and reinforced firmwide purpose and values statements within AB’s business units.

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Executive Compensation

Equity-Based Awards

Under the Bernstein Employment Agreement, Mr. Bernstein is eligible to receive annual equity-based awards in accordance with AB’s compensation practices and policies generally applicable to the firm’s executive officers as in effect from time to time. The target value for Mr. Bernstein’s annual equity-based awards is $3,500,000, subject to review and determination by the AB Compensation and Workplace Practices Committee in its sole discretion from time to time. The AB Compensation and Workplace Practices Committee approved an equity-based award to Mr. Bernstein with a grant date fair value equal to $4,165,000 and three-year pro-rata vesting during its regular meeting held in December 2023 (the “2023 SB Award”).

The 2023 SB Award is denominated in restricted AB Holding Units to align Mr. Bernstein’s long-term interests directly with the interests of AB Unitholders and indirectly with the interests of our stockholders and AB clients, as strong performance for AB clients generally contributes directly to increases in AB’s assets under management and improvements in our financial performance.

The AB Holding Units underlying the 2023 SB Award are restricted and are not permitted to be transferred by Mr. Bernstein. Quarterly cash distributions on vested and unvested restricted AB Holding Units in respect of the 2023 SB Award will be delivered to Mr. Bernstein when cash distributions generally are paid to all Unitholders.

If Mr. Bernstein resigns or is terminated without cause prior to the vesting date, he will be eligible to continue to vest in the 2023 SB Award, subject to compliance with the restrictive covenants set forth in the applicable award agreement, including restrictions on competition and solicitation of employees and clients. The 2023 SB Award will immediately vest upon a termination due to death or disability. AB is permitted to clawback the unvested portion of an award if Mr. Bernstein fails to adhere to risk management policies.

Other Compensation and Benefits

Under the Bernstein Employment Agreement, Mr. Bernstein is eligible to participate in all benefit plans available to AB executive officers and, for his safety and accessibility, a company car and driver for business and personal use.

Mr. Bernstein participates in the Profit Sharing Plan for Employees of AB (as amended and restated as of January 1, 2015, and as further amended as of January 1, 2017, again as of April 1, 2018, and again as of June 28, 2022, the “Profit Sharing Plan”), a tax-qualified defined contribution retirement plan. The AB Compensation and Workplace Practices Committee determines the amount of company contributions (both the level of annual matching by the firm of an employee’s pre-tax salary deferral contributions and any annual company profit sharing contribution).

With respect to 2023, the AB Compensation and Workplace Practices Committee determined that employee deferral contributions would be matched on a dollar-for-dollar basis up to 5% of eligible compensation and that there would be no profit-sharing contribution.

AB also pays the premiums associated with a life insurance policy purchased on behalf of Mr. Bernstein and a stipend to cover the cost of a mobile phone.

Termination Benefits

The Bernstein Employment Agreement provides for certain severance and change in control benefits as described below. In April 2017, the AB Board, AXA and Holdings determined that these provisions were reasonable and appropriate because they were necessary to recruit and retain Mr. Bernstein and provide Mr. Bernstein with effective incentives for future performance. They further concluded that the provisions fit within AB’s overall compensation objectives because they:

•	permitted AB to recruit and retain a highly-qualified Chief Executive Officer;

•	aligned Mr. Bernstein’s long-term interests with those of AB’s Unitholders, our stockholders and clients;

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•	were consistent with AXA’s, Holdings’ and the AB Board’s expectations with respect to the manner in which AB and AB Holding would be operated during Mr. Bernstein’s tenure; and

•

were consistent with the AB Board’s expectations that Mr. Bernstein would not be terminated without cause and that no steps would be taken that would provide him with the ability to terminate the agreement for good reason.

Severance Benefits

The Bernstein Employment Agreement provides that, if Mr. Bernstein’s employment is terminated without “cause” or he resigns for “good reason,” and he signs and does not revoke a waiver and release of claims, he will receive the following severance benefits:

•	if Mr. Bernstein resigns for “good reason,” a cash payment equal to the sum of (a) his current base salary and (b) his bonus opportunity amount;

•

if Mr. Bernstein’s employment is terminated by the company other than for “cause,” or due to his death or disability, a cash payment equal to 1.5 multiplied by the sum of (a) his current base salary and (b) his bonus opportunity amount;

•	a pro-rata bonus based on actual performance for the fiscal year in which the termination occurs;

•	monthly payments equal to the cost of COBRA coverage for the COBRA coverage period; and

•	following the COBRA coverage period, access to participation in AB’s medical plans as in effect from time to time at Mr. Bernstein’s (or his spouse’s) sole expense.

Change in Control Benefits

The Bernstein Employment Agreement provides that, if Mr. Bernstein’s employment is terminated without “cause” or he resigns for “good reason” during the 12 months following a “change in control” in AB, and he signs and does not revoke a waiver and release of claims, he will receive the same severance benefits as described above, except that his cash payment will be equal to two times the sum of (a) his current base salary and (b) his bonus opportunity amount.

In the event any payments made to Mr. Bernstein upon a change in control of AB constitute “golden parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, such payments will be reduced to the maximum amount that does not result in the imposition of such excise tax, but only if such reduction results in Mr. Bernstein receiving a higher net-after tax amount than he would receive absent such reduction.

For purposes of the Bernstein Employment Agreement, a change in control is defined as, among other things, Holdings and its majority-owned subsidiaries ceasing to control the election of a majority of the AB Board.

For additional information on severance and change in control benefits for Mr. Bernstein as of December 31, 2023, see “Potential Payments Upon Termination or Change in Control” below.

Restrictive Covenants

Under the Bernstein Employment Agreement, following his termination of employment for any reason, Mr. Bernstein is subject to covenants with respect to non-competition for six months and non-solicitation of customers and employees for twelve months following termination.

2023 Equity Program Award

In addition to his compensation under AB’s executive compensation program, Holdings granted to Mr. Bernstein, in connection with his membership on the EQH Management Committee, a total equity award of $830,000 under the 2023 Equity Program, which was comprised of the following:

•	an EQH RSU award with a grant date fair value of $332,000; and

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Executive Compensation

•	an EQH TSR Performance Share award with a grant date fair value of $498,000, which can be earned subject to EQH’s TSR relative to its peer group.

COMPENSATION-RELATED POLICIES

Clawback and Forfeiture Policy

We amended our Clawback and Forfeiture Policy effective October 2, 2023 to comply with the requirements under the final SEC clawback rules (issued on October 26, 2022) and the New York Stock Exchange listing standards. Our Clawback and Forfeiture Policy, as revised, provides that:

•

if we are required to prepare an accounting restatement of our financial results due to material noncompliance with any financial reporting requirements under the securities laws, without regard to whether any misconduct occurred or an executive officer’s responsibility for the erroneous financial statements, we will claw back any incentive compensation paid to any executive officer (current or former) during the three years before the accounting restatement that is in excess of what would have been paid based on the restated financial information;

•

if we are required to prepare an accounting restatement of our financial results due to material noncompliance with any financial reporting requirement under the securities laws caused by the fraud, misconduct or gross negligence of a current or former executive officer, we will use reasonable efforts to recover any incentive compensation paid to the executive officer that would not have been paid if the financial results had been properly reported; and

•

if a current or former executive officer commits fraudulent or other wrongful conduct that causes us business, financial or reputational harm, we may seek recovery of performance-based compensation with respect to the period of misconduct.

For this purpose, an “executive officer” includes any officer of Holdings for purposes of Section 16 of the Exchange Act. Currently, this includes certain members of the Management Committee and the Chief Accounting Officer.

Stock Ownership Guidelines and Retention Requirements

The following stock ownership guidelines apply to members of the Management Committee:

Executive	Requirement
Chief Executive Officer	6 x base salary
Other Management Committee Members	3 x base salary

For purposes of determining whether the guidelines are met, the following are taken into account:

•	Holdings common stock;

•	Unvested restricted Holdings stock units;

•	For MC members employed by AB, AB Holding Units and unvested restricted AB holding units.

The executives are required to retain 75% of any such equity (after the payment of withholding taxes) received as compensation unless the applicable requirement is met.

Hedging and Pledging

Holdings believes that, when an individual who owns Company securities engages in certain forms of hedging or monetization transactions, he or she may no longer have the same objectives as other holders of the Company

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securities. Accordingly, all Company employees and directors are prohibited from engaging in hedging or similar transactions with respect to Company securities that would allow them to continue to own the securities without the full risks and rewards of ownership. This includes transactions such as zero-cost collars and forward sale contracts that could allow them to lock in much of the value of their holdings in exchange for all or part of the potential for upside appreciation in the securities.

Company employees and directors are further prohibited from pledging Company securities as collateral for a loan (whether in a margin account or otherwise).

Rule 10b5-1 Trading Plan Policy

Holdings’ insider trading policy provides that our insiders may trade in Company securities during periods in which they would otherwise be restricted from doing so under the policy due to the possession of material non-public information or otherwise if they enter into a pre-established written trading plan in accordance with Rule 10b5-1 enacted by the SEC, as may be amended from time to time.

ACCOUNTING AND TAX CONSIDERATIONS

Internal Revenue Code Section 162(m) (“Section 162(m)”) limits tax deductions relating to executive compensation of certain executives of publicly held companies. Holdings is deemed to constitute a publicly held company for purposes of Section 162(m). Accordingly, the Compensation and Talent Committee may consider the deductibility of executive compensation under Section 162(m) when making compensation decisions. However, the Compensation and Talent Committee will authorize compensation payments that are not deductible for federal income tax purposes when the committee believes that such payments are appropriate to attract, retain and incent executive talent.

Internal Revenue Code Section 409A (“Section 409A”) imposes stringent requirements that covered non-qualified deferred compensation arrangements must meet to avoid the imposition of additional taxes, including a 20% additional income tax, on the amounts deferred under the arrangements. The Company’s non-qualified deferred compensation arrangements that are subject to Section 409A are designed to comply with the requirements of Section 409A to avoid additional income taxes.

Accounting and other tax impacts not discussed above are also considered in the design of short-term incentive compensation and equity-based award programs.

CONSIDERATION OF MOST RECENT ‘SAY-ON-PAY’ VOTE

Holdings held its fifth “Say-on-Pay” vote in 2023. Our stockholders indicated their strong satisfaction with our executive compensation program through their overwhelming approval of the 2023 Say-on-Pay vote (96.5% of votes in favor) and during our regular investor outreach meetings. The Compensation and Talent Committee considered this feedback in reviewing our 2023 executive compensation program and, based on the high level of support for our existing program, did not make many substantial changes for 2023. For a summary of the compensation changes made for 2023, see the “2023 Executive Compensation Highlights” section herein.

Compensation and Talent Committee Report

The Compensation and Talent Committee reviewed the preceding Compensation Discussion and Analysis and discussed it with management. Based on the Compensation and Talent Committee’s review and discussion with management, the Compensation and Talent Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation and Talent Committee

Bertram L. Scott (Chair)

Francis A. Hondal

Arlene Isaacs-Lowe

Kristi A. Matus (Chair/member until April 10, 2023)15

[15]	Ms. Matus’s service on the Board concluded at the 2023 Annual Meeting.

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Compensation and Talent Committee Interlocks and Insider Participation

The following directors served as Compensation and Talent Committee members during 2023: Mr. Scott, Ms. Hondal, Ms. Matus (until April 10, 2023)16, and Ms. Isaacs-Lowe. During 2023 and through to the date of the filing of this proxy, none of our executive officers served as: (a) a member of the Compensation and Talent Committee of any entity for which a member of our Board served as an executive officer or (b) a director of another entity, an executive officer of which serves as member of the Board.

Consideration of Risk Matters in Determining Compensation

Holdings has considered whether its compensation practices are reasonably likely to have a material adverse effect on Holdings and determined that they are not.

Holdings engaged a compensation consultant to conduct a risk assessment of our short-term incentive, long-term incentive and sales incentive plans for the employees in our retirement and protection businesses (the “Risk Assessment”) in 2022. The Risk Assessment confirmed that the programs have a number of features that contribute to prudent decision-making and avoid an incentive to take excessive risk. The Risk Assessment also noted good governance practices, well-defined oversight processes and well-honed day-to-day processes, roles and responsibilities with cross-functional representation.

Holdings also considered that AB generally denominates its equity-based awards in AB Holding Units and defers their delivery so the ultimate value that the employee derives from an award depends on the long-term performance of the firm. These features sensitize employees to risk outcomes and discourage them from taking excessive risks, whether relating to investments, operations, regulatory compliance and/or cybersecurity, which could lead to a decrease in the value of the AB Holding Units and/or an adverse effect on AB’s long-term prospects. Also, all outstanding AB equity-based awards generally include a provision permitting AB to “claw-back” the unvested portion of the award if the AB Compensation and Talent Committee determines that (i) the employee failed to adhere to existing risk management policies and (ii) as a result of the employee’s failure, there has been or reasonably could be expected to be a material adverse impact on AB or the employee’s business unit.

[16]	Ms. Matus’s service on the Board concluded at the 2023 Annual Meeting.

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Compensation Tables

2023 SUMMARY COMPENSATION TABLE

The following table presents the total compensation of the Named Executive Officers for services performed in the years ended December 31, 2023, December 31, 2022 and December 31, 2021.

The total compensation reported in the following table includes items such as salary and non-equity incentive compensation as well as the grant date fair value of equity-based compensation. The equity-based compensation may never become payable or may end up with a value that is substantially different from the value reported here. The amounts in the Total column do not represent “Total Direct Compensation” as described in the Compensation Discussion and Analysis.

Name and Principal Position	Fiscal Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total

Pearson, Mark Chief Executive Officer and President, Equitable Holdings	2023	1,249,820	0	10,600,037	3,494,280	368,485	120,480	15,833,102
	2022	1,249,820	0	10,600,012	2,518,400	0	953,417	15,321,649
	2021	1,249,820	0	8,000,011	4,525,000	0	410,201	14,185,032

Raju, Robin Chief Financial Officer, Equitable Holdings	2023	847,718	0	2,550,036	1,465,200	6,201	29,700	4,898,854
	2022	836,210	0	1,700,021	880,000	0	348,822	3,765,053
	2021	675,489	0	750,041	1,525,000	0	108,769	3,059,300

Hurd, Jeffrey Chief Operating Officer, Equitable Holdings	2023	898,765	0	2,350,068	1,831,500	608,463	29,700	5,718,497
	2022	898,765	0	2,000,053	1,200,000	0	520,132	4,618,950
	2021	898,765	0	2,000,033	2,540,000	571,218	215,537	6,225,553

Lane, Nick President, Equitable	2023	897,583	0	2,600,037	1,595,625	278,632	50,657	5,422,534
	2022	897,583	0	2,500,048	1,100,000	0	421,775	4,919,407
	2021	897,583	0	2,100,017	1,862,500	0	173,957	5,034,057

Bernstein, Seth President and CEO, AllianceBernstein Corporation	2023	500,000	4,515,000	4,995,054	—	—	114,201	10,124,255
	2022	500,000	4,925,000	5,575,062	—	—	277,777	11,277,839
	2021	500,000	5,575,000	6,075,025	—	—	142,813	12,292,838

(1)	For the EQH Program Participants, the amounts in this column reflect actual salary paid in each year. Mr. Bernstein’s annual base salary is $500,000.

(2)	No bonuses were paid to the EQH Program Participants in 2023, 2022 or 2021. For Mr. Bernstein, this column includes his annual cash incentive awards paid for performance in each year.

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(3)

For each Named Executive Officer, the amount reported in this column for 2023 includes the aggregate grant date fair value of EQH RSUs and EQH Performance Shares granted under the 2023 Equity Program, in accordance with FASB ASC Topic 718. For Mr. Bernstein, the amount reported in this column for 2023 also includes the grant date fair value of the 2023 SB Award. The assumptions made in calculating these amounts can be found in note 15 of the notes to Holdings’ consolidated financial statements for the year ended December 31, 2023. The EQH Performance Shares were valued at target which represents the probable outcome at grant date. A maximum payout for the EQH Performance Shares, valued at the grant date fair value, would result in values of:

Named Executive Officer	Maximum Payout

Pearson, Mark	$12,720,020

Raju, Robin	$3,060,041

Hurd, Jeffrey	$2,820,073

Lane, Nick	$3,120,052

Bernstein, Seth	$996,051

The EQH RSUs, EQH Performance Shares and 2023 SB Award are described in more detail below in “Supplemental Information for Summary Compensation and Grants of Plan-Based Awards Tables.”

(4)	The amounts reported in this column represent the annual cash incentive awards paid for performance in 2023, 2022 and 2021, respectively.

(5)

The amounts reported in this column represent the increase in the actuarial present value of accumulated pension benefits for the Named Executive Officer. The Named Executive Officers did not have any above-market earnings on non-qualified deferred compensation in 2021, 2022 or 2023. For more information regarding the pension benefits for each Named Executive Officer, see the “Pension Benefits as of December 31, 2023 Table” below.

(6)	The following table provides additional details for the 2023 amounts in the All Other Compensation column:

Name		Auto ($) (a)	Excess Liability Insurance ($) (b)	Financial Advice ($) (c)	Profit Sharing/401k Plan Contributions ($) (d)	Other Perquisites/ Benefits ($) (e) (1)	TOTAL

Pearson, Mark	2023	34,569	22,521	33,690	29,700	—	120,480

Raju, Robin	2023	—	—	—	29,700	—	29,700

Hurd, Jeffrey	2023	—	—	—	29,700	—	29,700

Lane, Nick	2023	—	—	5,395	29,700	15,562	50,657

Bernstein, Seth	2023	94,113	—	—	16,500	3,588	114,201

(a)

Pursuant to their employment agreements, both Mr. Pearson and Mr. Bernstein are entitled to the business and personal use of a dedicated car and driver. The personal use was valued by multiplying the related annual costs (parking, gas, insurance, lease payments, driver compensation, etc.) by a fraction, the numerator of which was the miles used for personal purposes and the denominator of which was the total miles used.

(b)

Equitable Financial pays the premiums for excess liability insurance coverage for Mr. Pearson pursuant to his employment agreement. The amount in this column reflects the actual amount of premiums paid.

(c)

Equitable Financial paid for financial planning services and expatriate tax services for Mr. Pearson in 2023 pursuant to his employment agreement. Equitable Financial paid for expatriate tax services for Mr. Lane in 2023 pursuant to his expatriate agreement.

(d)	This column includes the amount of company contributions received by each EQH Program Participant under the 401(k) Plan and by Mr. Bernstein under the Profit Sharing Plan.

(e)

For Mr. Lane, this column includes $15,562 related to his spouse accompanying him to company events. For Mr. Bernstein this column includes $3,564 in life insurance premiums and $24 in additional perks.

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2023 GRANTS OF PLAN-BASED AWARDS

The following table provides additional information about plan-based compensation disclosed in the “Summary Compensation Table.” This table includes both equity and non-equity awards granted during 2023.

Name	Grant Date	Approval Date (1)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (2)			Estimated Future Payouts Under Equity Incentive Plan Awards (3)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($) (4)
			Threshold ($)	Target ($)	Maximum ($)	Threshold ($)	Target ($)	Maximum ($)

Pearson, Mark			—	3,148,000	6,296,000
	02/15/23	02/14/23							129,348	4,240,027
	02/15/23	02/14/23				40,696	162,785	325,570		6,360,010

Raju, Robin			—	1,200,000	2,400,000
	02/15/23	02/14/23							31,117	1,020,015
	02/15/23	02/14/23				9,790	39,161	78,322		1,530,020

Hurd, Jeffrey			—	1,500,000	3,000,000
	02/15/23	02/14/23							28,677	940,032
	02/15/23	02/14/23				9,023	36,090	72,180		1,410,036

Lane, Nick			—	1,250,000	2,500,000
	02/15/23	02/14/23							31,727	1,040,011
	02/15/23	02/14/23				9,982	39,929	79,858		1,560,026

Bernstein, Seth	12/12/23	12/11/23							136,289	4,165,000
	02/15/23	02/14/23							10,129	332,029
	02/15/23	02/14/23				3,187	12,747	25,494		498,025

(1)

On February 14, 2023, the Compensation and Talent Committee approved the grant of the EQH RSUs and EQH Performance Shares with a grant date of February 15, 2023. On December 12, 2023, the AB Compensation and Workplace Practices Committee approved the grant of the 2023 SB Award with a grant date of December 12, 2023.

(2)

For the EQH Program Participants, the target column shows the target award under the 2023 STIC Program assuming the plan was 100% funded. The actual awards paid to the EQH Program Participants are listed in the Non-Equity Incentive Compensation column of the “Summary Compensation Table.”

(3)

The second and third rows for each Named Executive Officer show the EQH RSUs and TSR Performance Shares granted on February 15, 2023, respectively. For Mr. Bernstein, the first row shows the 2023 AB Award granted on December 12, 2023.

(4)

The amounts in this column represent the aggregate grant date fair value of all equity-based awards granted to the Named Executive Officers in 2023 in accordance with ASC Topic 718. The EQH Performance Shares were valued at target which represents the probable outcome at grant date.

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SUPPLEMENTAL INFORMATION FOR SUMMARY COMPENSATION AND GRANTS OF PLAN-BASED AWARDS TABLES

2023 Annual Equity-Based Awards

EQH RSUs. EQH RSUs were granted on February 15, 2023, with a vesting schedule of three years, with one-third of the grant vesting on each of February 28, 2024, February 28, 2025, and February 28, 2026. EQH RSUs receive dividend equivalents with the same vesting schedule as their related units.

EQH TSR Performance Shares. EQH Performance Shares were granted on February 15, 2023, and will cliff vest after three years on February 28, 2026. EQH Performance Shares will receive dividend equivalents with the same vesting schedule as their related shares and were granted unearned. EQH Performance Shares granted in 2023 may be earned based on Holdings’ Relative TSR. The number of TSR Performance Shares that are earned will be determined at the end of a performance period (January 1, 2023 – December 31, 2025) by multiplying the number of unearned TSR Performance Shares by the “TSR Performance Factor.” The TSR Performance Factor will be determined as follows, subject to a cap of 100% if Holdings’ total stockholder return for the performance period is negative:

If Relative TSR for the TSR Performance Period is. . .	The TSR Performance Factor will equal. . .

87.5th percentile or greater (maximum)	200%

50th percentile (target)	100%

30th percentile (threshold)	25%

Below 30th percentile	0%

Note: For results in between the threshold and target and target maximum amounts, the TSR Performance Factor will be determined by linear interpolation.

The TSR Peer Group for 2023 consisted of the following companies:

2023 TSR Peer Group

Ameriprise Financial, Inc. Brighthouse Financial, Inc. CNO Financial Group, Inc. Globe Life Jackson Financial, Inc. Lincoln National Corporation Manulife Financial Corp.	MetLife Principal Financial Group, Inc. Prudential Financial, Inc. Sun Life Financial, Inc. Unum Group Voya Financial, Inc.

2023 SB Award

The 2023 SB Award is denominated in restricted AB Holding Units and has a three-year pro-rata vesting schedule. The AB Holding Units underlying the 2023 SB Award are restricted and are not permitted to be transferred by Mr. Bernstein. Mr. Bernstein has voluntarily elected to defer receipt of 50% of any vested portion of the 2023 SB Award until January 2028 to be received in ten annual installments and will receive the remaining 50% of the 2023 SB Award as it vests each December. Quarterly cash distributions on vested and unvested restricted AB Holding Units in respect of the 2023 SB Award will be delivered to Mr. Bernstein when cash distributions generally are paid to all Unitholders. If Mr. Bernstein resigns or is terminated without cause prior to the vesting date, he is eligible to continue to vest in the 2023 SB Award, subject to compliance with the restrictive covenants set forth in the applicable award agreement, including restrictions on competition and employee and client solicitation. The 2023 SB Award will immediately vest upon a termination due to death or disability. AB is permitted to claw-back an award if Mr. Bernstein fails to adhere to risk management policies.

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OUTSTANDING EQUITY AWARDS AS OF DECEMBER 31, 2023

The following table lists outstanding equity grants for each Named Executive Officer as of December 31, 2023. The table includes outstanding equity grants from past years as well as the current year. For Messrs. Pearson, Raju and Lane, equity grants in 2017 and prior years were awarded in respect of AXA ordinary shares.

OUTSTANDING EQUITY AWARDS AT 2023 YEAR-END

Option Awards						Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable (1)	Number of Securities Underlying Unexercised Options (#) Unexercisable (1)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (1)	Option Exercise Price ($) (2)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (3)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)

Pearson, Mark	208,786	0		$21.34	03/01/28	340,614	11,342,445	349,262	11,630,411
	59,948	0		$18.74	02/14/29

	457,666	0		$23.18	02/26/30

Raju, Robin	8,726	0		$18.74	02/14/29	60,345	2,009,475	69,456	2,312,871

	17,162	0		$23.18	02/26/30

Hurd, Jeffrey	56,149	0		$21.34	03/01/28	76,090	2,533,790	71,434	2,378,767
	39,267	0		$18.74	02/14/29

	114,417	0		$23.18	02/26/30

Lane, Nick	84,729	0		$24.00	06/06/26	84,818	2,824,429	83,955	2,795,715
	109,417	0		$23.18	02/26/30

Bernstein, Seth	65,446	0		$18.74	02/14/29	310,316	9,700,464	30,262	1,007,740

	57,209	0		$23.18	02/26/30

(1)	All options with expiration dates prior to March 1, 2028, are AXA stock options. All AXA stock options are vested.

(2)

All AXA stock options have euro exercise prices. All euro exercise prices have been converted to U.S. dollars based on the euro to U.S. dollar exchange rate on the day prior to the grant date. The actual U.S. dollar equivalent of the exercise price will depend on the exchange rate at the date of exercise.

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(3)	For the EQH Program Participants, this column reflects the following:

	2021 EQH Performance Shares – Vesting on 2/28/24	2021 EQH RSUs – Vesting Ratably on 2/28/24	2021 EQH RSUs – Vesting on 2/28/24	2022 EQH RSUs – Vesting Ratably on 2/28/24 and 2/28/25	2023 EQH RSUs – Vesting Ratably on 2/28/24, 2/28/25 and 2/28/26

Mr. Pearson	79,703	41,368		86,355	133,188

Mr. Raju	7,473	2,327	4,654	13,850	32,041

Mr. Hurd	19,926	10,342		16,294	29,528

Mr. Lane	20,923	10,858		20,367	32,669

Mr. Bernstein	8,469	4,395		8,147	10,430

For Mr. Bernstein, this column also reflects:

Amount	Grant

29,868.00	Restricted AB Holdings Units Granted in 2020 Vesting Ratably on 12/1/24

34,191.00	Restricted AB Holdings Units Granted in 2021 Vesting Ratably on 12/1/24

78,527.00	Restricted AB Holdings Units Granted in 2022 Vesting Ratably on 12/1/24 and 12/1/25

136,289.00	Restricted AB Holdings Units Granted in 2023 Vesting Ratably on 12/1/24, 12/1/25 and 12/1/26

(4)	This column includes:

	2022 EQH Performance Shares Vesting 2/28/25	2023 EQH Performance Shares Vesting 2/28/26
Mr. Pearson	181,644	167,618
Mr. Raju	29,132	40,324
Mr. Hurd	34,273	37,161
Mr. Lane	42,841	41,114
Mr. Bernstein	17,137	13,125

2021 Performance Shares are reported based on actual performance; 2022 and 2023 Performance Shares are reported at target.

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OPTION EXERCISES AND STOCK VESTED IN 2023

The following table summarizes the value received from stock option exercises and stock awards vested during 2023.

OPTION EXERCISES AND STOCK VESTED

	Option Awards		Stock Awards

Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#) (1)	Value Realized on Vesting ($) (2)

Pearson, Mark	250,004	1,589,723	329,086	10,322,674

Raju, Robin	0	0	22,880	717,946

Hurd, Jeffrey	0	0	79,701	2,499,968

Lane, Nick	79,352	383,282	82,182	2,577,902

Bernstein, Seth	0	0	216,302	6,470,226

(1)

For Messrs. Pearson, Raju, Hurd and Lane, this column reflects the vesting of their 2020 EQH performance shares, the first tranche of their 2022 EQH RSUs, the second tranche of their 2021 RSUs, and the third tranche of their 2020 RSUs.

For Mr. Bernstein, this column reflects the vesting of:

•	the first tranche of his 2022 EQH RSUs, the second tranche of his 2021 EQH RSUs and the third tranche of his 2020 EQH RSUs;

•	the fourth tranche of the restricted AB Holding Units granted to him in 2018, the delivery of which Mr. Bernstein elected to defer until January 31, 2023.

•	the third tranche of the restricted AB Holding Units granted to him in 2019.

•	the second tranche of the restricted AB Holding Units granted to him in 2020, the delivery of which Mr. Bernstein elected to defer until January 31, 2031.

•	the first tranche of the restricted AB Holding Units granted to him in 2021, the delivery of which Mr. Bernstein elected to defer half until January 31, 2032.

Mr. Bernstein will receive quarterly cash distributions payable with respect to the vested but undelivered portion of his AB Holding Units on the same basis as cash distributions are paid to AB Holding Unitholders generally.

(2)

The value of the 2020 performance shares, 2020 EQH RSUs, 2021 EQH RSUs, and 2022 RSUs that vested in 2023 were determined using the closing price of a Share on the vesting date. The value of the restricted AB Holding Units that vested in 2023 were determined using the closing price of an AB Holding Unit on the vesting date.

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PENSION BENEFITS AS OF DECEMBER 31, 2023

The following table lists the pension program participation and actuarial present value of each Named Executive Officer’s defined benefit pension at December 31, 2023. Note that Mr. Hurd did not participate in the Retirement Plan or the Excess Plan, and Mr. Raju did not participate in the ESB Plan, since they were not eligible to participate in the applicable plans prior to their freeze. Mr. Bernstein does not have any pension benefits.

PENSION BENEFITS
Name	Plan Name (1)	Number of Years Credited Service (#) (2)	Present Value of Accumulated Benefit ($)	Payments during the last fiscal year ($)
Pearson, Mark	Equitable Retirement Plan	3	84,673
	Equitable Excess Retirement Plan	3	821,152
	Equitable Executive Survivor Benefit Plan	30	5,020,245
Raju, Robin	Equitable Retirement Plan	8	62,178
	Equitable Excess Retirement Plan	8	—
	Equitable Executive Survivor Benefit Plan	0	—
Hurd, Jeffrey	Equitable Retirement Plan	0	—
	Equitable Excess Retirement Plan	0	—
	Equitable Executive Survivor Benefit Plan	6	1,659,291
Lane, Nick	Equitable Retirement Plan	8	209,099
	Equitable Excess Retirement Plan	8	391,057
	Equitable Executive Survivor Benefit Plan	19	1,359,376

(1)

The December 31, 2023 liabilities for the Retirement Plan, the Excess Plan, and the ESB Plan were calculated using the same participant data, plan provisions and actuarial methods and assumptions used for financial reporting purposes, except that a retirement age of 65 is assumed for all calculations. The assumptions used can be found in note 14 of the notes to Holdings’ consolidated financial statements for the year ended December 31, 2023.

(2)

Credited service for purposes of the Retirement Plan and the Excess Plan does not include an executive’s first year of service and does not include any service after the freeze of the plans on December 31, 2013. Pursuant to his employment agreement, Mr. Pearson’s credited service for purposes of the ESB Plan includes approximately 16 years of service with Equitable Financial affiliates. However, this additional credited service does not result in any benefit augmentation for Mr. Pearson since he has elected benefits that do not vary based on years of service.

The Retirement Plan

The Retirement Plan is a tax-qualified defined benefit plan for eligible employees. The Retirement Plan was frozen effective December 31, 2013.

Participants became vested in their benefits under the Retirement Plan after three years of service. Participants are eligible to retire and begin receiving benefits under the Retirement Plan: (a) at age 65 (the “normal retirement date”) or (b) if they are at least age 55 with at least 5 full years of service (an “early retirement date”).

Prior to the freeze, the Retirement Plan provided a cash balance benefit whereby Equitable Financial established a notional account for each Retirement Plan participant. This notional account was credited with deemed pay credits equal to 5% of eligible compensation up to the Social Security wage base plus 10% of eligible compensation above the Social Security wage base. Eligible compensation included base salary and short-term incentive compensation and was subject to limits imposed by the Internal Revenue Code. These notional accounts continue to be credited with deemed interest credits. For pay credits earned on or after April 1, 2012, up to December 31, 2013, the interest rate is determined annually based on the average discount rates for one-year Treasury Constant Maturities. For pay credits earned prior to April 1, 2012, the annual interest rate is the greater of 4% and a rate derived from the average discount rates for one-year Treasury Constant Maturities. For 2023, pay credits earned prior to April 1, 2012, received an interest crediting rate of 4% while pay credits earned on or after April 1, 2012, received an interest crediting rate of 2.5%.

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Participants elect the time and form of payment of their cash balance account after they separate from service. The normal form of payment depends on a participant’s marital status as of the payment commencement date. If the participant is unmarried, the normal form will be a single life annuity. If the participant is married, the normal form will be a 50% joint and survivor annuity. Subject to spousal consent requirements, participants may elect the following optional forms of payment for their cash balance account:

•	Single life annuity;

•	Optional joint and survivor annuity of any whole percentage between 1% and 100%; and

•	Lump sum.

Mr. Pearson, Mr. Raju and Mr. Lane are entitled to a frozen cash balance benefit under the Retirement Plan and Mr. Pearson is currently eligible for early retirement under the plan.

For certain grandfathered participants, the Retirement Plan provides benefits under a traditional defined benefit formula based on final average pay, estimated Social Security benefits and years of service. None of the Named Executive Officers are grandfathered participants.

The Excess Plan

The purpose of the Excess Plan, which was frozen as of December 31, 2013, was to allow eligible employees to earn retirement benefits in excess of those permitted under the Retirement Plan. Specifically, the Retirement Plan is subject to rules under the Internal Revenue Code that cap both the amount of eligible earnings that may be taken into account for determining benefits under the Retirement Plan and the amount of benefits that the Retirement Plan may pay annually. Prior to the freeze of the Retirement Plan, the Excess Plan permitted participants to accrue and be paid benefits that they would have earned and been paid under the Retirement Plan but for these limits. The Excess Plan is an unfunded plan and no assets are actually set aside in participants’ names.

Mr. Pearson and Mr. Lane are entitled to a frozen benefit under the Excess Plan.

The Excess Plan was amended effective September 1, 2008, to comply with the provisions of Internal Revenue Code Section 409A. Pursuant to the amendment, a participant’s Excess Plan benefits vested after 2005 will generally be paid in a lump sum on the first day of the month following the month in which separation from service occurs provided that payment will be delayed six months for “specified employees” (generally, the fifty most highly-compensated officers of Equitable Financial and its affiliates), unless the participant made a special one-time election with respect to the time and form of payment of those benefits by November 14, 2008. Neither Mr. Pearson nor Mr. Lane made a special election. The time and form of payment of Excess Plan benefits that vested prior to 2005 are the same as the time and form of payment of the participant’s Retirement Plan benefits.

The ESB Plan

The ESB Plan offers financial protection to a participant’s family in the case their death. Eligible employees may choose up to four levels of coverage and the form of benefit to be paid at each level. Each level provides a benefit equal to one time the participant’s eligible compensation (generally, base salary plus the higher of: (a) most recent short-term incentive compensation award and (b) the average of the three highest short-term incentive compensation awards), subject to an overall $25 million cap. Each level offers different coverage choices. Generally, the participant can choose between a life insurance death benefit and a deferred compensation benefit payable upon death at each level. Participants are not required to contribute to the cost of Level 1 or Level 2 coverage but are required to contribute annually to the cost of any options elected under Levels 3 and 4 until age 65.

Level 1 coverage continues after retirement until the participant attains age 65. Levels 2, 3 and 4 coverage continue after retirement until the participant’s death, provided that, for Levels 3 and 4 coverage, all required participant contributions are made.

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The ESB Plan was closed to new participants on January 1, 2019. As a result, Mr. Raju is not eligible to participate in the ESB Plan.

Level 1

A participant can choose between the following two options at Level 1:

Lump Sum Option. Under the Lump Sum Option, a life insurance policy is purchased on the participant’s life. At the death of the participant, the participant’s beneficiary receives a tax-free lump sum death benefit from the policy. The participant is taxed annually on the value of the life insurance coverage provided.

Survivor Income Option. Upon the participant’s death, the Survivor Income Option provides the participant’s beneficiary with 15 annual payments approximating the value of the Lump Sum Option or a payment equal to the amount of the lump sum. The payments will be taxable but the participant is not subject to annual taxation.

Level 2

At Level 2, a participant can choose among the Lump Sum Option and Survivor Income Option, described above, and the following option:

Surviving Spouse Benefit Option. The Surviving Spouse Benefit Option provides the participant’s spouse with monthly income equal to about 25% of the participant’s monthly compensation (with an offset for social security). The payments are taxable but there is no annual taxation to the participant. The duration of the monthly income depends on the participant’s years of service (with a minimum duration of 5 years).

Levels 3 and 4

At Levels 3 and 4, a participant can choose among the Lump Sum Option and Survivor Income Option, described above and the following option:

Surviving Spouse Income Addition Option. The Surviving Spouse Income Addition Option provides monthly income to the participant’s spouse for life equal to 10% of the participant’s monthly compensation. The payments are taxable but there is no annual taxation to the participant.

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NON-QUALIFIED DEFERRED COMPENSATION TABLE AS OF DECEMBER 31, 2023

The following table provides information on deferrals made by the EQH Program Participants under the Post-2004 Plan in 2023, as well as their aggregate balances in the Post-2004 Plan. It also reflects Mr. Bernstein’s deferral of certain equity awards and employer contributions received by Mr. Lane under the Lane Letter Agreement.

Name	Plan Name	Executive Contributions in Last FY ($)	Aggregate Earnings in Last FY ($) (1)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($) (2)
Pearson, Mark	The Post-2004 Variable Deferred Compensation Plan	—	465,050	(430,299)	3,467,302
Raju, Robin	The Post-2004 Variable Deferred Compensation Plan	77,909	110,528	—	808,023
Hurd, Jeffrey	The Post-2004 Variable Deferred Compensation Plan	644,879	356,600	—	2,896,443
Lane, Nick	The Post-2004 Variable Deferred Compensation Plan	—	266,058	(247,078)	1,862,212
	Lane Letter Agreement		20,735	(107,927)	104,267
Bernstein, Seth (3)	2020 Equity Awards	868,849	(141,572)	156,506	2,780,375
	2021 Equity Awards	497,302	(23,933)	44,790	1,060,933
	2022 Equity Awards	571,090	38,086	—	609,175

(1)	The amounts reported in this column are not reported in the 2023 “Summary Compensation Table.”

(2)

The amounts in this column for the Post-2004 Variable Deferred Compensation Plan that were previously reported as compensation in the “Summary Compensation Table” included in Holdings’ 2023, 2022, 2021, 2020 and 2019 Proxy Statements and Equitable Financial’s Forms 10-K for the years ended December 31, 2017, 2016, 2015 and 2014 are:

EQH Program Participant	Amount Previously Reported ($)

Mr. Pearson	3,502,507

Mr. Raju	408,536

Mr. Hurd	1,182,194

Mr. Lane	1,140,611

For the Lane Letter Agreement, the amount reported in this column that was previously reported as compensation in the “Summary Compensation Table” included in Holdings’ 2023 Proxy Statement was $80,088.

For Mr. Bernstein, the amount previously reported in the “Summary Compensation Table” included in AB’s Forms 10-K for the years ended December 31, 2020, 2021 and 2022 were $3,835,000 for his 2020 Equity Award, $5,225,000 for his 2021 Equity Award (50% of which was deferred), and $5,225,000 for his 2021 Equity Award (50% of which was deferred).

(3)	For Mr. Bernstein, the executive contributions column reflects the value of:

•	for the 2020 Equity Award, 29,868 restricted AB Holdings Units that vested on December 1, 2023, and will not be delivered until January 31, 2031; and

•	for the 2021 Equity Award, 17,095 restricted AB Holding Units that vested on December 1, 2023, and will not be delivered until January 31, 2032; and

•	for the 2022 Equity Award, 19,632 restricted AB Holding Units that vested on December 1, 2023, and will not be delivered until January 31, 2030.

The Post-2004 Plan

The Post-2004 Plan allows eligible employees to defer the receipt of up to 50% of their base salary and short-term incentive compensation. Deferrals are credited to a bookkeeping account in the participant’s name on the first day of the month following the month in which the compensation otherwise would have been paid to him or her. The account is used solely for record keeping purposes and no assets are actually placed into any account in the participant’s name.

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Account balances in the Post-2004 Plan are credited with gains and losses as if invested in the available earnings crediting options chosen by the participant. The Post-2004 Plan currently offers a variety of earnings crediting options.

Each year, participants in the Post-2004 Plan can elect to make deferrals into an account they have already established under the plan or they may open a new account, provided that they may not allocate any new deferrals into an account if they are scheduled to receive payments from the account in the next calendar year.

When participants establish an account, they must elect the form and timing of payments for that account. They may receive payments of their account balance in a lump sum or in any combination of lump sum and/or annual installments paid over consecutive years. They may elect to commence payments from an account in July or December of any year after the year following the deferral election provided that payments must commence by the first July or December following age 71.

Prior to 2023, the Company provided excess 401(k) contributions in the Post-2004 Plan for participants in the 401(k) Plan with eligible compensation in excess of the qualified plan compensation limit. These contributions were equal to 5% of the participant’s (i) eligible compensation in excess of the qualified plan compensation limit and (ii) voluntary deferrals to the Post-2004 Plan for the applicable year. The Company also provided a 3% excess matching contribution for participants’ voluntary deferrals under the plan. Both the 5% contribution and 3% excess matching contribution were discontinued for all participants after December 31, 2022.

The Lane Letter Agreement

The Lane Letter Agreement provided that, for each calendar year during which Mr. Lane was employed by Equitable Financial and on international assignment to AXA Life Japan for any portion of the year, he would be entitled to an employer contribution to a deferred compensation account for that year. For 2016, this contribution was equal to 10% of his salary prior to departure, pro-rated based on the period of service under the assignment during 2016. For each year after 2016, his contribution was equal to the value of any additional employer contributions that he would have received in that year under the AXA Equitable 401(k) Plan and its related excess plan if eligible compensation for purposes of those plans equaled his worldwide income.

Contributions were credited to the deferred compensation account for a year in February of the following calendar year and Mr. Lane was immediately vested in all contributions. Each account is used solely for record keeping purposes and no assets are actually placed into any account in Mr. Lane’s name. Account balances are credited with gains and losses as if invested in the available earnings crediting options chosen by Mr. Lane. The Lane Letter Agreement currently offers a variety of earnings crediting options.

Payment of Mr. Lane’s account balances are made in July of the fourth year after the year for which the contributions were made. Mr. Lane has a limited ability to change the time and form of payment of the account balances.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

EQH Program Participants

The table below and the accompanying text present the hypothetical payments and benefits that would have been payable if the EQH Program Participants terminated employment, or a change in control (“CIC”) of Holdings occurred on December 31, 2023 (the “Trigger Date”). The payments and benefits described below are hypothetical only, as no such payments or benefits have been paid or made available. Hypothetical payments or benefits that would be due under arrangements that are generally available on the same terms to all salaried employees are not described or included in the table below.

The following definitions are used for purposes of the table below:

•	“2021 EQH Equity Awards” means the equity awards granted to the EQH Program Participants on February 17, 2021;

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•	“2022 EQH Equity Awards” means the equity awards granted to the EQH Program Participants on February 16, 2022;

•	“2023 EQH Equity Awards” means the equity awards granted to the EQH Program Participants on February 15, 2023;

•	“EQH Equity Awards” means the 2021 EQH Equity Awards, the 2022 EQH Equity Awards and the 2023 EQH Equity Awards; and

•	“Cause” is defined as follows:

For purposes of:	Cause generally means:

Mr. Pearson’s employment agreement

• willful failure to substantially perform his duties after reasonable notice of his failure to do so;

• willful misconduct that is materially injurious to the Company;

• conviction of, or plea of nolo contendere to, a felony; or

• willful breach of any written covenant or agreement with the Company to not disclose information pertaining to the Company or to not compete or interfere with the Company.

The Supplemental Severance Plan

• violation of law during the course of employment;

• material breach of any Company policy related to workplace conduct;

• conduct resulting in damage to Company assets;

• conduct that is materially injurious to the Company, monetarily or otherwise;

• disclosure of confidential and/or proprietary information in violation of Company policies or standards; or

• breach of duty of loyalty to the Company.

EQH Equity Awards

• commission of a crime involving fraud, theft, false statements or other similar acts or commission of a felony;

• willful or grossly negligent failure to perform material employment-related duties;

• material violation of any Company policy;

• engaging in any act or making any public statement that materially impairs, impugns, denigrates, disparages or negatively reflects upon the name, reputation or business interests of the Company; or

• material breach of any employment agreement, or noncompetition, nondisclosure or non-solicitation agreement with the Company.

•	“CIC” of Holdings generally includes the following events:

•	any person becomes the beneficial owner of 30% or more of Holdings’ common stock;

•

the individuals who constituted the Board at March 25, 2019 cease for any reason to constitute at least a majority of the Board provided, however, that any individual becoming a Director subsequent to this date whose appointment was approved by a vote of at least a majority of the Directors then comprising the Board shall be considered as though said individual was a member of the March 25, 2019 Board; and

•

the consummation of a business combination (e.g., a merger, reorganization or similar transaction involving the Company) unless, following the business combination, substantially all of the persons that were the beneficial owners of Holdings immediately prior to the business combination beneficially own 50% or more of the resulting entity from the business combination in substantially the same proportions as their ownership of Holdings immediately prior to the business combination;

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•	“Good Reason” is defined as follows:

For purposes of:	Good Reason generally means:

Mr. Pearson’s employment agreement

• an assignment of duties materially inconsistent with Mr. Pearson’s duties or authority or a material limitation of Mr. Pearson’s powers;

• the removal of Mr. Pearson from his positions;

• Mr. Pearson being required to be based at an office more than 75 miles from New York City;

• a diminution of Mr. Pearson’s titles;

• a material failure by the Company to comply with the agreement’s compensation provisions; and

• a failure of the company to secure a written assumption of the agreement by any successor company.

The Supplemental Severance Plan

• material diminution of duties, authority or responsibilities;

• material reduction in base compensation (other than in connection with, and substantially proportionate to, reductions by the Company of the compensation of other similarly situated senior executives); and

• material change in the geographic location of an executive’s position.

Please note the following when reviewing the tables:

•	hypothetical payments and benefits related to equity-based awards are calculated using, as applicable the closing price of a Share on December 31, 2023;

•	it is assumed that any involuntary termination is not for “cause;” and

•

in all cases included in the table, the EQH Program Participants would have been entitled to the benefits described in the pension and non-qualified deferred compensation tables above with the exception of benefits under the ESB Plan unless otherwise indicated below.

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Name	Temporary Income Payments ($)	Lump Sum Payments ($)	EQH Equity Awards ($)

Mr. Pearson

Retirement	—	3,148,000	15,842,816

Good Reason Termination	9,199,600	3,148,000	15,842,816

Involuntary Termination	9,199,600	3,148,000	15,842,816

CIC w/o Termination	—	—	12,745,436

Death	—	—	25,859,640

Disability	—	—	25,859,640

Mr. Raju

Involuntary Termination – no CIC(1)	3,071,577	1,240,000	1,655,318

CIC w/o Termination	—	—	2,368,625

Death	—	—	4,592,978

Disability	—	—	4,592,978

Mr. Hurd

Involuntary Termination – no CIC(2)	4,082,625	1,540,000	2,745,473

CIC w/o Termination	—	—	2,840,669

Death	—	—	5,634,271

Disability	—	—	5,634,271

Mr. Lane

Involuntary Termination – no CIC(3)	3,434,000	1,290,000	3,105,102

CIC w/o Termination	—	—	3,166,001

Death	—	—	6,377,908

Disability	—	—	6,377,908
(1)

If the involuntary termination was within twelve months after a CIC, or Mr. Raju resigned for “good reason” within twelve months after a CIC, the temporary income payments would have been $4,095,435. See “Involuntary Termination – no CIC” below for more information.

(2)

If the involuntary termination was within twelve months after a CIC, or Mr. Hurd resigned for “good reason” within twelve months after a CIC, the temporary income payments would have been $5,443,500. See “Involuntary Termination – no CIC” below for more information.

(3)

If the involuntary termination was within twelve months after a CIC, or Mr. Lane resigned for “good reason” within twelve months after a CIC, the temporary income payments would have been $4,578,667. See “Involuntary Termination – no CIC” below for more information.

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Executive Compensation

Retirement

Mr. Pearson was the only EQH Program Participant eligible to retire on the Trigger Date. For this purpose, “retirement” means termination of service on or after the normal retirement date or any early retirement date under the Retirement Plan. If Mr. Pearson had retired on the Trigger Date, he would have received the items described in the following table.

Item	Description

Lump Sum Payments	He would have received a 2023 STIC Program award equal to the lower of his 2022 STIC Program award and his 2023 STIC Target.

EQH Equity Awards

The unvested portions of his 2023 EQH Equity Award would have been forfeited.

His 2021 and 2022 EQH Equity Awards would continue to vest pursuant to their terms, including satisfaction of any applicable performance criteria. Any vested options held at the time of termination would remain exercisable until the earlier of five years from the date of termination and their expiration.

Other	He would have been entitled to access to retiree medical coverage without any company subsidy as well as continued participation in the ESB Plan (the “Medical/ESB Benefits”).

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Good Reason Termination

Mr. Pearson is the only EQH Program Participant who is entitled to temporary income payments and lump sum payments (collectively, “Severance Benefits”) in connection with a termination for good reason unrelated to a CIC. If Mr. Pearson had voluntarily terminated on the Trigger Date for “good reason,” he would have received the items described in the following table.

Item	Description

Severance Benefits

Mr. Pearson waived his right to receive any benefits under the Severance Plan or the Supplemental Severance Plan. Under his employment agreement, he would have received:

• temporary income payments equal to the sum of two years of salary and two times the greatest of: (a) his most recent STIC Program award, (b) the average of his last three STIC Program awards and (c) his STIC Target;

• a lump sum payment equal to his STIC Target; and

• a lump sum payment equal to the additional excess 401(k) contributions that he would have received if his temporary income payments were eligible for those contributions and were all paid on the Trigger Date.

The temporary income payments would have been paid over a two-year period beginning on the first payroll date of the Company following the 60th day after the date of termination of employment (the “Severance Period”), provided that they would cease if Mr. Pearson provided services for a competitor.

The Severance Benefits are contingent upon Mr. Pearson executing a release of all claims against the company.

EQH Equity Awards	His equity awards would have been treated as described above under “Retirement.”

Other	He would have received the Medical/ESB Benefits.

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Executive Compensation

Involuntary Termination

If Mr. Pearson’s employment had been involuntarily terminated by the Company on the Trigger Date, he would have received the items described in the following table.

Item	Description

Severance Benefits	He would have been entitled to the same Severance Benefits under his employment agreement as those due upon a termination for good reason as described above, subject to the same conditions.

EQH Equity Awards

If he signed a release of all claims against the Company:

• his 2021 and 2022 EQH Equity Awards would continue to vest pursuant to their terms, including satisfaction of any applicable performance criteria. Any vested options held at the time of termination would remain exercisable until the earlier of five years from the date of termination and their expiration.

His 2023 EQH Equity Award would have been forfeited.

Other	He would have received the Medical/ESB Benefits.

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Involuntary Termination – No CIC

If they had experienced an involuntary termination of employment on the Trigger Date, the EQH Program Participants other than Mr. Pearson would have received the items described in the following table.

Item	Description

Severance Benefits

They would have been eligible for Severance Benefits under the Severance Plan, as supplemented by the Supplemental Severance Plan. To receive those benefits, the executives would have been required to sign a separation agreement including a release of all claims against the Company.

The Severance Benefits would have included:

• temporary income payments equal to 78 weeks of base salary (104 weeks in the case of a termination within twelve months after a CIC);

• additional temporary income payments equal to 1.5 times (two times in the case of a termination within twelve months after a CIC) the greatest of:

• the most recent annual STIC Program award paid to the executive;

• the average of the three most recent STIC Program awards paid to the executive; and

• the executive’s STIC Target; and

• a lump sum payment equal to the sum of the executive’s STIC Target and $40,000.

If, instead of an involuntary termination, the executives had resigned for “good reason” within twelve months after a CIC, they would have been entitled to the same benefits as above, subject to the same conditions.

EQH Equity Awards

Provided they executed a release of claims:

• The executives would have retained a pro rata portion of their unvested 2021 and 2022 EQH Performance Shares and RSUs, each of which would remain outstanding and vest subject to the attainment of the applicable performance or service criteria.

• Any vested EQH stock options held at the time of termination would remain exercisable until the earlier of 30 days from the date of termination and their expiration.

They would have forfeited their 2023 EQH Equity Awards.

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Executive Compensation

Change in Control w/o Termination

If there had been a CIC on the Trigger Date without any termination of employment, the EQH Program Participants would have received the items described in the following table.

Item	Description

EQH Equity Awards

Generally, in the event of a CIC, EQH Equity Awards without performance criteria that are not assumed or replaced with substitute awards having the same or better terms or conditions would fully vest and be cancelled for the same per share payment made to the stockholders in the CIC (less, in the case of stock options, the applicable exercise price).

EQH Equity Awards with performance criteria would be pro-rated at the time of the CIC based on either target or actual levels of performance, and then modified into time-vesting awards. The modified awards would then either be replaced, assumed or cashed out, as described above.

For purposes of the payments and benefits table above, we have assumed that the EQH Equity Awards are not assumed or replaced.

Death

If an EQH Program Participant had terminated employment due to death on the Trigger Date:

Item	Description

EQH Equity Awards	All EQH Equity Awards would have immediately vested. EQH stock options would have been exercisable until the earlier of one year from the date of death and their expiration. All other awards would have been immediately paid out, assuming target performance for EQH Performance Shares.

Disability

If an EQH Program Participant had terminated employment due to disability on the Trigger Date:

Item	Description

EQH Equity Awards

He would have been treated as if he continued in the employ of the Company with respect to his EQH Equity Awards. The estimated values of payouts related to awards with performance criteria at the Trigger Date assume target performance.

All EQH stock options would have been exercisable until the earlier of their expiration date and the five-year anniversary of the termination date.

Restrictive Covenants

Mr. Pearson’s Employment Agreement

Mr. Pearson is subject to a confidentiality provision, in addition to covenants with respect to non-competition during his employment and twelve months thereafter (six months if he voluntarily terminates employment without good reason) and non-solicitation of customers and employees for twelve months following his termination of employment or, if longer, during the Severance Period.

The Supplemental Severance Plan

To receive benefits under the Supplemental Severance Plan, executives are required to sign a separation agreement including a release of all claims against the Company. The agreement also must include provisions regarding non-competition and non-solicitation of customers and employees for twelve months following termination of employment.

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EQH Equity Awards

The award agreements for the EQH Equity Awards include provisions regarding non-competition and non-solicitation of customers and employees for twelve months following termination of employment. In the event that an EQH Program Participant who retains all or a portion of his equity-based award following termination of employment violates the non-competition and non-solicitation contained in his award agreement, any remaining portion of his award at the time of violation will be immediately forfeited. Also, any portion of his award that vested after termination, and any shares or cash issued upon exercise or settlement of that vested portion, will be immediately forfeited or paid to the Company together with all gains earned or accrued.

MR. BERNSTEIN

The table below and the accompanying text present the hypothetical payments and benefits that would have been payable if Mr. Bernstein terminated employment, or a CIC of AB (or, in the case of Mr. Bernstein’s EQH Equity Awards, a CIC of Holdings as defined above) occurred on December 31, 2023 (the “Trigger Date”). The payments and benefits described below are hypothetical only, as no such payments or benefits have been paid or made available. Hypothetical payments or benefits that would be due under arrangements that are generally available on the same terms to all salaried employees are not described or included in the table below.

For purposes of these tables, hypothetical payments and benefits related to Mr. Bernstein’s equity awards are calculated using the closing price of a Share on December 31, 2023, or the closing price of an AB Holding Unit on December 31, 2023 as applicable.

EQH Equity Awards

Retirement	$1,577,051

Death	$2,361,437

Disability	$2,361,437

Involuntary Termination or termination by Mr. Bernstein for good reason – no CIC	$1,577,051

CIC of Holdings without Termination	$1,152,710

Death

If Mr. Bernstein had terminated employment due to death on the Trigger Date, he would have immediately vested in the unvested portion of his EQH Equity Awards.

Disability

If Mr. Bernstein had terminated employment due to disability on the Trigger Date, he would have been treated as if he continued in the employ of the Company for purposes of his EQH Equity Awards.

Involuntary Termination – no CIC

If Mr. Bernstein’s employment had been involuntarily terminated by the Company on the Trigger Date without cause as defined above for EQH Equity Awards:

•	he would have forfeited his 2023 Equity Program award; and

•	he would have automatically vested in full in his 2022 and 2021 EQH Performance Shares and RSUs.

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Executive Compensation

CIC

In the event of a CIC on the Trigger Date, the portions of his EQH Equity Awards without performance criteria that are not assumed or replaced with substitute awards having the same or better terms or conditions would fully vest and be cancelled for the same per share payment made to the stockholders in the CIC (less, in the case of stock options, the applicable exercise price).

The portions of Mr. Bernstein’s EQH Equity Awards with performance criteria would be pro-rated at the time of the CIC based on either target or actual levels of performance, and then modified into time-vesting awards. The modified awards would then either be replaced, assumed or cashed out, as described above.

For purposes of the table above, we have assumed that Mr. Bernstein’s awards are not assumed or replaced.

AB Holding Unit Awards

Reason for Employment Termination	Cash Payments ($)	AB Holding Unit Awards ($)	Other Benefits ($) (7)
CIC of AB	—	8,653,482
Termination by Mr. Bernstein for good reason (1)	3,500,000	8,653,482	19,982
Termination of Mr. Bernstein’s employment by AB without cause or due to Death or Disability (2)	5,250,000	8,653,482	19,982
Termination by Mr. Bernstein for good reason or by AB without cause and within 12 months of CIC of AB (3)	7,000,000	8,653,482	19,982
Termination by Mr. Bernstein without good reason (complies with applicable agreements and restrictive covenants) under the AB Incentive Compensation Award Program (“ICAP”)	—	8,653,482	—
Death or Disability (4) (5) (6)	—	8,653,482	19,982

(1)	Under his employment agreement, if Mr. Bernstein resigns for “good reason” (as defined below) and he signs and does not revoke a waiver and release of claims, he will receive the following:

•	a cash payment equal to the sum of (a) his current base salary and (b) his bonus opportunity amount;

•	a pro rata bonus based on actual performance for the fiscal year in which the termination occurs;

•	monthly payments equal to the cost of COBRA coverage for the COBRA coverage period; and

•	following the COBRA coverage period, access to participation in AB’s medical plans as in effect from time to time at Mr. Bernstein’s (or his spouse’s) sole expense.

(2)

If Mr. Bernstein’s employment is terminated without “cause”, he will receive the amounts described in (2) above, except that the cash payment will equal 1.5 times the sum of (a) his current base salary and (b) his bonus opportunity amount.

(3)

If, during the 12 months following a CIC of AB, Mr. Bernstein is terminated without “cause” or resigns for “good reason”, he will receive the amounts described in (2) above, except that the cash payment will equal two times the sum of (a) his current base salary and (b) his bonus opportunity amount.

(4)

Under the Bernstein Employment Agreement, “disability” is defined as a good faith determination by AB that Mr. Bernstein is physically or mentally incapacitated and has been unable for a period of 180 days in the aggregate during any 12-month period to perform substantially all of the duties for which he is responsible immediately before the commencement of the incapacity.

(5)

Under the Bernstein Employment Agreement, upon termination of Mr. Bernstein’s employment due to death or disability, and after the COBRA period, AB will provide Mr. Bernstein and his spouse with access to participation in AB’s medical plans at Mr. Bernstein’s (or his spouse’s) sole expense based on a reasonably determined fair market value premium rate.

(6)

Under the applicable ICAP award agreements, “disability” is defined as the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to last for a continuous period of not less than 12 months, as determined by the carrier of the long-term disability insurance program maintained by AB or its affiliate that covers Mr. Bernstein.

(7)	Reflects the value of group medical coverage to which Mr. Bernstein would be entitled.

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Bernstein Employment Agreement Definitions

Change in Control

A CIC of AB includes, among other events, the Company ceasing to control the election of a majority of the AB Board.

Cause

Cause generally includes Mr. Bernstein’s conviction in certain types of criminal proceedings, Mr. Bernstein’s willful refusal to substantially perform his duties or other willful behavior.

Good Reason

Good reason generally includes Mr. Bernstein’s termination after the diminution of his position, authority, duties or responsibilities, any material breach by AB of the Bernstein Employment Agreement or any material compensation agreement and other similar events.

Golden Parachute Payments

In the event any payments to Mr. Bernstein constitute “golden parachute payments” within the meaning of Section 280G of the Internal Revenue Code and would be subject to an excise tax imposed by Section 4999 of the Internal Revenue Code, payments shall be reduced to the maximum amount that does not result in the imposition of such excise tax, but only if such reduction results in Mr. Bernstein receiving a higher net-after tax amount than he would receive absent the reduction.

Restrictive Covenants

Mr. Bernstein is subject to a confidentiality provision, in addition to covenants with respect to non-competition during his employment and six months thereafter and non-solicitation of customers and employees for 12 months following his termination of employment.

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Executive Compensation

Chief Executive Officer Pay Ratio Information
In 2023, the compensation of Mr. Pearson was approximately 137 times the median pay of all employees, resulting in a Chief Executive Officer pay ratio of 137:1. Equitable identified a median employee in 2024 by examining 2023 total compensation for all individuals who were employed by Holdings and its subsidiaries as of December 31, 2023 using methods consistent with SEC rules for that purpose. All employees were included in this process, whether employed on a full-time or part-time basis. Total compensation included base salary (plus overtime, as applicable), commissions (as applicable), cash bonuses and the grant date fair value of equity-based awards. The median employee’s compensation for 2023 ($115,507) was compared to Mr. Pearson’s compensation for 2023 ($15,833,102) using the same methodology used for the “
Summary Compensation Table
” above.
As illustrated in the table below, our 2023 CEO Pay Ratio is 137:1:

	Mark Pearson	Median Employee
Base salary ($)	1,249,820	95,974
Cash bonus ($)	3,494,280	10,308
Stock awards ($)	10,600,037	0
Change in pension value ($)	0	0
All other compensation ($)	120,480	9,225
Total ($)	15,833,102	115,507

2023 CEO Pay Ratio		137:1
Pay versus Performance
Holdings is providing the following disclosure in accordance with the SEC’s pay versus performance disclosure rules (the “PVP Rules”). However, we generally do not make compensation decisions based on “compensation actually paid” within the meaning of the PVP Rules, nor do we use the performance metrics that are required to be disclosed under the PVP Rules in our incentive compensation programs. In particular, we use
Non-GAAP
Operating Earnings, rather than net income, to determine compensation, because the nature of the products we offer result in net income volatility (as further described in the 2023 Form
10-K),
and because we view the
Non-GAAP
Operating Earnings measure as more aligned with the underlying profitability drivers of our business than net income. Please refer to page 31 for a discussion of our incentive compensation programs, the performance objectives we utilize, and how we align pay and performance.

Fiscal Year (a)	Summary Compensation Table Total for PEO (b)	Compensation Actually Paid to PEO (c)	Average Summary Compensation Table Total for Non-PEO NEOs (d)	Average Compensation Actually Paid to Non-PEO NEOs (e)	Value of Initial Fixed $100 Investment Based on:		Net Income (h) 17	Company Selected Measure: Non-GAAP Operating Earnings (i)	Supplemental Measure: Relative 3-Year TSR Rank (h)
					Company TSR (f)	Peer Group TSR (S&P 400 Financials) (g)
2023	$15,833,102	$19,204,586	$6,541,035	$6,958,269	$149	$136	$1,302	$1,694	36.1%
2022	$15,321,649	$7,211,420	$6,145,312	$4,215,506	$125	$126	$2,153	$1,726	59.7%
2021	$14,185,032	$28,457,088	$5,929,763	$10,114,513	$140	$131	$1,755	$2,555	91.3%
2020	$14,874,955	$17,014,191	$6,277,014	$7,423,503	$106	$98	($648)	$2,302	83.9%

1.	For purposes of this disclosure, “PEO” refers to Principal (or Chief) Executive Officer.

2.
To calculate Compensation Actually Paid (CAP) for each year, the “
Summary Compensation Table
” (SCT) total compensation amount for such year was adjusted by (1) deducting certain amounts from the SCT total, as shown in tables A and B below, (2) adding the equity component of CAP amounts, as shown in tables C and D below, and (3) adding the pension component of CAP amounts (i.e., service costs and prior service costs for the applicable year), which, for the PEO, were $
274,579
for 2023, $465,238 for 2022, $477,973 for 2021, and $422,757 for 2020, and for
non-PEO
NEOs, averaged $77,191 for 2023, $130,323 for 2022, $133,038 for 2021, and $101,308 for 2020.

17	Net Income and Non-GAAP Operating Earnings have been restated for years ending 2021 and 2022 in accordance with the implementation of the LDTI accounting standard, which was effective January 2023.

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3.
Mark Pearson was the PEO in 2020, 2021, 2022 and 2023. 2022 and 2023
non-PEO
NEOs include Robin Raju, Jeff Hurd, Nick Lane and Seth Bernstein. 2021
non-PEO
NEOs include Anders Malmstrom (departed March 31, 2021), Robin Raju (promoted April 1, 2021), Jeff Hurd, Nick Lane and Seth Bernstein. 2020
non-PEO
NEOs include Anders Malmstrom, Jeff Hurd, Nick Lane and Seth Bernstein.

4.
Effective December 18, 2023, the S&P Dow Jones Indices added Holdings to the S&P MidCap 400 Index. We believe this index consists of a more appropriate peer group and our inclusion will increase our visibility and exposure to a broader investor base. Where Holdings previously used the S&P 500 index for benchmarking purposes, going forward, it will use the Standard & Poor’s 400 indices. As a result, the TSR Peer Group reported for PVP changed from the S&P 500 Financial Index to the S&P 400 Financial Index. A comparison of Company TSR to both the S&P 400 Financial Index and S&P 500 Financial Index is shown below:

	Value of Initial Fixed $100 Investment Based on:
Fiscal Year	Company TSR	Peer Group TSR (S&P 400 Financials)	Peer Group TSR (S&P 500 Financials)
2023	$149	$136	$133
2022	$125	$126	$118
2021	$140	$131	$134
2020	$106	$98	$98
PEO SCT Total to CAP Reconciliation - Deductions - Table A

Year	Salary (included in SCT Total and CAP)	Bonus and Non- Bonus Equity Incentive Compensation (included in SCT Total and CAP)	All Other Compensation (included in SCT Total and CAP)	SCT Total (as shown in column (b) above)	Deductions from SCT Total
					Pension (deduct change in pension values reported in column (6) of the SCT from SCT Total)	Equity (deduct stock and option award values reported in columns (3) and (4) of the SCT from SCT Total)
2023	$1,249,820	$3,494,280	$120,480	$15,833,102	$368,485	$10,600,037
2022	$1,249,820	$2,518,400	$953,417	$15,321,649	$0	$10,600,012
2021	$1,249,820	$4,525,000	$410,201	$14,185,032	$0	$8,000,011
2020	$1,297,845	$3,000,000	$435,074	$14,874,955	$2,141,979	$8,000,057
Average
Non-PEO
NEOs SCT Total to CAP Reconciliation – Deductions – Table B

Year	Salary (included in SCT Total and CAP)	Bonus and Non- Bonus Equity Incentive Compensation (included in SCT Total and CAP)	All Other Compensation (included in SCT Total and CAP)	SCT Total (as shown in column (b) above)	Deductions from SCT Total
					Pension (deduct change in pension values reported in column (6) of the SCT from SCT Total)	Equity (deduct stock and option award values reported in columns (3) and (4) of the SCT from SCT Total)
2023	$786,017	$2,351,831	$56,065	$6,541,035	$223,324	$3,123,799
2022	$783,140	$2,026,250	$392,127	$6,145,312	$0	$2,943,796
2021	$647,494	$2,300,500	$152,496	$5,929,763	$114,244	$2,715,030
2020	$785,537	$2,057,688	$196,546	$6,277,014	$490,939	$2,746,305

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Executive Compensation

PEO Equity Component of CAP - Table C

Year	Equity Type	Fair Value of Current Year Equity Awards at 12/31 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31 (b)	Change in Value of Prior Years’ Awards That Vested in FY (c)	Cash Dividends (d)	Equity Value Included in CAP (e) = (a)+(b)+(c)+(d)
2023	PS	$6,786,836	$918,141	$571,576	$0	$8,276,553
	RSUs	$4,435,159	$710,515	$306,053	$0	$5,451,727
	Options	$0	$0	$337,147	$0	$337,147
	Total	$11,221,995	$1,628,657	$1,214,775	$0	$14,065,427
2022	PS	$3,775,111	($5,129,025)	$321,980	$0	($1,031,934)
	RSUs	$3,610,424	($362,670)	$34,581	$0	$3,282,335
	Options	$0	($436,307)	$210,451	$0	($225,856)
	Total	$7,385,535	($5,928,002)	$567,013	$0	$2,024,545
2021	PS	$4,986,758	$5,944,129	$800,598	$0	$11,731,484
	RSUs	$3,850,878	$690,935	$1,260,838	$0	$5,802,651
	Options	$0	$2,788,739	$1,471,219	$0	$4,259,958
	Total	$8,837,636	$9,423,803	$3,532,655	$0	$21,794,093
2020	PS	$5,767,066	($86,154)	$0	$0	$5,680,912
	RSUs	$2,282,934	$219,075	($167,474)	$0	$2,334,534
	Options	$3,368,422	$464,412	$10,235	$0	$3,843,069
	Total	$11,418,422	$597,333	($157,239)	$0	$11,858,515
Non-PEO
NEOs Equity Component of CAP - Table D

	Equity Type	Fair Value of Current Year Equity Awards at 12/31 (a)	Change in Value of Prior Years’ Awards Unvested at 12/31 (b)	Change in Value of Prior Years’ Awards That Vested in FY (c)	Cash Dividends (d)	Equity Value Included in CAP (e) = (a)+(b)+(c)+(d)
2023	PS	$1,333,384	$158,915	$97,386	$0	$1,589,686
	RSUs	$1,928,620	$7,663	($130,400)	$234,176	$2,040,060
	Options	$0	$0	$57,420	$0	$57,420
	Total	$3,262,004	$166,579	$24,407	$234,176	$3,687,166
2022	PS	$641,068	($894,609)	$74,663	$0	($178,877)
	RSUs	$1,625,231	($654,319)	($269,610)	$390,706	$1,092,008
	Options	$0	($74,309)	$44,846	$0	($29,463)
	Total	$2,266,299	($1,623,236)	($150,102)	$390,706	$883,667
2021	PS	$1,035,356	$1,299,026	$147,242	$0	$2,481,624
	RSUs	$1,801,440	$734,134	$685,615	$299,513	$3,520,702
	Options	$0	$579,483	$299,175	$0	$878,658
	Total	$2,836,796	$2,612,643	$1,132,032	$299,513	$6,880,984
2020	PS	$1,288,616	($44,862)	$0	$0	$1,243,754
	RSUs	$1,518,738	$318,991	($12,910)	$316,459	$2,141,278
	Options	$752,635	$128,344	$16,413	$0	$897,392
	Total	$3,559,989	$402,473	$3,503	$316,459	$4,282,424

5.
Mark Pearson was the PEO in 2020, 2021, 2022 and 2023. 2022 and 2023
non-PEO
NEOs include Robin Raju, Jeff Hurd, Nick Lane and Seth Bernstein. 2021
non-PEO
NEOs include Anders Malmstrom (departed March 31, 2021), Robin Raju (promoted April 1, 2021), Jeff Hurd, Nick Lane and Seth Bernstein. 2020
non-PEO
NEOs include Anders Malmstrom, Jeff Hurd, Nick Lane and Seth Bernstein.

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Required Tabular Disclosure of Most Important Measures to Determine FY2023 CAP

•
The four items listed below represent the most important metrics we used to determine CAP for FY2023 as further described in our Compensation Discussion and Analysis (CD&A) within the sections titled “Annual Incentive Compensation” and “Long-Term Incentive Compensation.”

Most Important Performance Measures
Relative Total Shareholder Return
Non-GAAP Operating Earnings
Value of New Business Free Cash Flow
Comparative Disclosure
The amount of compensation actually paid to Mr. Pearson, and the average amount of compensation actually paid to Holdings’
non-PEO
NEOs as a group, has aligned with Holdings’ performance in respect of TSR, and generally with Holdings’ company selected measures,
Non-GAAP
Operating Earnings and relative TSR rank. As shown in the table above, Holdings’ TSR has outperformed peer group TSR in each of the four years reported. The alignment between compensation actually paid, TSR, and Holdings’ company selected measures generally correlates to Holdings’ strong and continued emphasis on pay-for-performance
in setting NEO compensation. As further described in our CD&A, in particular within the sections titled “Annual Incentive Compensation” and “Long-Term Incentive Compensation,” a substantial amount of NEO compensation consists of variable short- and long-term incentive awards, the value of which are linked to the success of the Company and achievement of key TSR and earnings metrics. Holdings does not consider net income to be a meaningful indicator of company performance, and as such, does not use net income as a metric to determine compensation levels or incentivize NEOs. The compensation actually paid to Mr. Pearson, and the average amount of compensation actually paid to Holdings’
non-PEO
NEOs as a group is not always generally aligned with Holdings’ net income performance.

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Board and Corporate Governance Practices

BOARD AND CORPORATE GOVERNANCE PRACTICES

We believe that effective corporate governance policies and practices help us deliver sustainable, long-term value to our stockholders.

These policies and practices are contained in our governance documents, including our Certificate of Incorporation, By-Laws, Corporate Governance Guidelines and Committee charters. This section describes the key features of our Board practices and corporate governance program.

Recent Changes to Our Corporate Governance

Amendments to Corporate Governance Guidelines

In 2023, the Board amended the Corporate Governance Guidelines to reduce the number of permitted total public company board appointments for non-executive Directors from five to four (for the avoidance of doubt, a public company for purposes of the Guidelines is a company with publicly traded equity and any controlled subsidiaries are not counted separately).

Amendments to By-Laws

On February 15, 2023, the Board approved the amendment and restatement of the Holdings’ By-Laws intended to address universal proxy rules recently adopted by the SEC, by, among other things, clarifying that no person may solicit proxies in support of a director nominee, other than the Board’s nominees, unless such person has complied with Rule 14a-19 under the Exchange Act, including applicable notice and solicitation requirements. The foregoing description of the changes contained in the By-laws does not purport to be complete and is qualified in its entirety by reference to the full text of the By-laws, a copy of which is attached as Exhibit 3.2 to the Company’s Form 10-K filed with the SEC on February 21, 2023.

Stockholder Engagement

Since establishing an investor and proxy advisory firm outreach and engagement program, we have continued to discuss business background about the Company, the composition of our Board, our corporate governance structure and practices, our executive compensation programs and ESG initiatives and reporting with top stockholders representing a significant number of the outstanding shares and proxy advisory firms. During engagement discussions in 2023 and in prior years, we highlighted progress on maturing our governance profile since our IPO and received a high level of support for our corporate governance strategy with its focus on building a Board with experienced and qualified members and independent leadership. Investors also expressed support of our compensation programs, which was reflected in the 96.5% say-on-pay approval percentage we received at our 2023 annual meeting of stockholders.

Please see the “ESG at Equitable Holdings” section for further details concerning the Company’s ESG strategy. We look forward to continuing the dialogue we have established with our stakeholders through regular outreach and engagement.

Director Nominations

Nominations for election as a director at our annual meetings of stockholders may be made by our Board in the notice of meeting or any supplement thereto, or by a stockholder or stockholders in compliance with the advance notice provisions set forth in the By-Laws. Our Nominating and Corporate Governance Committee recommends director nominees and may identify potential nominees through a variety of means, including referrals from current directors, executive officers and stockholders or recommendations from professional search firms. The Committee previously retained a leading professional search firm to support identification and recruiting of director candidates, including for the two most recent additions to our Board in 2022. In recommending candidates for nomination by the Board, the Nominating and Corporate Governance Committee takes into consideration the candidate’s skills and qualifications, NYSE listing requirements, the ability of candidates to support the diversity of our Board as a whole,

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other board commitments and any other criteria the Board may establish from time to time. The Nominating and Corporate Governance Committee will consider candidates recommended by stockholders. Proxies cannot be voted for a greater number of persons than the nominees named. If any nominee selected by Holdings becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee will instead be voted for the election of a substitute nominee proposed by Holdings. Each person nominated for election has agreed to serve if elected. The Company’s management has no reason to believe that any nominee will be unable to serve.

Board Leadership Structure

Our Board is led by our independent Chair, Ms. Lamm-Tennant who was appointed Chair in October 2021. Chair Lamm-Tennant is the first female independent Chair of Equitable Holdings. As stated in our Corporate Governance Guidelines, the Board’s policy is to choose whether to separate the offices of Chair of the Board and CEO on a case-by-case basis. The Board believes it is important to retain its flexibility to allocate the responsibilities of the offices of the Chair and CEO in any way that is in the best interests of Holdings at a given point in time. The Board believes this governance structure currently promotes a balance between the Board’s independent authority to oversee our business and the CEO and the management team’s management of the business on a day-to-day basis. If the Board chooses to combine the offices of Chair and CEO in the future, a lead director will be appointed annually by the independent directors. The Board expects to periodically review its leadership structure to ensure that it continues to meet our needs.

Director Independence

Our Board considers annually whether each of its members is Independent for purposes of NYSE listing standards which provide that a director is “independent” if our Board determines that the director does not have any direct or indirect material relationship with the Company.

Our Board has affirmatively determined, after considering all of the relevant facts and circumstances, that Chair Lamm-Tennant and current Directors Hondal, Isaacs-Lowe, Kaye, MacKay, Scott, Stansfield and Stonehill are each independent as defined under applicable NYSE and SEC listing standards, rules and regulations. Director Stansfield previously performed services as a Company employee until March 2019. The Board determined that Mr. Stansfield was Independent in accordance with applicable NYSE and SEC listing standards, rules and regulations effective April 1, 2024. These determinations were based, in part, on detailed information provided by each director regarding their business and professional relationships, and those of their family members, with the Company and those entities with which we have significant business or financial interactions.

In making its independence determinations, our Nominating and Corporate Governance Committee and our Board considered both the “bright line” independence criteria set forth in NYSE rules, as well as other relationships which, although not expressly inconsistent with independence under NYSE, may nevertheless have been determined to constitute a “material direct or indirect relationship” that would prevent a director from being independent. These included relationships and transactions in the following categories, which our Nominating and Corporate Governance Committee and our Board have deemed immaterial to the director’s independence due to the nature of the relationship or transaction or the amount involved:

•	holdings of equity or debt securities of companies with which certain directors are affiliated and which were ordinary course and immaterial in amount; and

•	membership on the board of an affiliate or subsidiary.

Director Outside Affiliations

Under our Corporate Governance Guidelines, no director may sit on more than four (including Holdings) public company boards (for the avoidance of doubt, a public company is a company with publicly traded equity and any controlled subsidiaries are not counted separately). Directors who are employed on a full-time basis by a public

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Board and Corporate Governance Practices

company are allowed to serve on no more than three public company boards. Directors are required to advise the Chair of the Board and the Chair of the Nominating and Corporate Governance Committee in advance of accepting an invitation to serve on another public company board. With the consent of the Board, a director may temporarily exceed the limit on the number of public company boards on which the director serves if the director has stated their intention to leave an outside public board within a reasonable time. The Nominating and Corporate Governance Committee reviews existing director outside affiliations and time commitments annually and takes public company board leadership positions into account for purposes of overboarding determinations. Currently, all directors are in compliance with the outside affiliation requirements laid out in the Corporate Governance Guidelines and were in compliance throughout 2023.

Director Mandatory Retirement

Under our Corporate Governance Guidelines, directors are required to retire from the Board when they reach the age of 75; provided that a director elected to the Board prior to their 75th birthday may continue to serve until the annual stockholders meeting coincident with or following their 75th birthday. Directors will not be nominated for election or re-election to the Board after their 75th birthday, although the full Board may nominate candidates over 75 for election or re-election under what it considers special circumstances.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are scheduled to be held during each regular meeting of the Board. In addition, at least once a year, the independent directors meet in a private session that excludes management and any non-independent directors. At each of these meetings, the independent Chair presides. The committees of the Board, as described more fully below, also meet periodically in executive session.

Succession Planning and Talent Management

The Board is active in its oversight of succession planning and talent management. Both the Compensation and Talent Committee and the Board review at least annually succession plans and talent management reports, including a review of short– and long–term succession plans for critical roles and diversity, recruiting and development programs. In addition, the Committee reviews the talent pipeline for specific key roles. Our directors meet regularly with senior leaders in the context of Board and Committee business, giving them an opportunity to assess the qualifications of these individuals. Recent succession and talent management plans have also focused on the execution of management’s diversity and inclusion strategy.

Risk Oversight

The Board oversees management of significant risks facing the Company. The Board’s leadership structure, with an independent Board Chair, independent committees, including an independent Finance and Risk Committee, supports effective risk oversight. The Board administers its risk oversight responsibilities by receiving, in addition to regular business, strategic and other reports from management and advisors, reports on enterprise risk management and specific risk topics from the Chief Risk Officer and has allocated oversight of certain risks to committees of the Board (as described below and in the “Information About Our Board Committees” and further detailed in the “ESG at Equitable Holdings” sections).

In addition to regular attendance at the Board meetings, the Chief Risk Officer is also invited to meetings of committees to address specific risk topics. The Chief Risk Officer reports at least quarterly to the Finance and Risk Committee on the Company’s risk appetite framework and provides a comprehensive overview of the Company’s risks and key risk indicators. In connection with its duty to review and discuss with management the Company’s risk assessment and risk management, the Audit Committee meets regularly with the Chief Risk Officer in regular and executive sessions.

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The Board has designated the Audit Committee as the Board’s principal forum for oversight of the Company’s financial controls risk exposures as well as cybersecurity risk. In addition to regular reports from its Audit Committee, the Board receives at least annual updates on the cybersecurity program (the “Program”) and threats directly from the Equitable Chief Information Security Office (the “CISO”). The CISO also meets on an individual basis at least quarterly, or more frequently as needed, with members of executive management with cybersecurity oversight responsibility, and has the authority to escalate disagreements with management regarding cybersecurity risks and management of such risks directly to the Board. The Program leverages industry-leading frameworks, including the National Institute of Standards and Technology Framework Cyber Security Framework (“NIST CSF”). The NIST CSF provides standards, guidelines and best practices on managing cybersecurity risk, as well as the organization, improvement and assessment of the Program. The Audit Committee receives reports on risks related to cybersecurity at least quarterly from the CISO. The Audit Committee also receives reports on cybersecurity risks from the Company’s internal audit function and periodically receives reports from an external cybersecurity advisor. The Board also fulfills its cyber oversight duty through the Company’s subsidiary structure. The Audit Committees of Equitable Financial and AB receive regular reports from their respective chief security officers on cyber risk matters with ultimate reporting to the Holdings Board.

The Compensation and Talent Committee facilitates the Board’s oversight of management succession planning and, as detailed in “Succession Planning and Talent Management,” the Board receives reports directly from management on risks related to succession planning for the Chief Executive Officer, executive officers and certain key roles. The Chief Risk Officer reports to the Compensation and Talent Committee annually in connection with its oversight of certain compensation programs to ensure they contribute to prudent decision-making and avoid an incentive to take excessive risk.

The Company’s internal risk governance structure supports effective risk management. The Chief Risk Officer oversees an independent enterprise risk management function that administers and enforces an enterprise risk appetite framework and reports directly to the Chief Executive Officer. The Chief Risk Officer serves on various management committees along with senior leaders from functions independent of the businesses, such as the Chief Legal Officer, Chief Operating Officer and Chief Auditor.

Information About Our Board Committees

The Board has designated five standing Board committees to assist the Board in carrying out its duties: Audit, Compensation and Talent, Executive, Finance and Risk, and Nominating and Corporate Governance. Each of the Audit, Compensation and Talent, Finance and Risk, and Nominating and Corporate Governance Committees has a Board-approved, written charter, which describes that Committee’s role and responsibilities. Current, printable copies of the charters of the Audit, Compensation, and Nominating and Corporate Governance Committees are posted on our website at https://ir.equitableholdings.com. The Committee Chairs approve the meeting agendas for their respective committees.

Each committee regularly reports on the matters discussed during its meetings to the full Board and presents recommendations on actions requiring Board approval. On an annual basis, each Committee conducts an evaluation of its performance and reviews the adequacy of and may propose changes to its charter for Board approval. The process for annual evaluation is considered and determined each year by the Nominating and Corporate Governance Committee and generally includes a review of significant Board and Committee matters over the past year, discussions held in executive sessions regarding Board and Committee effectiveness and performance and development of any action plan for future implementation. From time to time, the Nominating and Corporate Governance Committee may engage an external third-party resource to facilitate the annual evaluation. Each Committee has full authority to retain, at the Company’s expense, independent advisors or consultants.

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Board and Corporate Governance Practices

The table below provides additional information about our committees, including their composition, number of meetings held in 2023 and their primary roles and responsibilities, including their roles in the oversight of risk management.

Audit Committee

Members:

Daniel G. Kaye (Chair)

Arlene Isaacs-Lowe (since April 10, 2023)

Craig MacKay

Kristi A. Matus[18] (until April 10, 2023)

All current Audit Committee members are independent. In addition, the Board has determined that each current Audit Committee member is “financially literate” under NYSE rules and regulations and is an “audit committee financial expert” under SEC rules and regulations.

Number of Meetings in 2023: 11

Key Roles and Responsibilities:

• Assist the Board in overseeing the financial reporting process and the quality and integrity of our financial statements;

• Assist the Board in overseeing the qualifications and independence and performance of our independent auditor;

• Assist the Board in overseeing our accounting, financial and external reporting policies and practices;

• Assist the Board in overseeing the performance of our internal audit function;

• Assist the Board in overseeing our compliance with legal and regulatory requirements, including without limitation, any requirements promulgated by the PCAOB and the FASB;

• Prepare the report of the Audit Committee required to be included in our annual proxy statement; and

• Exercise an oversight function, as contemplated by the Implementation Guide of the National Association of Insurance Commissioners for the Annual Financial Reporting Model Regulation, over the statutory financial reporting of certain wholly-owned insurance company subsidiaries and any captive reinsurance company subsidiaries of the Company subject to the Model Audit Rule.

Role in Risk Oversight

The Audit Committee’s role in risk oversight includes oversight of the integrity of the Company’s financial statements, internal controls, legal and regulatory compliance and cybersecurity and data privacy threats.

[18]	Ms. Matus’s service on the Board concluded at the 2023 Annual Meeting.

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Compensation and Talent Committee

Members:

Bertram L. Scott (Chair since April 10, 2023)

Francis A. Hondal

Arlene Isaacs-Lowe

Kristi A. Matus[19] (Chair/member) (until April 10, 2023)

All current Compensation and Talent Committee members are independent and are “non-employee directors” for purposes of Section 16 of the Exchange Act.

Number of Meetings in 2023: 5

Key Roles and Responsibilities:

• Discharge the Board’s responsibilities relating to compensation of our executive officers;

• Prepare any report on executive compensation required by the rules and regulations of the SEC for inclusion in our annual proxy statement;

• Review reports regarding enterprise talent and development programs, diversity and inclusion, and attrition and hiring as it deems appropriate;

• Recommend to the Board the appointment of senior and executive officers; and

• Take such other actions relating to the compensation and benefits structure of the Company as the committee deems necessary or appropriate.

Role in Risk Oversight

The Compensation and Talent Committee oversees risks related to human capital management, design and operation of executive compensation plans and non-employee director compensation and supports Board oversight of management succession planning and talent management.

Executive Committee

Members:

Joan Lamm-Tennant (Chair)

Mark Pearson

Charles G.T. Stonehill

Number of Meetings in 2023: 1

Key Roles and Responsibilities:

Exercise the authority of the Board in oversight of the Company between meetings of the Board with specified exceptions.

[19]	Ms. Matus’s service on the Board concluded at the 2023 Annual Meeting.

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Finance and Risk Committee

Members:

Charles G.T. Stonehill (Chair)

Francis A. Hondal

Daniel G. Kaye

Craig MacKay

All current Finance and Risk Committee members are independent.

Number of Meetings in 2023: 5

Key Roles and Responsibilities:

Monitor, review and assist the Board in overseeing:

• financial and capital markets related matters;

• strategies that bear on the long-term financial sustainability of the Company;

• the governance of significant risk throughout the Company; and

• the establishment and ongoing monitoring of our risk profile, risk capacity and risk appetite.

Role in Risk Oversight

The Finance and Risk Committee oversees, among other matters, risks related to liquidity, capital management and the Company’s enterprise risk management program. See “Board and Corporate Governance Practices – Risk Oversight” and “ESG at Equitable Holdings” for additional information regarding the Board’s risk oversight framework.

Nominating and Corporate Governance Committee

Members:

Daniel G. Kaye (Chair/member since April 10, 2023)

Arlene Isaacs-Lowe

Bertram L. Scott

Kristi A. Matus[20] (Chair) (until April 10, 2023)

All current Nominating and Corporate Governance Committee members are independent.

Number of Meetings in 2023: 5

Key Roles and Responsibilities

• Identify individuals qualified and suitable to become Board members and recommend to the Board the director nominees for each annual meeting of stockholders;

• Develop and recommend to the Board a set of corporate governance principles applicable to Holdings;

• Otherwise take a leadership role in shaping the corporate governance of Holdings; and

• Oversees the Company’s strategy regarding environmental stewardship, sustainability, corporate social responsibility matters and political giving.

Role in Risk Oversight

The Nominating and Corporate Governance Committee oversees risks related to Board governance, succession planning for the Board and its committees, the Company’s corporate governance framework and environmental stewardship, sustainability and corporate social responsibility.

[20]	Ms. Matus’s service on the Board concluded at the 2023 Annual Meeting.

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ESG at Equitable Holdings

The Equitable Holdings Board oversees ESG strategy directly, through its committees, and through certain subsidiary boards and committees. The Nominating and Corporate Governance Committee is the designated focus committee responsible for oversight of the Company’s ESG strategy. In 2023, the Board and its committees met regularly to discuss opportunities and risks across the ESG framework.

The following is an overview of governance of ESG related matters:

Audit Committee: Legal, regulatory and compliance; internal controls and operational risks including cybersecurity and data privacy

Compensation and Talent Committee: Human capital management including diversity, equity and inclusion

Finance and Risk Committee: Enterprise risk management including physical and transition risks of climate change

Investment Committee:21 Investment risk within the General Account portfolio including our ESG investment philosophy and guiding principle, ESG integration and Impact Investing activities

Nominating and Corporate Governance Committee: Overall ESG strategy including Board diversity, experience and independence and governance profile

The Holdings ESG Data Center at https://equitableholdings.com/about-us/Data-disclosures includes, among other information, the following information for Holdings and each of its franchises – Equitable and AllianceBernstein:

	Equitable	AllianceBernstein	Equitable Holdings
ESG Report and Data	✓ ESG Report	✓ Global Stewardship Statement and Report	✓ ESG Data Center
EEO-1 Workforce Data	✓ EEO-1 Supplemental Data	✓ EEO-1 Supplemental Data	✓ Consolidated EEO-1 Report
Disclosures aligned with Sustainability Accounting Standards Board (SASB)	✓ SASB – Insurance sector	✓ SASB – Asset Management & Custody Activities
Climate Change and Disclosures aligned with Taskforce for Climate-related Financial Disclosures (TCFD)	✓ TCFD	✓ Climate Change Statement and TCFD	✓ Statement on Managing Climate Risk
Responsible/Sustainable Financing		✓ Responsibility Report	✓ Sustainable Financing Framework and Annual Report
Political Activity	✓ Political Engagement Statement and Political Engagement Report	✓ Statement on Political Influence

To learn more about Holdings’ sustainability efforts, please visit https://equitableholdings.com/about-us/Data-disclosures. The Equitable ESG Report and the AllianceBernstein Global Stewardship Statement and Report, or any other information from the Holdings, Equitable and AllianceBernstein websites, is not a part of or incorporated by reference into this Proxy Statement.

[21]	Reference is to the Investment Committees of Equitable Financial and Equitable America.

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Board and Corporate Governance Practices

Board Meetings and Director Attendance

Our Board held seven meetings during the year ended December 31, 2023. In 2023, each Director attended at least 92% of the meetings of the Board and the Committees on which he or she served. Directors are expected to attend our annual meeting and all of our directors then serving on the Board attended our 2023 annual meeting.

Directors Compensation

The following table provides information on compensation that was paid to our directors in 2023 by the Company, other than Mr. Pearson whose compensation is fully reflected in the “Summary Compensation Table” above.

During 2023, Messrs. Kaye and Stonehill and Mses. Lamm-Tennant and Matus served on the AB Board in addition to the Holdings Board. We believe their presence on the AB Board was important due to their deep knowledge of the Company and their relevant experience and expertise. Such service on the AB Board required a significant time commitment since AB’s business involves significantly different business, legal and other considerations than our retirement and protection businesses and AB is a publicly-traded company. Given the time and effort required, we believe it is appropriate to compensate these directors for their services as directors of AB in addition to their services as directors of Holdings. Their AB compensation is consistent with that paid to other independent directors of the AB Board.

Name	Fees Earned or Paid in Cash ($)	Stock Awards (3) (4)	Total ($)
Hondal, Francis	125,000	160,013	285,013
Isaacs-Lowe, Arlene	125,000	160,013	285,013
Kaye, Daniel	273,506	330,013	603,518
Lamm-Tennant, Joan	365,000	430,005	795,005
MacKay, Craig	125,000	160,013	285,013
Matus, Kristi (1)	111,354	—	111,354
Scott, Bertram	143,132	160,013	303,144
Stansfield, George	125,000	160,013	285,013
Stonehill, Charles (2)	307,500	330,013	637,513

(1)	Ms. Matus’s compensation ceased upon the expiration of her term in the second quarter of 2023.

(2)	Director Stonehill’s “Fees Earned or Paid in Cash” figure includes $20,000 received in connection with his role as Chair of the Investment Committees of Equitable Financial and Equitable America.

(3)

The amounts reported in this column represent the aggregate grant date fair value of Holdings common stock and Restricted AB Holding Units granted to directors in 2023 in accordance with FASB ASC Topic 718, and the assumptions made in calculating them can be found in Note 15 of the Notes to Holdings’ Consolidated Financial Statements. The grant date fair value of each award is as follows:

	Holdings Common Stock ($)	Restricted AB Holding Units ($)
Ms. Hondal	160,013	—
Ms. Isaacs-Lowe	160,013	—
Mr. Kaye	160,013	170,000
Ms. Lamm-Tennant	260,005	170,000
Mr. MacKay	160,013	—
Ms. Matus	—	—
Mr. Scott	160,013	—
Mr. Stansfield	160,013	—
Mr. Stonehill	160,013	170,000

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(4)	As of December 31, 2023, the directors had outstanding awards as follows:

Restricted AB Holding Units (#)
Ms. Hondal	—
Ms. Isaacs-Lowe	—
Mr. Kaye	39,710
Ms. Lamm-Tennant	11,233
Mr. MacKay	—
Ms. Matus	—
Mr. Scott	—
Mr. Stansfield	—
Mr. Stonehill	24,931

Cash Retainers and Meeting Fees

Holdings non-employee directors receive an annual cash retainer of $125,000, and the Independent Chair receives an additional cash retainer of $100,000. Committee Chairs receive the following additional cash retainers:

•	Audit Committee – $35,000

•	Compensation and Talent Committee – $25,000

•	Nominating and Corporate Governance Committee – $20,000

•	Finance and Risk Committee – $20,000

AB non-employee directors receive an annual cash retainer of $90,000 and annual cash retainers relating to committee service as follows:

•	an annual retainer of $50,000 for acting as Independent Chair of the AB Board of Directors;

•	an annual retainer of $37,500 for acting as Chair of the AB Audit Committee;

•	an annual retainer of $20,000 for acting as Chair of the AB Compensation and Workplace Practices Committee;

•	an annual retainer of $13,500 for acting as Chair of the AB Governance Committee;

•	an annual retainer of $12,500 for serving as a member of the AB Audit Committee;

•	an annual retainer of $9,000 for serving as a member of the AB Compensation and Workplace Practices Committee; and

•	an annual retainer of $3,000 for serving as a member of the AB Governance

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Equity Awards

Holdings’ Common Stock

Non-employee directors of Holdings receive an annual equity retainer consisting of shares of Holdings’ common stock with a value of $160,000. The Independent Chair receives an additional $100,000 equity retainer.

Restricted AB Holdings Units

AB non-employee directors receive an annual equity retainer consisting of restricted AB Holding Units with a value of $170,000. These awards vest ratably on each of the first three anniversaries of the grant date. The restricted AB Holding Units are not forfeitable, except if the director is terminated for cause.

Benefits

Charitable Award Program for Directors

Under a prior charitable award program, the non-employee directors other than Mr. MacKay and Mses. Isaacs-Lowe, Lamm-Tennant and Hondal may designate up to five charitable organizations and/or education institutions to receive an aggregate donation of $500,000 after their deaths. Although the Company may purchase life insurance policies insuring the lives of the directors to financially support the program, it has not elected to do so.

Matching Gifts

Non-employee directors of Holdings may participate in the Equitable Foundation’s Matching Gifts program. Under this program, the Equitable Foundation matches donations made by participants to public charities of $50 or more, up to $2,000 per year.

Business Travel Accident Insurance

All Holdings directors are covered for accidental loss of life while traveling to, or returning from:

•	Board or committee meetings;

•	trips taken at our request; and

•	trips for which the director is compensated.

Each director is covered up to four times annual compensation, subject to certain maximums.

Director Education

All directors are encouraged to attend director education programs as they deem appropriate to stay abreast of developments in corporate governance and best practices relevant to their contribution to the Board generally, as well as to their responsibilities in their specific committee assignments and other roles. Holdings generally reimburses non-employee directors for the cost to attend director education programs offered by third parties, including related reasonable travel and lodging expenses, up to a maximum amount of $5,000 per director each calendar year.

Director Stock Ownership Guidelines

Our non-employee directors are required to hold five times the value of their annual cash retainer (excluding retainers related to committee service) in Holdings common stock. The directors are required to retain 50% of any Holdings common stock received as compensation until the ownership requirement is achieved.

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Corporate Governance Guidelines

The Board has adopted the Corporate Governance Guidelines as a general framework to assist it in carrying out its responsibility for the business and affairs of the Company and in furtherance of its continuing effort to enhance its corporate governance. The Corporate Governance Guidelines are available without charge on the investor portion of our website at https://ir.equitableholdings.com. In 2023, the Board, on the recommendation of the Nominating and Corporate Governance Committee, amended the Corporate Governance Guidelines to decrease the total number of permitted total public company boards for non-executive Directors from five to four (for the avoidance of doubt, a public company for purposes of the Guidelines is a company with publicly traded equity and any controlled subsidiaries are not counted separately).

Codes of Conduct

We have a Code of Business Conduct and Ethics that applies to all of our officers, employees and directors, and a Financial Code of Ethics that applies to our Chief Executive Officer, Chief Financial Officer, senior corporate officers with financial, accounting and reporting responsibilities, including the Chief Accounting Officer, and any other employee performing similar tasks or functions for the Company. The Code of Business Conduct and Ethics and the Financial Code of Ethics each address matters such as conflicts of interest, confidentiality, fair dealing and compliance with laws and regulations. The Code of Business Conduct and Ethics and the Financial Code of Ethics are available without charge on the investor relations portion of our website at https://ir.equitableholdings.com.

We will promptly disclose any substantive changes in or waiver of, together with reasons for any waiver of, either of these codes granted to our directors or officers, including our Chief Executive Officer, Chief Financial Officer, senior corporate officers with financial, accounting and reporting responsibilities, including the Chief Accounting Officer, and any other employee performing similar tasks or functions for the Company, by posting such information on our website at https://ir.equitableholdings.com.

Corporate Governance of AB

AB’s activities are managed and controlled by the General Partner. The board of directors of the General Partner acts as the board of directors of each of AB Holding and ABLP. Neither ABLP Unitholders nor AB Holding Unitholders have any rights to manage or control AB Holding or ABLP or to elect directors of the General Partner. The General Partner is an indirect, wholly-owned subsidiary of Holdings.

The General Partner does not receive any compensation from ABLP and AB Holding for services rendered to them as their general partner. The General Partner holds a 1% general partnership interest in ABLP and 100,000 units of general partnership interest in AB Holding. Each general partnership unit in AB Holding is entitled to receive distributions equal to those received by each AB Holding Unit.

The General Partner is entitled to reimbursement for any expenses it incurs in carrying out its activities as general partner of ABLP and AB Holding, including compensation paid by the General Partner to its directors and officers (to the extent such persons are not compensated directly by AB).

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Certain Relationships and Related Person Transactions

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Related Person Transaction Approval Policy

Our Board has approved the Equitable Holdings, Inc. Related Person Transaction Policy (the “Related Person Transaction Policy”) which sets forth procedures with respect to the review and approval of related person transactions. Under the policy, any potential related person transaction is required to be reported to our legal department, which will then determine whether it should be submitted to our Audit Committee for consideration. The Audit Committee must then review and decide whether to approve the transaction.

For the purposes of the Related Person Transaction Policy, a “Related Person Transaction” is a transaction, arrangement or relationship (or any series of similar transactions, arrangements or relationships) in which we were, are or will be a participant and the amount involved exceeds $120,000, and in which any related person had, has or will have a direct or indirect interest.

A “Related Person,” as defined in the Related Person Transaction Policy, means:

•	any person who is, or at any time since the beginning of the Company’s last fiscal year was, a director or executive officer of the Company or a nominee to become a director of the Company;

•	any person who is known to be the beneficial owner of more than 5% of our Shares;

•	any immediate family member of any of the foregoing persons; and

•

any firm, corporation or other entity in which any of the foregoing persons is a general partner or, for other ownership interests, a limited partner or other owner in which such person has a beneficial ownership interest of 10% or more.

Any transaction involving AB is not subject to the Related Person Transaction Policy so long as AB maintains separate policies or procedures for the review of related party transactions.

Generally, the partnership agreements for each of AB Holding and ABLP expressly permit its affiliates to provide services to AB Holding and ABLP if the terms of the transaction are approved by the General Partner in good faith as being comparable to (or more favorable to each such partnership than) those that would prevail in a transaction with an unaffiliated party. This requirement is conclusively presumed to be satisfied as to any transaction or arrangement that (i) in the reasonable and good faith judgment of the General Partner, meets that unaffiliated party standard, or (ii) has been approved by a majority of those directors of the General Partner who are not also directors, officers or employees of an affiliate of the General Partner.

In practice, ABLP’s management pricing committees review investment advisory agreements with affiliates, which is the manner in which the General Partner reaches a judgment regarding the appropriateness of the fees. Other transactions with affiliates are submitted to ABLP’s audit committee for review and approval.

From time to time, we may engage in ordinary course transactions with an entity or affiliate of an entity that is the beneficial owner of more than 5% of our outstanding common stock. All of our transactions with these greater than 5% holders and their affiliates were arm’s-length transactions entered into in the ordinary course of business, with management and other fees based on the prevailing rates for non-related persons. For example, in May 2020 we announced that BlackRock selected Equitable as one of two insurers to help deliver LifePath Paycheck™, an investment solution being developed by BlackRock.

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Director Indemnification Agreements

In connection with the IPO, we entered into indemnification agreements with certain of our directors. The indemnification agreements provide the directors with contractual rights to indemnification and expense rights.

Information About Our Executive Officers

Our executive leadership team members, headed by our Chief Executive Officer and President, Mark Pearson (whose biographical information appears with our other director nominees’ information), are as follows:

Seth Bernstein, Head of Investment Management and Research

Mr. Bernstein, age 62, has been the President and Chief Executive Officer of AllianceBernstein Corporation since 2017 and is Head of Investment Management and Research of the Company and a member of the Company’s Management Committee. Mr. Bernstein is also a director of AllianceBernstein Corporation. From 2014 to 2017, Mr. Bernstein was Managing Director and Global Head of Managed Solutions and Strategy at JPMorgan Asset Management. In this role, he was responsible for the management of all discretionary assets within the Private Banking client segment. From 2012 to 2014, Mr. Bernstein was Managing Director and Global Head of Asset Management Solutions for JPMorgan Chase & Co. Among other roles, Mr. Bernstein was Managing Director and Global Head of Fixed Income & Currency from 2002 to 2012. Previously, Mr. Bernstein served as Chief Financial Officer at JPMorgan Chase’s investment management and private banking division.

José Ramón González, Chief Legal Officer and Secretary

Mr. González, age 57, leads the Company’s Legal and Compliance functions and is responsible for ensuring outstanding corporate governance across the Company and its two principal franchises, Equitable and AllianceBernstein. Mr. González is also a member of the Management Committee. Prior to joining Equitable in March 2021, Mr. González held a number of senior leadership roles in the insurance industry, serving as Executive Vice President and General Counsel of CNA from 2019 to March 2021, Chief Legal Officer and Corporate Secretary of QBE North America from 2014 to 2019, and Group General Counsel and Corporate Secretary at Torus Insurance from 2011 to 2014. Mr. González also held numerous leadership roles over the course of 12 years within the legal function of AIG and began his career as a Corporate Associate with the law firm of Weil, Gotshal & Manges LLP.

Jeffrey J. Hurd, Chief Operating Officer

Mr. Hurd, age 57, has strategic oversight for the Company’s Human Resources, Information Technology, Operations, Communications, Corporate Real Estate and Security departments and is a member of the Company’s Management Committee. Mr. Hurd also has responsibility for the Company’s Innovation and Design Office, which is implementing the Company’s agile transformation. Prior to joining the Company in January 2018, Mr. Hurd held various senior leadership positions at American International Group, Inc. (“AIG”), where he most recently served as Executive Vice President and Chief Operating Officer. Mr. Hurd joined AIG in 1998 and served in various leadership positions there, including Chief Human Resources Officer, Chief Administrative Officer, Deputy General Counsel and Head of Asset Management Restructuring. Mr. Hurd also currently serves on the Board of Directors of AllianceBernstein Corporation.

Nick Lane, Head of Retirement, Wealth Management & Protection Solutions

Mr. Lane, age 51, oversees all aspects of the Company’s retirement and protection business, including Individual Retirement, Group Retirement and Protection Solutions, as well as distribution, and serves as a member of the Company’s Management Committee. Mr. Lane also serves as President of Equitable. Mr. Lane has held various leadership roles with AXA and Equitable since joining Equitable (then a subsidiary of AXA) in 2005 as Senior Vice President of the Strategic Initiatives Group. He has served as President and CEO of AXA Japan, Senior Executive Director at Equitable with responsibilities across commercial divisions, and Head of AXA Global Strategy overseeing AXA’s five-year strategic plan across 60 countries. Prior to joining Equitable, Mr. Lane was a consultant for McKinsey & Company and a Captain in the United States Marine Corps. Mr. Lane also currently serves on the Board of Directors of AllianceBernstein Corporation.

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Robin M. Raju, Chief Financial Officer

Mr. Raju, age 42, is responsible for all Treasury, Investment Management (General Account and Separate Accounts), Investor Relations, Corporate Development/M&A, Actuarial, Accounting/Controlling, Corporate Tax, Financial Planning & Analysis, Expense Management and Distribution Finance areas. He also serves as a member of the Company’s Management Committee. Prior to becoming Chief Financial Officer in April 2021, Mr. Raju was Head of Individual Retirement, driving the strategy for that business area, including distribution, product, inforce portfolio, M&A, capital, hedging and strategic relationships. Prior to that, he was Treasurer of Holdings and Business Chief Financial Officer for the Company’s Life, Retirement and Wealth Management businesses, where he played a key role in managing the capital and financials that underpin the Company’s business segments. He also led Holdings’ preparation for its successful IPO in 2018. Since joining the Company in 2004, Mr. Raju has held positions in the Office of the CEO, Equitable Funds Management Group, and with Equitable Advisors, LLC. He also spent three years at AXA Global Life and Savings at AXA S.A. headquarters in Paris.

Security Ownership of Certain Beneficial Owners and Management

Unless otherwise set forth in the footnotes to the table, the following table sets forth information as of March 28, 2024, with respect to the ownership of our common stock by:

•	each person known to own beneficially more than five percent of our common stock;

•	each of our current directors;

•	each of our current named executive officers; and

•	all of our current executive officers and directors as a group.

The amounts and percentages of shares beneficially owned are reported on the basis of regulations of the SEC governing the determination of beneficial ownership of securities. Under SEC rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares voting power or investment power, which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has a right to acquire beneficial ownership within 60 days. Securities that can be so acquired are deemed to be outstanding for purposes of computing such person’s ownership percentage, but not for purposes of computing any other person’s percentage. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities, and a person may be deemed to be a beneficial owner of securities as to which such person has no economic interest.

Percentage computations are based on 327,616,168 shares of our shares outstanding as of March 28, 2024.

Unless otherwise set forth in the footnotes to the table, the address for each listed stockholder is c/o 1345 Avenue of the Americas, New York, New York 10105.

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Holdings Common Stock

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class
José Ramón González(1)	137,085	*
Francis A. Hondal	17,088	*
Arlene Isaacs-Lowe	11,814	*
Daniel G. Kaye	53,757	*
Joan Lamm-Tennant	35,574	*
Craig MacKay	11,600	*
Mark Pearson(2)	1,867,705	*
Robin M. Raju(3)	258,785	*
Bertram L. Scott	20,902	*
George Stansfield	31,128	*
Charles G. T. Stonehill	29,758	*
Seth Bernstein(4)	283,994	*
Jeffrey J. Hurd(5)	484,930	*
Nick Lane(6)	382,835	*
All current directors and executive officers as a group (14 persons)(7)	3,626,955	1.1%

*	Number of shares listed represents less than one percent of the outstanding Holdings common stock.

(1)	Includes 63,295 shares of unvested EQH Performance Shares.

(2)	Includes (i) 606,400 shares Mr. Pearson can acquire within 60 days under option plans and (ii) 547,894 shares of unvested EQH Performance Shares.

(3)	Includes (i) 25,888 shares Mr. Raju can acquire within 60 days under option plans and (ii) 114,765 shares of unvested EQH Performance Shares.

(4)	Includes (i) 122,655 shares Mr. Bernstein can acquire within 60 days under option plans and (ii) 47,387 shares of unvested EQH Performance Shares.

(5)	Includes (i) 209,833 shares Mr. Hurd can acquire within 60 days under option plans and (ii) 114,218 shares of unvested EQH Performance Shares.

(6)	Includes (i) 84,417 shares Mr. Lane can acquire within 60 days under option plans and (ii) 130,206 shares of unvested EQH Performance Shares.

(7)	Includes (i) 1,049,193 shares the directors and executive officers as a group can acquire within 60 days under option plans and (ii) 1,017,765 shares of unvested EQH Performance Shares.

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Following are the only persons known to us to be the beneficial owners of more than five percent of any class of our voting securities based on information provided in publicly available Schedule 13G filings.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned	Percent of Class

The Vanguard Group(1) 100 Vanguard Blvd. Malvern, PA 19355	38,012,452	11.23%

BlackRock Inc.(2) 55 East 52nd Street New York, NY 10055	32,843,336	9.7%

T. Rowe Price Associates, Inc.(3) 100 East Pratt Street Baltimore, MD 21202	27,775,709	8.2%

Pzena Investment Management, LLC(4) 320 Park Avenue, 8th Fl New York, NY 10022	26,764,910	7.9%

Canada Pension Plan Investment Board(5) One Queen Street East Suite 2500 Toronto, Ontario M5C 2W5	18,166,769	5.4%

Norges Bank(6) Bankplassen 2 PO Box 1179 Sentrum	18,217,109	5.38%

(1)

Based on a Schedule 13G/A filed with the SEC on or about February 13, 2024, by The Vanguard Group, reporting beneficial ownership as of December 31, 2023, with no sole voting power with respect to any of the Shares, shared voting power with respect to 274,012 of the Shares, sole dispositive power with respect to 37,142,728 of the Shares and shared dispositive power with respect to 869,724 of the Shares.

(2)

Based on a Schedule 13G/A filed with the SEC on January 24, 2024, by BlackRock Inc., reporting beneficial ownership as of December 31, 2023, with sole voting power with respect to 28,964,179 of the Shares, sole dispositive power with respect to 32,220,514 of the Shares and no shared voting power and no shared dispositive power with respect to any of the Shares.

(3)

Based on a Schedule 13G/A filed with the SEC on or about February 14, 2024, by T. Rowe Price Associates, Inc., reporting beneficial ownership as of December 31, 2023, with sole voting power with respect to 14,725,530 of the Shares, sole dispositive power with respect to 27,775,709 of the Shares and no shared voting power and no shared dispositive power with respect to any of the Shares.

(4)

Based on a Schedule 13G/A filed with the SEC on February 8, 2024, by Pzena Investment Management, LLC, reporting beneficial ownership as of December 31, 2023, with sole voting power with respect to 22,727,083 of the Shares, sole dispositive power with respect to 26,764,910 of the Shares and no shared voting power and no shared dispositive power with respect to any of the Shares.

(5)

Based on a Schedule 13G/A filed with the SEC on or about February 13, 2024, by Canada Pension Plan Investment Board., reporting beneficial ownership as of December 31, 2023, with sole voting power with respect to 18,166,769 of the Shares, sole dispositive power with respect to 18,166,769 Shares and no shared voting power and no shared dispositive power with respect to any of the Shares.

(6)

Based on a Schedule 13G/A filed with the SEC on or about January 26, 2024, by Norges Bank, reporting beneficial ownership as of December 31, 2023, with ole voting power with respect to 18,217,109 Share and sole dispositive power to 18,217,109 of the Shares.

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The following table sets forth information as of March 28, 2024, regarding the ownership of AB Holding Units and AB Units by each of our current directors and current executive officers and by all of our current directors and executive officers as a group.

AB Holding Units and AB Units	AllianceBernstein Holding L.P.		AllianceBernstein L.P.

Name of Beneficial Owner	Number of Units Owned(1)	Percent of Class	Number of Units Owned(1)	Percent of Class
José Ramón González	—	—	—	—
Francis Hondal	—	—	—	—
Arlene Isaacs-Lowe	—	—	—	—
Daniel G. Kaye	39,710	*	—	—
Joan Lamm-Tennant	11,233	—	—	—
Craig MacKay	—	—	—	—
Mark Pearson	—	—	—	—
Robin M. Raju	—	—	—	—
Bertram L. Scott	10	*	—	—
George Stansfield	—	—	—	—
Charles G. T. Stonehill	24,931	*	—	—
Seth Bernstein(2)	678,934	*	—	—
Jeffrey J. Hurd	—	—	—	—
Nick Lane	—	—	—	—
All current directors and executive officers as a group (14 persons)	754,818	*	—	—

*	Number of AB Holding Units listed represents less than 1% of the units outstanding.

(1)	Excludes units beneficially owned by Holdings and its subsidiaries.

(2)	Includes 422,300 AB Holdings Units that have not yet vested or with respect to which Mr. Bernstein has deferred delivery.

Delinquent Section 16(a) Reports

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than 10% of our common stock to file reports of ownership and changes in ownership of our common stock with the SEC. Based on the information available to us during fiscal year 2023, we believe that all applicable Section 16(a) filing requirements were met on a timely basis, other than:

•

On June 5, 2023, due to an administrative oversight, late Form 4 filings were made on behalf of Chair Lamm-Tennant and Directors Hondal, Isaacs-Lowe, Kaye, MacKay, Scott, Stansfield, and Stonehill in connection with a fully vested grant of common stock on May 24, 2023 under the Equitable Holdings, Inc. 2019 Omnibus Incentive Plan (exempt under Rule 16b-3).

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The Annual Meeting, Voting and Other Information

THE ANNUAL MEETING, VOTING AND OTHER INFORMATION

Overview

Our Board is soliciting proxies in connection with our Annual Meeting. Under the rules of the SEC, when the Board asks you for your proxy, it must provide you with a proxy statement and certain other materials (including an annual report to stockholders), containing certain required information. These materials were first made available, sent or given to stockholders on or about April 9, 2024.

The “Proxy Materials” include:

•	this Proxy Statement;

•	a notice of our 2024 Annual Meeting of Stockholders (which is attached to this Proxy Statement); and

•	our Annual Report to Stockholders for 2023.

If you received printed versions of these materials by mail (rather than through electronic delivery), these materials also include a proxy card or voting instruction form. If you received or accessed these materials via the Internet, your proxy card or voting instruction form are available to be filled out and executed electronically.

Attending the Annual Meeting

Date and Time

Wednesday, May 22, 2024, at 8:00 a.m., Eastern Daylight Time

Location

Via the Internet at www.virtualshareholdermeeting.com/EQH2024

Who May Attend?

Only holders of Shares as of the Record Date, March 28, 2024, or their authorized representatives or proxies, may attend the Annual Meeting.

Admission

In order to access the Annual Meeting, you will be asked to provide your 16-digit control number. Instructions on how to attend and participate via the Internet will be posted at www.virtualshareholdermeeting.com. Information contained on this website is not incorporated by reference into this Proxy Statement or any other report we file with the SEC.

You will be able to vote electronically and submit questions during the meeting at www.virtualshareholdermeeting.com/EQH2024.

Questions

You may submit a question during the meeting via the virtual stockholder meeting website, www.virtualshareholdermeeting.com/EQH2024 (the “VSM Website”). During the meeting, a designated text box will be available on the VSM Website for you to submit your question. The CEO, another director, or an appropriate officer of the Company will endeavor to respond to all questions pertinent to matters properly before the meeting and that otherwise comply with the meeting’s Rules of Procedure. The Company will post the Rules of Procedure prior to the meeting on its investor relations website, https://ir.equitableholdings.com; the Rules of Procedure will also be available on the VSM Website during the meeting. The Rules of Procedure will generally require that questions be relevant to the meeting, pertinent to matters properly before the meeting, and briefly stated; likewise, questions or

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remarks using offensive or abusive language will be deemed out of order. Questions on similar topics may be combined and answered together. All stockholder questions submitted during the meeting, except questions that violate the Rules of Procedure, will be posted on the Company’s investor relations site, https://ir.equitableholdings.com, following the meeting, together with the Company’s responses.

Technical Difficulties and Support

If we experience technical difficulties during the meeting (e.g., a temporary or prolonged power outage), our Chair will determine whether the meeting can be promptly reconvened (if the technical difficulty is temporary) or whether the meeting will need to be reconvened on a later day (if the technical difficulty is more prolonged). In any situation, we will promptly notify stockholders of the decision via www.virtualshareholdermeeting.com/EQH2024.

If you encounter technical difficulties accessing our meeting or asking questions during the meeting, technical support information will be available on the login page of www.virtualshareholdermeeting.com/EQH2024.

Directors’ Attendance at the Annual Meeting

Directors are expected to attend all annual meetings of stockholders, and all of our directors then serving on the Board attended our 2023 annual meeting.

Shares Outstanding and Holders of Record Entitled to Vote at the Annual Meeting

There were 327,616,168 shares outstanding as of the close of business on the Record Date of March 28, 2024. All holders of record of shares outstanding at the close of business on the Record Date are entitled to vote at the Annual Meeting. Each Share outstanding as of the Record Date is entitled to one vote on each matter to be voted upon at the Annual Meeting.

Your Vote is Important

The Board requests that you submit a proxy to vote your Shares as soon as possible. Your voting instructions are confidential and will not be disclosed to persons other than those recording the vote, except if you make a written comment on the proxy card, otherwise communicate your vote to management or authorize such disclosure. You will also be able to vote electronically during the meeting at www.virtualshareholdermeeting.com/EQH2024.

Quorum Requirement

The holders of a majority of the voting power of all outstanding Shares at the Record Date must be present in person through the Internet or represented by proxy to constitute a quorum to conduct the Annual Meeting. Shares for which valid proxies are delivered or that are held by a stockholder that attends the Annual Meeting in person through the Internet will be considered part of the quorum. Once a Share is represented for any purpose at the Annual Meeting, it is deemed present for quorum purposes for the remainder of the meeting and for any adjourned meeting. Shares for which abstentions and “broker non-votes” (explained below) occur are counted as present and entitled to vote for purposes of determining whether a quorum is present.

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Voting Your Shares

Holders of Record

If your Shares are registered in your name with our transfer agent, Computershare, you are a “holder of record” of those Shares. A holder of record may cause the holder’s Shares to be voted in any of the following ways:

Internet

Prior to the Annual Meeting

Please log on to www.proxyvote.com and submit a proxy to vote your Shares by 11:59 p.m., Eastern Daylight Time, on May 21, 2024.

During the Annual Meeting

Please log on to www.virtualshareholdermeeting.com/EQH2024 and submit a proxy to vote your Shares during the Annual Meeting beginning at 8:00 a.m., Eastern Daylight Time, on May 22, 2024.

Telephone Please call the number on your proxy card until 11:59 p.m., Eastern Daylight Time, on May 21, 2024.

Mail

If you received printed copies of the proxy materials, please complete, sign and return your proxy card by mail to Vote Processing c/o Broadridge, 51 Mercedes Way, Edgewood, New York 11717 so that it is received prior to the Annual Meeting.

These instructions appear on your Notice or proxy card. If you submit a proxy on the Internet or by telephone, please have your Notice or proxy card available for reference when you do so. If you submit a proxy via the Internet or by telephone, please do not mail in your proxy card.

For holders of record, proxies submitted by mail, on the Internet or by telephone will be voted by the individuals named on the proxy card in the manner you indicate. If you execute, date and deliver a proxy card but do not specify how your Shares are to be voted, the proxies will vote as recommended by the Board on all matters on the agenda for the Annual Meeting (see “Proposals for Your Vote”) and will use their discretion with respect to any other matters properly presented for a vote at our Annual Meeting or any postponement or adjournment thereof.

Holders in Street Name

If your Shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are a holder of Shares in “street name”. The organization holding your account will have provided you with proxy materials. As the beneficial owner, you have the right to direct the organization how to vote the Shares held in your account. You will also be able to vote your Shares at the Annual Meeting by logging into the Virtual Annual Meeting website, www.virtualshareholdermeeting.com/EQH2024, using the 16-digit control number provided with your proxy materials.

If you are a holder of Shares in street name and you do not submit voting instructions to your broker, bank or other intermediary, the intermediary generally may vote your Shares in its discretion only on routine matters. Intermediaries do not have discretion to vote their clients’ Shares on non-routine matters in the absence of voting instructions from the beneficial stockholder. At the Annual Meeting, only Proposal 2 (ratification of appointment of the independent auditor) is considered routine and may be voted upon by the intermediary if you do not submit voting instructions. All other proposals on the Agenda for the Annual Meeting are non-routine matters, and intermediaries may not use their discretion to vote on these proposals in the absence of voting instructions from you. These “broker non-votes” will not

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affect the outcome of the vote with respect to Proposals 1 and 3. There will be no broker non-votes associated with Proposal 2, as the ratification of our independent registered public accounting firm is a routine matter. As a result, if your Shares are held in street name and you do not give your bank or broker instructions on how to vote on Proposal 2, your shares will be voted by the broker in its discretion.

Changing Your Vote or Revoking Your Proxy

If you are a holder of record and wish to revoke your proxy instructions, you must either (1) subsequently submit a proxy via the Internet or by telephone, which will be available until 11:59 p.m., Eastern Daylight Time, May 21, 2024; (2) sign, date and deliver a later-dated proxy card so that it is received before the Annual Meeting; (3) submit a written revocation; (4) send a notice of revocation via the Internet at www.proxyvote.com; or (5) attend the meeting via the Internet at www.virtualshareholdermeeting.com/EQH2024 and vote your Shares. If you hold your Shares in street name, you must follow the instructions of your broker, bank or other intermediary to revoke your voting instructions.

Vote Required for Each Proposal

Proposal 1 – Election of Directors

Board Recommendation: FOR each of the Company’s nominees.

Vote Required: Affirmative vote of at least a majority of the votes of the outstanding Shares present in person through the Internet or represented by proxy at the Annual Meeting and entitled to vote on the subject matter. Nominees who do not receive an affirmative vote of at least a majority of votes cast are required to tender their resignation for consideration by the Company’s Board of Directors.

Effect of Abstentions: No effect.

Effect of Broker Non-Votes: No effect.

Proposal 2 – Ratification of Appointment of Independent Registered Public Accounting Firm

Board Recommendation: FOR

Vote Required: Affirmative vote of the majority in voting power of the Shares present in person through the Internet or represented by proxy at the Annual Meeting and entitled to vote on the subject matter.

Effect of Abstentions: Same effect as a vote AGAINST the proposal.

Effect of Broker Non-Votes: There will be no broker non-votes associated with this proposal, as the ratification of our independent registered public accounting firm is a routine matter. As a result, if your Shares are held in “street name” and you do not give your bank or broker instructions on how to vote, your Shares will be voted by the broker in its discretion.

Proposal 3 – Advisory Vote on Executive Compensation

Board Recommendation: FOR

Vote Required: Affirmative vote of the majority in voting power of the Shares present in person through the Internet or represented by proxy at the Annual Meeting and entitled to vote on the subject matter.

Effect of Abstentions: Same effect as a vote AGAINST the proposal.

Effect of Broker Non-Votes: No effect.

Matters to be Presented

We are not aware of any matters to be presented at the Annual Meeting other than those described in this Proxy Statement. If any matters not described in this Proxy Statement are properly presented at the meeting, unless otherwise provided, the proxies will use their own judgment to vote your Shares. If the meeting is adjourned or postponed, the proxies can vote your Shares at the adjournment or postponement as well.

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The Annual Meeting, Voting and Other Information

Delivery of Proxy Materials

Notice and Access

We are using “notice and access” procedures to distribute our proxy materials to our stockholders. This method reduces the amount of paper used in producing proxy materials and lowers the costs associated with mailing the proxy materials to stockholders. We are mailing a Notice of Internet Availability of Proxy Materials (“Notice”) to stockholders. The Notice includes instructions on how to access the materials over the Internet and how to request a paper or e-mail copy. The Notice further provides instructions on how stockholders may elect to receive proxy materials in the future in printed form or by electronic mail. To select a method of delivery while voting is open, holders of record may follow the instructions when voting online at www.proxyvote.com. At any time, you may also choose your method of delivery of the proxy materials by visiting www.proxyvote.com. If you own Shares indirectly through a broker, bank or other intermediary, please contact the intermediary for additional information regarding delivery options.

Holders of record will have the Notice or proxy materials delivered directly to your mailing address or electronically if you have previously consented to that delivery method.

Holders of Shares in street name will have the proxy materials or the Notice forwarded to you by the intermediary that holds the Shares.

Eliminating Duplicative Proxy Materials

To reduce the expenses of delivering duplicate proxy materials to stockholders, we are relying upon SEC rules that permit us to deliver only one set of proxy materials to multiple stockholders who share an address (known as “householding”), unless we receive contrary instructions from any stockholder at that address. All stockholders sharing an address will receive in a single envelope a single Proxy Statement and Annual Report, along with individual proxy cards or individual Notices for each stockholder. If you are a stockholder who shares an address and last name with one or more other stockholders and would like to revoke your householding consent and receive a separate copy of the Proxy Statement and Annual Report or you are a stockholder eligible for householding and would like to participate in householding, please contact Broadridge Householding Department at 51 Mercedes Way, Edgewood, NY 11717 or 1-866-540-7095. You will be removed from the householding program within 30 days of receipt of the revocation of your consent. Additional copies of our proxy materials are available upon request by contacting Investor Relations at our principal executive offices or by emailing your request to ir@equitable.com.

Proxy Solicitation Costs

Our Board is responsible for the solicitation of proxies for the Annual Meeting. We have also retained Morrow Sodali LLC, 333 Ludlow Street, 5th Floor, South Tower, Stamford CT, 06902 to aid in the solicitation of brokers, banks, institutional and other stockholders for a fee of approximately $10,000, plus reimbursement of expenses. Broadridge Financial Solutions, Inc. will also assist us in the distribution of proxy materials and provide voting and tabulation services for the Annual Meeting. All costs of the solicitation of proxies will be borne by us. We pay for the cost of proxy preparation and solicitation, including the reasonable charges and expenses of brokerage firms, banks, trusts or nominees for forwarding proxy materials to street name holders. In addition, our directors, officers and employees may solicit proxies by telephone or other means of communication personally. Our directors, officers and employees will receive no additional compensation for these services other than their regular compensation.

Vote Tabulation

Votes will be tabulated by Broadridge Financial Solutions, Inc.

Inspector of Election

The Board has appointed a representative of Broadridge Financial Solutions, Inc. as Inspector of Election for the Annual Meeting.

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Results of the Vote

We expect to announce preliminary voting results at the Annual Meeting and publish preliminary or final voting results in a Form 8-K within four business days following the meeting. If only preliminary voting results are available for reporting in the Form 8-K, we will amend the Form 8-K to report final voting results within four business days after the final voting results are known.

Other Information

Proposals for the 2025 Annual Meeting of Stockholders

Proposals for inclusion in our proxy statement

A stockholder who wishes to present a proposal for inclusion in our proxy statement for the 2025 Annual Meeting of Stockholders pursuant to Exchange Act Rule 14a-8 must submit such proposal to the Secretary at our principal executive offices. Proposals must be received no later than the close of business on December 10, 2024, or such other date that we announce in accordance with SEC rules and our By-Laws. Proposals must comply with all requirements of Exchange Act Rule 14a-8. Submitting a proposal does not guarantee its inclusion, which is governed by SEC rules and other applicable requirements.

Other stockholder proposals and director nominations

Under the notice provision of our By-Laws, for director nominations or other business to be properly brought before an annual meeting by a stockholder where such nominees or business is not to be included in our proxy statement, the stockholder must deliver notice in writing to our Secretary, at our principal executive offices, not later than the close of business on February 21, 2025, nor earlier than the close of business on January 22, 2025. The notice must contain the notice and informational requirements described under Section 1.11 of our By-Laws and applicable SEC rules, including, as appropriate, those set forth in Rule 14a-19 of the Exchange Act. The Chair of the meeting may refuse to acknowledge or introduce any stockholder nomination or business if it was not timely submitted or does not comply with our By-Laws.

Incorporation by Reference

To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing of the Company under the Securities Act or the Exchange Act, the sections of this Proxy Statement entitled “Report of the Audit Committee” (to the extent permitted by the rules of the SEC) and “Compensation and Talent Committee Report” shall not be deemed to be so incorporated, unless specifically provided otherwise in such filing.

Annual Report on Form 10-K

We will provide to stockholders without charge, upon written request, a hard copy of our Form 10-K, including financial statements and financial statement schedules, but without exhibits. We will also furnish to requesting stockholders any exhibit to the Form 10-K upon the payment of reasonable expenses incurred by us in furnishing such exhibit. Requests should be directed to Investor Relations at our principal executive offices or by emailing your request to ir@equitable.com. The Form 10-K, along with all of our other SEC filings, may also be accessed at https://ir.equitableholdings.com or at the website of the SEC at www.sec.gov.

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Forward-Looking Statements

FORWARD-LOOKING STATEMENTS

This Proxy Statement may contain information that includes or is based upon forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “expects,” “believes,” “anticipates,” “intends,” “seeks,” “aims,” “plans,” “assumes,” “estimates,” “projects,” “should,” “would,” “could,” “may,” “will,” “shall” or variations of such words are generally part of forward-looking statements. Forward-looking statements are made based on management’s current expectations and beliefs concerning future developments and their potential effects upon the Company. In particular, these include statements relating to future actions, prospective products or services, future performance or results of current and anticipated products or services, expenses, the outcome of contingencies such as legal proceedings, trends in operations and financial results.

Any or all forward-looking statements may turn out to be wrong. They can be affected by inaccurate assumptions or by known or unknown risks, trends and uncertainties. Many such factors will be important in determining the actual future results of the Company. These statements are based on current expectations and the current economic environment. They involve a number of risks and uncertainties that are difficult to predict. These statements are not guarantees of future performance. Actual results could differ materially from those expressed or implied in the forward-looking statements. Risks, uncertainties, and other factors that might cause such differences include the risks, uncertainties and other factors identified in the Company’s Annual Report on Form 10-K for the year-ended December 31, 2023 (the “2023 Form 10-K”) filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2024, any Quarterly Reports on Form 10-Q or Current Reports on Form 8-K filed by the Company with the SEC after the date of the 2023 Form 10-K under the captions “Note Regarding Forward-Looking Statements and Information” or “Risk Factors,” and other filings the Company makes with the SEC. The Company does not undertake any obligation to publicly correct or update any forward-looking statement if the Company later becomes aware that such statement is not likely to be achieved. Please consult any further disclosures the Company makes on related subjects in reports to the SEC.

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Appendix A

APPENDIX A:

NON-GAAP FINANCIAL MEASURES

Use of Non-GAAP Financial Measures

In addition to our results presented in accordance with U.S. GAAP, we report Non-GAAP Operating Earnings, Non-GAAP Operating ROE, and Non-GAAP operating common EPS, each of which is a measure that is not determined in accordance with U.S. GAAP. Management principally uses these non-GAAP financial measures in evaluating performance because they present a clearer picture of our operating performance and they allow management to allocate resources. Similarly, management believes that the use of these Non-GAAP financial measures, together with relevant U.S. GAAP measures, provide investors with a better understanding of our results of operations and the underlying profitability drivers and trends of our business. These non-GAAP financial measures are intended to remove from our results of operations the impact of market changes (where there is a mismatch in the valuation of assets and liabilities) as well as certain other expenses which are not part of our underlying profitability drivers or likely to re-occur in the foreseeable future, as such items fluctuate from period-to-period in a manner inconsistent with these drivers. These measures should be considered supplementary to our results that are presented in accordance with U.S. GAAP and should not be viewed as a substitute for the U.S. GAAP measures. Other companies may use similarly titled non-GAAP financial measures that are calculated differently from the way we calculate such measures. Consequently, our non-GAAP financial measures may not be comparable to similar measures used by other companies.

We also discuss certain operating measures, including assets under management and administration and certain other operating measures, which management believes provide useful information about our businesses and the operational factors underlying our financial performance.

Non-GAAP Operating Earnings

Non-GAAP Operating Earnings is an after-tax non-GAAP financial measure used to evaluate our financial performance on a consolidated basis that is determined by making certain adjustments to our consolidated after-tax net income attributable to Holdings. The most significant of such adjustments relates to our derivative positions, which protect economic value and statutory capital, and the variable annuity product Market Risk Benefits. This is a large source of volatility in net income.

Non-GAAP Operating Earnings equals our consolidated after-tax net income attributable to Holdings adjusted to eliminate the impact of the following items:

•

Items related to variable annuity product features, which include: (i) changes in the fair value of market risk benefits and purchased market risk benefits, including the related attributed fees and claims, offset by derivatives and other securities used to hedge the market risk benefits which result in residual net income volatility as the change in fair value of certain securities is reflected in OCI and due to our statutory capital hedge program; and (ii) market adjustments to deposit asset or liability accounts arising from reinsurance agreements which do not expose the reinsurer to a reasonable possibility of a significant loss from insurance risk;

•	Investment (gains) losses, which includes credit loss impairments of securities/investments, sales or disposals of securities/investments, realized capital gains/losses and valuation allowances;

•

Net actuarial (gains) losses, which includes actuarial gains and losses as a result of differences between actual and expected experience on pension plan assets or projected benefit obligation during a given period related to pension, other postretirement benefit obligations, and the one-time impact of the settlement of the defined benefit obligation;

•

Other adjustments, which primarily include restructuring costs related to severance and separation, lease write-offs related to non-recurring restructuring activities, COVID-19 related impacts, net derivative gains (losses) on certain Non-GMxB derivatives, net investment income from certain items including consolidated Variable Interest Entity

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Appendix A

investments, seed capital mark-to-market adjustments, unrealized gain/losses and realized capital gains/losses from sales or disposals of select securities, certain legal accruals; a bespoke deal to repurchase UL policies from one entity that had invested in numerous policies purchased in the life settlement market, which disposed of the risk of additional Cost of Insurance litigation by that entity related to those UL policies, impact of the annual actuarial assumption updates attributable to Liability for Future Policy Benefits (“LFPB”); and

•

Income tax expense (benefit) related to the above items and non-recurring tax items, which includes the effect of uncertain tax positions for a given audit period and a decrease of deferred tax valuation allowance.

In the third quarter of 2023, the Company updated its Non-GAAP Operating Earnings measure to exclude the impact of the annual actuarial assumption update attributable to LFPB as the majority of the earnings volatility attributable to these assumption updates relate to the Company’s Legacy and non-business segment products and as such do not represent the Company’s ongoing revenue generating activities or future business strategy, and impede comparability of operating results period over period. Non-GAAP Operating Earnings in amount of $61 million for the year ended December 31, 2023. The presentation of prior periods was not revised to reflect this modification because the impact to those periods was immaterial.

Also, in the fourth quarter of 2023, the Company updated its Non-GAAP Operating Earnings measure to exclude the impact of realized amounts related to equity classified instruments. The recognition of the realized capital gains and losses from investments in current net investment income is generally considered distortive and not reflective of the Earnings were favorably impacted in the amount of $8 ongoing core business activities of the segments. Operating Earnings in prior periods was not revised to reflect this modification. The impact to Non-GAAP Operating Earnings would have been $36 million favorable for the year ended December 31, 2022 and $50 million unfavorable for the year ended December 31, 2021.

Because Non-GAAP Operating Earnings excludes the foregoing items that can be distortive or unpredictable, management believes that this measure enhances the understanding of the Company’s underlying drivers of profitability and trends in our business, thereby allowing management to make decisions that will positively impact our business.

We use the prevailing corporate federal income tax rate of 21% while taking into account any non-recurring differences for events recognized differently in our financial statements and federal income tax returns as well as partnership income taxed at lower rates when reconciling net income (loss) attributable to Holdings to Non-GAAP Operating Earnings.

The table below presents a reconciliation of net income (loss) attributable to Holdings to Non-GAAP Operating Earnings:

	Year Ended December 31,
(in millions)	2023	2022

Net income attributable to Holdings	$1,302	$2,153
Adjustments related to:
Variable annuity product features(4)	607	(2,193)
Investment losses	713	945
Net actuarial losses related to pension and other post retirement benefit obligations	39	82
Other adjustments(1)(2)	351	605
Income tax expense (benefit) related to above adjustment	(359)	118
Non-recurring tax (benefit) expense items(3)	(959)	16
Non-GAAP Operating Earnings	$1,649	$1,726

(1)

Includes the impact of favorable assumption updates of $40 million for the year ended December 31, 2023. Includes the impact of unfavorable assumption updates of $204 million for the year ended December 31, 2022.

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(2)

Includes certain gross legal expenses related to the Cost of Insurance litigation and claims related to a commercial relationship of $144 million and $218 million for the years ended December 31, 2023 and 2022, respectively. Includes policyholder benefit costs of $75 million for the year ended December 31, 2022. Includes the impact of annual actuarial assumptions updates related to LFPB of $61 million for the year ended December 31, 2023. Prior period impact was immaterial and was not revised.

(3)	Includes Non-GMxB related derivative hedge losses (gains) of $26 million and ($34) million for the years ended December 31, 2023 and 2022, respectively.

(4)	Non-recurring tax items reflect primarily the effect of uncertain tax positions for a given audit period. For the year ended December 31, 2023, includes tax valuation allowance decrease of $1 billion.

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© 2024 Equitable Holdings, Inc. All rights reserved.

EQUITABLE
HOLDINGS

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Paper from responsible sources
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EQUITABLE HOLDINGS, INC. 1345 AVENUE OF THE AMERICAS NEW YORK, NY 10105 ATTN: JESSICA OLICH SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Daylight Time on May 21, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/EQH2024 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Daylight Time on May 21, 2024. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V42265-P02067 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY EQUITABLE HOLDINGS, INC. The Board of Directors recommends you vote FOR each of the nominees for election in Proposal 1: 1. Election of nine directors for a one-year term ending at the 2025 Annual Meeting of Stockholders; Nominees: For Against Abstain 1a. Francis A. Hondal 1b. Arlene Isaacs-Lowe 1c. Daniel G. Kaye 1d. Joan Lamm-Tennant 1e. Craig MacKay 1f. Mark Pearson 1g. Bertram L. Scott 1h. George Stansfield 1i. Charles G.T. Stonehill The Board of Directors recommends you vote FOR proposals 2 and 3. 2. Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for fiscal year 2024; and 3. Advisory vote to approve the compensation paid to our named executive officers. For Against Abstain NOTE: Any such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof will be voted on by the proxies in their discretion. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Annual Report and Proxy Statement are available at www.proxyvote.com. V42266-P02067 EQUITABLE HOLDINGS, INC. Annual Meeting of Stockholders May 22, 2024 8:00 AM EDT This proxy is solicited by the Board of Directors The stockholder(s) hereby appoint(s) José Ramón González and Jessica M. Olich, or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of EQUITABLE HOLDINGS, INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held live via the Internet at 8:00 AM, EDT on May 22, 2024, and any adjournment or postponement thereof. You can virtually attend the meeting online by visiting www.virtualshareholdermeeting.com/EQH2024. This proxy, when properly executed, will be voted as directed by the stockholders. If no such direction is made, this proxy will be voted “For” election to the Board of Directors of the nominees listed under Proposal 1, and “For” Proposals 2 and 3. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting. Continued and to be signed on reverse side